================================================================================


                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,
                                    Depositor

                         GE CAPITAL LOAN SERVICES, INC.,
                                    Servicer

                       LEND LEASE ASSET MANAGEMENT, L.P.,
                                Special Servicer

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 10, 2000

                                  $738,733,448

                   Chase Commercial Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates

                                  Series 2000-2


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms..................................................4
Section 1.02  Certain Calculations..........................................51


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans and Loan REMIC Interests.........52
Section 2.02  Acceptance by Trustee.........................................55
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Mortgage Loan Sellers' Repurchase or
               Substitution of Mortgage Loans for Defects in
               Mortgage Files and Breaches of Representations and
               Warranties...................................................56
Section 2.04  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests.........................................59


                                   ARTICLE III

                               ADMINISTRATION AND

                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to Act
               as Special Servicer; Administration of the Mortgage
               Loans........................................................60
Section 3.02  Collection of Mortgage Loan Payments..........................62
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts...........................................63
Section 3.04  The Certificate Account, the Lower-Tier and
               Upper-Tier Distribution Accounts and the Excess
               Interest Distribution Account................................66
Section 3.05  Permitted Withdrawals From the Certificate Account
               and the Distribution Accounts................................69
Section 3.06  Investment of Funds in the Certificate Account, the
               Interest Reserve Account and the REO Account.................73
Section 3.07  Maintenance of Insurance Policies; Errors and
               Omissions and Fidelity Coverage..............................75
Section 3.08  Enforcement of Due-On-Sale Clauses; Assumption
               Agreements...................................................77
Section 3.09  Realization Upon Defaulted Mortgage Loans.....................79
Section 3.10  Trustee to Cooperate; Release of Mortgage Files...............82
Section 3.11  Servicing Compensation........................................83
Section 3.12  Inspections; Collection of Financial Statements...............86
Section 3.13  Annual Statement as to Compliance.............................89
Section 3.14  Reports by Independent Public Accountants.....................89
Section 3.15  Access to Certain Information.................................90
Section 3.16  Title to REO Property; REO Account............................90
Section 3.17  Management of REO Property....................................91
Section 3.18  Sale of Defaulted Mortgage Loans and REO Properties...........94
Section 3.19  [Intentionally Omitted.]......................................96
Section 3.20  Modifications, Waivers, Amendments and Consents...............96
Section 3.21  Transfer of Servicing Between Servicer and Special
               Servicer; Record Keeping; Asset Status Report...............100
Section 3.22  Sub-Servicing Agreements.....................................103
Section 3.23  Representations, Warranties and Covenants of the
               Servicer....................................................106
Section 3.24  Representations, Warranties and Covenants of the
               Special Servicer............................................107
Section 3.25  Interest Reserve Account.....................................109
Section 3.26  Excess Interest Distribution Account.........................109
Section 3.27  Lease Enhancement Policies...................................110


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................111
Section 4.02  Statements to Certificateholders; CMSA Investor
               Reporting Package (IRP)s....................................119
Section 4.03  P&I Advances.................................................124
Section 4.04  Allocation of Collateral Support Deficit.....................125
Section 4.05  Appraisal Reductions.........................................126
Section 4.06  Certificate Deferred Interest................................126
Section 4.07  Grantor Trust Reporting......................................127


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................128
Section 5.02  Registration of Transfer and Exchange of Certificates........129
Section 5.03  Book-Entry Certificates......................................136
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............139
Section 5.05  Persons Deemed Owners........................................139
Section 5.06  Appointment of Paying Agent..................................139


                                   ARTICLE VI

                               THE DEPOSITOR, THE
       SERVICER, THE SPECIAL SERVICER And the directing certificateholder

Section 6.01  Liability of the Depositor, the Servicer and the
               Special Servicer............................................141
Section 6.02  Merger, Consolidation or Conversion of the Depositor,
               the Servicer or the Special Servicer........................141
Section 6.03  Limitation on Liability of the Depositor, the
               Servicer, the Special Servicer and Others...................141
Section 6.04  Depositor, Servicer and Special Servicer Not to
               Resign......................................................143
Section 6.05  Rights of the Depositor in Respect of the Servicer
               and the Special Servicer....................................144
Section 6.06  Rating Agency Fees...........................................144
Section 6.07  The Directing Certificateholder..............................144


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Servicer and Special Servicer
               Termination.................................................147
Section 7.02  Trustee to Act; Appointment of Successor.....................151
Section 7.03  Notification to Certificateholders...........................152
Section 7.04  Waiver of Events of Default..................................153
Section 7.05  Trustee as Maker of Advances.................................153


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee............................................154
Section 8.02  Certain Matters Affecting the Trustee........................155
Section 8.03  Trustee and Paying Agent Not Liable for Validity or
               Sufficiency of Certificates or Mortgage Loans...............156
Section 8.04  Trustee May Own Certificates.................................157
Section 8.05  Fees and Expenses of Trustee; Indemnification of
               Trustee.....................................................157
Section 8.06  Eligibility Requirements for Trustee.........................157
Section 8.07  Resignation and Removal of the Trustee.......................158
Section 8.08  Successor Trustee............................................159
Section 8.09  Merger or Consolidation of Trustee...........................160
Section 8.10  Appointment of Co-Trustee or Separate Trustee................160
Section 8.11  Appointment of Custodians....................................161
Section 8.12  Access to Certain Information................................161
Section 8.13  Representations and Warranties of the Trustee................163


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans..............................................165
Section 9.02  Additional Termination Requirements..........................167


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

Section 10.01 REMIC Administration.........................................168
Section 10.02 Depositor, Servicer and Special Servicer to Cooperate
               with Paying Agent...........................................172
Section 10.03 Use of Agents................................................173


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................174
Section 11.02 Recordation of Agreement; Counterparts.......................176
Section 11.03 Limitation on Rights of Certificateholders...................176
Section 11.04 Governing Law................................................177
Section 11.05 Notices......................................................177
Section 11.06 Severability of Provisions...................................178
Section 11.07 Grant of a Security Interest.................................178
Section 11.08 Successors and Assigns; Beneficiaries........................179
Section 11.09 Article and Section Headings.................................179
Section 11.10 Notices to the Rating Agencies...............................179

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class B Certificate
Exhibit A-4       Form of Class C Certificate
Exhibit A-5       Form of Class D Certificate
Exhibit A-6       Form of Class E Certificate
Exhibit A-7       Form of Class F Certificate
Exhibit A-8       Form of Class G Certificate
Exhibit A-9       Form of Class H Certificate
Exhibit A-10      Form of Class I Certificate
Exhibit A-11      Form of Class J Certificate
Exhibit A-12      Form of Class K Certificate
Exhibit A-13      Form of Class L Certificate
Exhibit A-14      Form of Class M Certificate
Exhibit A-15      Form of Class X Certificate
Exhibit A-16      Form of Class R Certificate
Exhibit A-17      Form of Class LR Certificate
Exhibit A-18      Form of Class S Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         [Intentionally Omitted]
Exhibit F         Form of Request for Release
Exhibit G         Form of ERISA Representation Letter
Exhibit H         Form of Statement to Certificateholders
Exhibit I         Form of Omnibus Assignment
Exhibit J         Form of Operating Statement Analysis Report


                                    SCHEDULES

Schedule 1        Computerized Database Information
Schedule 2        Mortgage Loans Containing Additional Debt
Schedule 3        Mortgage Loans which represent over 2% of the Initial
                  Pool Balance
Schedule 4        Mortgage Loans which Initially Pay Interest Only
Schedule 5        Mortgage Loans which are Not Defeasance Loans

            This Pooling and Servicing Agreement (the "Agreement"), is dated and effective as of June 10, 2000, among Chase Commercial Mortgage Securities Corp., as Depositor, GE Capital Loan Services, Inc., as Servicer, Lend Lease Asset Management, L.P., as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial and multifamily mortgage loans (the "Mortgage Loans"). As provided herein, the Paying Agent shall elect or shall cause an election to be made to treat the Trust Fund (exclusive of the Excess Interest, the Excess Interest Distribution Account and the Loan REMIC Residual Interest) for federal income tax purposes as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", and each, a "REMIC").

            The Depositor intends that the Colorado Square Loan be held as an asset of a single-loan REMIC (the "Loan REMIC"), that the Loan REMIC Regular Interest be held as an asset of the Lower-Tier REMIC, and that the Loan REMIC Residual Interest be held by the Trustee on behalf of the Holders of the Class LR Certificates. The portion of the Trust Fund consisting of the Excess Interest, the Excess Interest Distribution Account and the Loan REMIC Residual Interest shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. The Class LR Certificates and the Class S Certificates will represent the sole interests in the Grantor Trust for federal income tax purposes.

The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                UPPER-TIER REMIC

     Class        Pass-Through Rate         Original         Original Rating
  Designation        (per annum)       Certificate Balance   Moody's/Fitch(1)
  -----------     -----------------    -------------------   ----------------

Class A-1               7.5430%           $118,980,000            Aaa/AAA
Class A-2               7.6310%           $442,457,420            Aaa/AAA
Class B                 7.7820% (2)        $26,779,086            Aa2/AA
Class C                 7.9280% (2)        $34,166,423             A2/A
Class D                 8.0240% (2)        $12,004,419             A3/A-
Class E                 8.1222% (3)        $23,085,420           Baa2/BBB
Class F                 8.1222% (3)        $12,927,835           Baa3/*
Class G                 6.6500%            $12,927,835            Ba1/*
Class H                 6.6500%            $18,468,337            Ba2/*
Class I                 6.6500%             $5,540,501            Ba3/*
Class J                 6.6500%             $7,387,334             B1/*
Class K                 6.6500%             $7,387,335             B2/*
Class L                 6.6500%             $3,693,667             B3/*
Class M                 6.6500%            $12,927,835              */*
Class X               (4)                      (5)                Aaa/AAA
Class R                None

--------------

(1) The Certificates marked with an asterisk have not been rated by the applicable Rating Agency.

(2) The Pass-Through Rate for any Distribution Date for each of the Class B, Class C and Class D, Certificates will be the lesser of (i) 7.7820%, 7.9280% and 8.0240% per annum, respectively and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates for the Class B, Class C and Class D Certificates for the first Distribution Date are approximately 7.7820%, 7.9280% and 8.0240% per annum, respectively.

(3) The Pass-Through Rate for any Distribution Date for the Class E and Class F Certificates will be the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.15% per annum. The Pass-Through Rate for each of the Class E and Class F Certificate for the first Distribution Date is approximately 8.1222%

(4) The Pass-Through Rate for any Distribution Date for the Class X Certificates will be the Class X Pass-Through Rate. The Pass-Through Rate of the Class X Certificates for the first Distribution Date is approximately 0.6966% per annum.

(5) The Class X Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal. Interest will accrue on the Components of such Class at the Component Pass-Through Rates thereof on the Notional Amounts thereof. The Notional Amount of each Component for any Distribution Date will be equal to the Lower-Tier Principal Amount of the respective Uncertificated Lower-Tier Interest for such Distribution Date, which will be equal to the Certificate Balance of the Related Certificates as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date. The original Notional Amount of the Class X Certificates is $738,733,447.

(6) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

            The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class X Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates. The Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LI, Class LJ, Class LK, Class LL and Class LM Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC created hereunder and the Loan REMIC Residual Interest will be evidenced by the Class LR Certificates.

            The following table sets forth the initial Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

                                LOWER-TIER REMIC
  Class                                                Original Lower-Tier
Designation                    Interest Rate            Principal Amount
-----------                    -------------            ----------------

Class LA-1                           (1)                  $118,980,000
Class LA-2                           (1)                  $442,457,420
Class LB                             (1)                   $26,779,086
Class LC                             (1)                   $34,166,423
Class LD                             (1)                   $12,004,419
Class LE                             (1)                   $23,085,420
Class LF                             (1)                   $12,927,835
Class LG                             (1)                   $12,927,835
Class LH                             (1)                   $18,468,337
Class LI                             (1)                    $5,540,501
Class LJ                             (1)                    $7,387,334
Class LK                             (1)                    $7,387,335
Class LL                             (1)                    $3,693,667
Class LM                             (1)                   $12,927,835
Class LR                           None(2)                     None(2)

--------------

(1) The interest rate for each Class of Uncertificated Lower-Tier Interests shall be the Weighted Average Net Mortgage Rate.

(2) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount constituting assets of the Loan REMIC or remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Loan REMIC or the Lower-Tier Distribution Account, as applicable).

            As of close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $738,733,448.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.
                         -------------

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Certificates (other than the Class S Certificates, Class X Certificates and the Residual Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class outstanding immediately prior to such Distribution Date (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). With respect to any Distribution Date and the Class X Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the Notional Amount of such Class (provided, that for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 2 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Administrative Cost Rate": The sum of the Servicing Fee Rate and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan.

            "Advance":  Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event":  As defined in Section 10.01(g).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent":  As defined in Section 5.02(c)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Prepayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York and the State of Maryland; and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee and the Paying Agent by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) in the definition of Appraisal Reduction.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer on or prior to the first Determination Date following the date the Special Servicer receives or performs such Appraisal equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals (the costs of which shall be paid by the Servicer as an Advance) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) with an outstanding principal balance equal to or in excess of the lesser of $2,000,000 or 2% of the then-current aggregate Stated Principal Balance of the Mortgage Loans or (2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) with an outstanding principal balance less than the lesser of $2,000,000 or 2% of the then-current aggregate Stated Principal Balance of the Mortgage Loans and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan over (ii) the sum of, as of the Due Date occurring in the month of such Distribution Date, (A) to the extent not previously advanced by the Servicer or Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums and ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 90 days of the Appraisal Reduction Event (or with respect to the reduction event set forth in Clause (ii) of the definition of Appraisal Reduction Event, within such 120 days set forth therein), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until such time as such appraisal or valuation referred to above is received and the Appraisal Reduction is calculated. Within 90 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid as a Servicing Advance); provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (ii) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal within the 120 day period set forth in such clause (ii), which Appraisal shall be delivered by the Special Servicer to the Servicer, the Trustee and the Paying Agent and the Paying Agent shall deliver such Appraisal to each Holder of a Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificate within 15 days of receipt or preparation by Special Servicer.

            With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments (for such purposes taking into account any amendment or modification of such Mortgage Loan)), the Special Servicer shall, (a) within 30 days of each annual anniversary of the related Appraisal Reduction Event, (b) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (c) at such time as the Special Servicer has notice of a material defect in such Appraisal, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance. Based upon such Appraisal, the Special Servicer shall redetermine and report to the Paying Agent and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or valuation, as applicable, with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan; provided the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of such appraisal or valuation, as applicable.

            Any Mortgage Loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan and remains current for twelve consecutive Monthly Payments (for such purposes taking into account any amendment or modification of such Mortgage Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Amount": With respect to any Distribution Date,
(i) with respect to the Certificates, an amount equal to the product of (a) the applicable per annum Pass-Through Rate on the Class of Certificates to which the Appraisal Reduction is allocated (or each such Pass-Through Rate if such Appraisal Reduction is allocated to more than one such Class), and (b) the sum of all Appraisal Reductions with respect to such Distribution Date (or, if such Appraisal Reduction is allocated to more than one Class of Certificates, the portion thereof allocated to each such Class) or (ii) with respect to each Mortgage Loan for such Distribution Date, an amount equal to the product of (a) the applicable per annum Pass-Through Rate on the Class of Certificates to which the Appraisal Reduction is allocated (or each such Pass-Through Rate if such Appraisal Reduction is allocated to more than one such Class), and (b) the Appraisal Reduction with respect to such Mortgage Loan with respect to such Distribution Date.

            "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) the third anniversary of the date on which the first extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not decrease the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) the date on which a receiver has been appointed, (v) 60 days after a Mortgagor declares bankruptcy, (vi) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor, (vii) 30 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to a Mortgage Loan unless the borrower has delivered to the Servicer on the related Maturity Date a written refinancing commitment reasonably satisfactory in form and substance to the Servicer which provides that such refinancing will occur within 60 days and (viii) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent MAI appraiser selected by the Servicer or Special Servicer, as applicable.

            "Asset Status Report":  As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification of such Mortgage Loan, and
(b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

            "Authenticating Agent": Any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Lower-Tier Distribution Account (exclusive of any investment income contained therein) as of the close of business on the Business Day preceding the related P&I Advance Date, exclusive of (without duplication):

                (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period;

                (ii) all Principal Prepayments (together with any related
                    payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Due Period), Liquidation Proceeds or Insurance and Condemnation Proceeds received after the end of the related Due Period;

                (iii) all amounts payable or reimbursable to any Person from the
                    Certificate Account pursuant to clauses (ii) - (xvi), inclusive, and clause (xviii) of Section 3.05(a);

                (iv) all amounts payable or reimbursable to any Person from the
                    Lower-Tier Distribution Account pursuant to clauses (ii) -
                    (v), inclusive, of Section 3.05(b);

                (v) Excess Interest;

                (vi) all Prepayment Premiums and Yield Maintenance Charges;

                (vii) all amounts deposited in the Certificate Account or the
                    Lower-Tier Distribution Account, as the case may be, in error; and

                (viii) with respect to the Interest Reserve Loans and any
                    Distribution Date relating to each Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.25;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Certificate Account for such Distribution Date pursuant to
                Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made); and

            (d) for the Distribution Date occurring in each March, the Withheld
                Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.25(b).

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach":  As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, the State of Texas, the office of the Certificate Registrar or the city and state in which the Corporate Trust Office of the Trustee or principal place of business of the Servicer or the Special Servicer is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2000-2, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": The custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in
Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates, the Class S Certificates and the Class X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)). The Certificate Balance of the Loan REMIC Regular Interest corresponds to the Stated Principal Balance of the Colorado Square Loan.

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to 8 places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor or any Affiliate of either shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer or Depositor, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer and Special Servicer shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and, provided further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the Servicer's rights, if any) or any of their Affiliates as a member of the Controlling Class. The Trustee shall be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Chase":  The Chase Manhattan Bank.

            "Chase Sub-Servicing Agreement": As defined in Section 3.22(c).

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) Class designation.

            "Class A Certificate": Any Class A-1 or Class A-2 Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto.

            "Class A-1 Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LA-1 Uncertificated Interest.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.5430%.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class A-2 Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LA-2 Uncertificated Interest.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.6310%.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class B Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LB Uncertificated Interest.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 7.7820%.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class C Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LC Uncertificated Interest.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 7.9280%.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class D Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LD Uncertificated Interest.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 8.0240%.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class E Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LE Uncertificated Interest.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate less 0.15%.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-7 hereto.

            "Class F Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LF Uncertificated Interest.

            "Class F Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate less 0.15%.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class G Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LG Uncertificated Interest.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.6500%.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-9 hereto.

            "Class H Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LH Uncertificated Interest.

            "Class H Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.6500%.

            "Class I Certificate": A Certificate designated as "Class I" on the face thereof, in the form of Exhibit A-10 hereto.

            "Class I Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LI Uncertificated Interest.

            "Class I Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.6500%.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-11 hereto.

            "Class J Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LJ Uncertificated Interest.

            "Class J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.6500%.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-12 hereto.

            "Class K Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LK Uncertificated Interest.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.6500%.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-13 hereto.

            "Class L Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LL Uncertificated Interest.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.6500%.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-14 hereto.

            "Class M Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LM Uncertificated Interest.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.6500%.

            "Class LA-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LI Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-17 hereto.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-16 hereto.

            "Class S Certificate": A Certificate designated as "Class S" on the face thereof, in the form of Exhibit A-18 hereto.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Regular Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificate": A Certificate designated as "Class X" on the face thereof, in the form of Exhibit A-15 hereto.

            "Class X Notional Amount": For any date of determination, a notional amount equal to the aggregate of the Lower-Tier Principal Amounts of the Uncertificated Lower-Tier Interests as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution Date), and in the case of the first Distribution Date, as of the Closing Date.

            "Class X Pass-Through Rate": A per annum rate equal to the weighted average of the Pass-Through Rates on the Class A-1 Component, the Class A-2 Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G Component, the Class H Component, the Class I Component, the Class J Component, the Class K Component, the Class L Component and the Class M Component (each, a "Component Pass-Through Rate"), weighted on the basis of their respective Notional Amounts. The Component Pass-Through Rate on the Class A-1 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-1 Pass-Through Rate. The Component Pass-Through Rate on the Class A-2 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-2 Pass-Through Rate. The Component Pass-Through Rate on the Class B Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class B Pass-Through Rate. The Component Pass-Through Rate on the Class C Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class C Pass-Through Rate. The Component Pass-Through Rate on the Class D Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class D Pass-Through Rate. The Component Pass-Through Rate on the Class E Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class E Pass-Through Rate. The Component Pass-Through Rate on the Class F Component is a per annum rate equal to the Weighted Average Net Mortgage Rate Minus the Class F Pass-Through Rate. The Component Pass-Through Rate on the Class G Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class G Pass-Through Rate. The Component Pass-Through Rate on the Class H Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class H Pass-Through Rate. The Component Pass-Through Rate on the Class I Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class I Pass-Through Rate. The Component Pass-Through Rate on the Class J Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class J Pass-Through Rate. The Component Pass-Through Rate on the Class K Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class K Pass-Through Rate. The Component Pass-Through Rate on the Class L Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class L Pass-Through Rate. The Component Pass-Through Rate on the Class M Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class M Pass-Through Rate.

            "Closing Date": June 28, 2000.

            "CMSA":  the Commercial Mortgage Securities Association.

            "CMSA Investor Reporting Package (IRP)": The monthly report to be prepared by the Servicer and delivered to the Trustee, the Paying Agent, the Special Servicer, the Depositor and each Rating Agency pursuant to Section 4.02(b), in electronic medium, which electronic medium is reasonably acceptable to the Paying Agent and the Servicer, containing such information as is set forth in Section 4.02(b) regarding the Mortgage Loans and such other information as will permit the Paying Agent to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish or make available statements to Certificateholders pursuant to Section 4.02 and containing such additional information as the Servicer, the Special Servicer and the Paying Agent may from time to time agree.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Collateral Support Deficit":  As defined in Section 4.04.

            "Colorado Square Loan": The Mortgage Loan identified as Loan No. 30 on the Mortgage Loan Schedule.

            "Commission":  The Securities and Exchange Commission.

            "Component": Any of the Class A-1 Component, the Class A-2 Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G Component, the Class H Component, the Class I Component, the Class J Component, the Class K Component, the Class L Component and the Class M Component.

            "Component Pass-Through Rate": Has the meaning set forth in the definition of Class X Pass-Through Rate.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class M Certificates.

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administrator, Ref. Chase Commercial Mortgage Securities Corp., Series 2000-2, (telecopy number (410) 884-2372).

            "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan), and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer) the Special Servicer has returned servicing of such Mortgage Loan to the Servicer pursuant to Section 3.21(a).

            "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Servicer and relating to the origination and servicing of any Mortgage Loan.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": June 10, 2000.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period, provided, that with respect to the Mortgage Loans indicated on Schedule 4, which pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the amortization schedule indicated on Schedule 4).

            "Default Interest": With respect to any Mortgage Loan which is in default pursuant to the terms of the related Mortgage Loan Documents for any related Due Period, all interest accrued in respect of such Mortgage Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of the related default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan outstanding from time to time during such Due Period.

            "Defaulted Mortgage Loan": A Mortgage Loan that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

            "Defaulting Party":  As defined in Section 7.01(b).

            "Defect":  As defined in Section 2.02(e).

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate":  As defined in Section 5.01(a).

            "Denomination":  As defined in Section 5.01(a).

            "Depositor": Chase Commercial Mortgage Securities Corp., a New York corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules":  As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the immediately succeeding Business Day.

            "Directing Certificateholder": The Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) of any Certificate Deferred Interest for such Distribution Date.

            "Distribution Accounts": Collectively, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account.

            "Distribution Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following, provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date in the month in which such Distribution Date occurs, commencing in July 2000.

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date and any Mortgage Loan, the period commencing on the day immediately succeeding the Due Date occurring in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a Business Day, any payments received with respect to the Mortgage Loans relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

            "Eligible Account": Either (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) (1) the long-term unsecured debt obligations of which are rated at least (A) "AA-" by Fitch, or, if not rated by Fitch, at least "AA-" or its equivalent by another nationally recognized statistical rating agency if the deposits are to be held in such account 30 days or more and (B) "Aa3" by Moody's, or (2) or the short-term debt obligations of which have a short-term rating of not less than "F-1+" from Fitch, or, if not rated by Fitch, at least "F-1+" or its equivalent by another nationally recognized statistical rating agency if the deposits are to be held in such account for less than 30 days and "P-1" from Moody's, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, (ii) a segregated account or accounts maintained with Bankers Trust Company so long as it is rated at least "Aa3" by Moody's and "AA-" by Fitch, or, if not rated by Fitch, at least "AA-" or its equivalent by another nationally recognized statistical rating agency or (iii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the Fannie Mae Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a non-multifamily property, and including investigation of lead based paint, radon and asbestos.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(c)(i)(A).

            "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan after the Anticipated Prepayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate account or accounts by the Paying Agent pursuant to Section 3.04(c), which shall be entitled "The Chase Manhattan Bank, as Paying Agent, in trust for the registered Holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2, Excess Interest Distribution Account," and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Fannie Mae":  Fannie Mae or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "Final Recovery Determination": A good faith reasonable determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by either Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to
Section 3.18(b), or by the Special Servicer, the Holders of the Controlling Class, the Servicer or the Holders of the Class LR Certificates pursuant to
Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer's judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "Fitch": Fitch, Inc., and its successors in interest.

            "Freddie Mac": Freddie Mac or any successor.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of the Loan REMIC Residual Interest, the Excess Interest and amounts held from time to time in the Excess Interest Distribution Account.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof and (iii) is not connected with the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Depositor, the Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof, as the case may be.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust, delivered to the Trustee and the Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standards.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interest Distribution Amount": With respect to any Class of Regular Certificates for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates for such Distribution Date.

            "Interest Reserve Account": The trust account created and maintained by the Paying Agent pursuant to Section 3.25 in the name of "The Chase Manhattan Bank, as Paying Agent, in trust for the registered holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2, Interest Reserve Account", into which the amounts set forth in Section
3.25 shall be deposited directly and which must be an Eligible Account.

            "Interest Reserve Loans": The Actual/360 Mortgage Loans; provided, that in the case of the Colorado Square Loan, the term "Interest Reserve Loan" shall refer to the Loan REMIC Regular Interest.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account":  As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Due Period (or the related grace period), whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Due Period (including any grace period), whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Due Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "Lease Enhancement Policy": A non-cancelable credit tenant lease enhancement insurance policy that insures against certain losses, such as lease termination and rent abatement events, arising out of casualty or condemnation of the related Mortgaged Property.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b); or (v) such Mortgage Loan is purchased by the Special Servicer, the Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to
Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01.

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a modification of the terms of the related Mortgage Loan) with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) attributable to principal related to such liquidated Specially Serviced Mortgage Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii)(A), (iv) or (v) of the definition of Liquidation Proceeds.

            "Liquidation Fee Rate":  A rate equal to 1.0%.

            "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received by or paid to the Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) (A) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b) or (B) any other sale thereof pursuant to Section 3.18(c); (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; or (v) the purchase of a Mortgage Loan or REO Property by the Holders of the Controlling Class, the Special Servicer, the Servicer or the Holders of the Class LR Certificates pursuant to Section 9.01.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan at the time of determination, and the denominator of which is the Original Value of the related Mortgaged Property.

            "Loan REMIC": The REMIC constituted by the Colorado Square Loan.

            "Loan REMIC Declaration": That certain REMIC Declaration dated May 31, 2000 with respect to the Colorado Square Loan.

            "Loan REMIC Interests": Collectively, the Loan REMIC Residual Interest and the Loan REMIC Regular Interest.

            "Loan REMIC Regular Interest": The uncertificated "regular interest," within the meaning of Code Section 860G(a)(1), in the Loan REMIC issued pursuant to the Loan REMIC Declaration. The principal balance of the Loan REMIC Regular Interest shall equal the principal balance of the Colorado Square Loan (or, if applicable, the deemed principal balance of any successor REO Loan) outstanding from time to time. Payments and other collections of amounts received on or in respect of the Colorado Square Loan (or any related REO Property) and allocable (in accordance with Section 1.02) to interest on, principal of and/or Prepayment Premiums or Yield Maintenance Charges in respect of such Mortgage Loan (or any successor REO Loan) shall be deemed paid on the Loan REMIC Regular Interest at the time such amounts are so received. The terms of the Loan REMIC Regular Interest are otherwise set forth in the Loan REMIC Declaration.

            "Loan REMIC Residual Interest": The uncertificated "residual interest," within the meaning of Code Section 860G(a)(2), in the Loan REMIC issued pursuant to the Loan REMIC Declaration.

            "Lower-Tier Distribution Account": The segregated account or accounts created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "The Chase Manhattan Bank, as Paying Agent, in trust for the registered Holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2, Lower-Tier Distribution Account". Any such account or accounts shall be an Eligible Account.

            "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Lower-Tier REMIC": One of three separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans (exclusive of Excess Interest), any REO Property with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, the Interest Reserve Account and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC; provided, that the Colorado Square Loan (exclusive of Excess Interest, if any), collections thereon and any related REO Property acquired in respect thereof shall be held as assets of the related Loan REMIC, and the related Loan REMIC Regular Interest and collections thereon shall be held as assets of the Lower-Tier REMIC.

            "MAI":  Member of the Appraisal Institute.

            "Majority Controlling Class Certificateholder": As of any date, the Controlling Class Certificateholder owning a majority of the Percentage Interests in the Controlling Class.

            "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "Moody's": Moody's Investors Service, Inc., and its successors in interest.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder and without respect to any Excess Interest.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee or leasehold interest in the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to any Mortgage Loan, but subject to
Section 2.01, collectively the following documents:

            (i) the original Mortgage Note, bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2, without recourse, representation or warranty, express or implied";

            (ii) the original Mortgage (or a certified copy thereof from the applicable recording office) and originals (or certified copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form, executed by the Mortgage Loan Seller to "Norwest Bank Minnesota, National Association, as trustee for the registered holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2";

            (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the applicable Mortgage Loan Seller to "Norwest Bank Minnesota, National Association, as trustee for the registered holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2";

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, executed by the applicable Mortgage Loan Seller to "Norwest Bank Minnesota, National Association, as trustee for the registered holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2";

            (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof in connection with the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a written commitment, interim binder or the proforma title insurance policy, dated as of the date the related Mortgage Loan was funded;

            (x) the original or copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan and any intervening assignments;

            (xi) all UCC Financing Statements and continuation statements or copies thereof, as filed, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing acceptable to the Trustee sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and to transfer such security interest to the Trustee;

            (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

            (xiii) with respect to any Mortgage Loans with Additional Debt, a subordination agreement, pursuant to which such Additional Debt will be fully subordinated to such Mortgage Loan;

            (xiv) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

            (xv) with respect to any Mortgage Loan secured by a ground lease, the related ground lease;

            (xvi) with respect to any Mortgage Loan secured by a credit tenant lease, the related lease;

            (xvii) any Lease Enhancement Policies with respect to any Mortgage Loans secured by a credit tenant lease;

            (xviii) the original of any letter of credit securing such Mortgage Loan; and

            (xix) with respect to the Colorado Square Loan, the originals or copies of the Loan REMIC Declaration;

provided, however, that whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

            (i) the loan i.d. number (as specified in Exhibit A to the Prospectus);

            (ii) the Mortgagor's name;

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at origination;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the applicable Servicing Fee Rate;

            (xii) whether the Mortgage Loan is an Actual/360 Mortgage Loan;

            (xiii) whether such Mortgage Loan has an Anticipated Prepayment
      Date;

            (xiv) the Revised Rate of such Mortgage Loan, if any;

            (xv) whether such Mortgage Loan is secured by the related Mortgagor's interest in a ground lease;

            (xvi) identifying any Mortgage Loans with which such Mortgage Loan is cross-defaulted or cross-collateralized;

            (xvii) the originator of such Mortgage Loan;

            (xviii) whether such Mortgage Loan has a guarantor;

            (xix) whether such Mortgage Loan is secured by a letter of credit;
      and

            (xx) whether such Mortgage Loan (a) is a credit tenant lease loan or
      (b) is insured by a Lease Enhancement Policy.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) The Chase Manhattan Bank, a New York banking corporation, or its respective successors in interest and (2) General Electric Capital Corporation, a New York corporation or its respective successors in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Excess Rate; (ii) any Mortgage Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date; provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360 day year consisting of twelve 30 day months, then, solely for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan (or the Loan REMIC Regular Interest in the case of the Colorado Square Loan) for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note and (iii) any REO Loan, the annual rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The real property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Investment Earnings": With respect to either the Certificate Account or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to either the Certificate Account or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan, REO Loan (other than the Colorado Square Loan) or Loan REMIC Regular Interest, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan (or the Loan REMIC Regular Interest in the case of the Colorado Square Loan) will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" endorsed and put forth by the Mortgage Bankers Association and the CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable good faith judgment of the Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan. The determination by the Servicer or the Trustee, as applicable, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent and the Depositor, in the case of the Servicer, and to the Depositor and the Paying Agent, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is or would be nonrecoverable.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable good faith judgment of the Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent, the Special Servicer and the Depositor, in the case of the Servicer, and to the Depositor and the Paying Agent, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee will be entitled to conclusively rely on the Servicer's determination that a Servicing Advance is or would be nonrecoverable.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class S, Class R or Class LR Certificate.

            "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            "Notional Amount": In the case of the Class X Certificates, the Class X Notional Amount. In the case of each Component, the amount set forth in the applicable definition thereof.

            "Offered Certificates": The Class A, Class B, Class C, Class D, Class E and Class X Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee, as the case may be.

            "Operating Statement Analysis Report": As defined in Section
3.12(c).

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Paying Agent and the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC, Lower-Tier REMIC or Loan REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust or (d) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X Notional Amount, the initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 or
Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the 12th day of the month in which such Distribution Date occurs, or if such 12th day is not a Business Day, the Business Day immediately succeeding such date.

            "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class I Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate and the Class X Pass-Through Rate.

            "Paying Agent": The Chase Manhattan Bank, a New York banking corporation, or any successor appointed thereto pursuant to Section 5.06 or any successor paying agent appointed hereunder.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent late payment charges or Default Interest, other than a Prepayment Premium, Yield Maintenance Charge or Excess Interest.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Class S or a Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one year or less after the date of issuance; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing;

            (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in 1 year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of Moody's and Fitch or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as evidenced in writing;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of 1 year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one year or less from the date of issuance, which debt obligations are rated in the highest rating categories of each of Moody's and Fitch or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as specified in writing by each of the Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in 1 year or less after the date of issuance thereof and which is rated in the highest rating category of each of Moody's and Fitch or their equivalent by two nationally recognized rating agencies;

            (vi) money market funds, rated in the highest rating categories of each of Moody's and Fitch and

            (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case (a) the investment shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of any of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code or result in imposition of a tax on such Loan REMIC, Upper-Tier REMIC or Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee" Any Person who is a Qualified Institutional Buyer.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Placement Agent":  Chase Securities Inc.

            "Plan":  As defined in Section 5.02(c).

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, provided, it is assumed that each Mortgage Loan with an Anticipated Prepayment Date prepays on such date.

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment; provided that no amounts shall be considered Prepayment Premiums until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time.

            "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeded (b) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero.

            "Prospectus": The Prospectus dated June 12, 2000, as supplemented by the Prospectus Supplement dated June 22, 2000, relating to the offering of the Offered Certificates.

            "Purchase Price": With respect to any Mortgage Loan (and the related Loan REMIC Interest) to be purchased by a Mortgage Loan Seller pursuant to
Section 3 of the related Mortgage Loan Purchase Agreement, by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b), or by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01 or to be otherwise sold pursuant to Section 3.18(c), a price equal to:

            (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

            (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase; plus

            (iii) all related unreimbursed Servicing Advances and accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan; plus

            (iv) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

            "Qualified Bidder": As defined in Section 7.01(e).

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A" by Fitch (or, if not rated by Fitch, at least "A-IX" by A.M. Best Company) and "A2" by Moody's and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A" by Fitch (or, if not rated by Fitch, at least "A-IX" by A.M. Best Company) and "A2" by Moody's or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan;
(vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File;
(ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Directing Certificateholder in its reasonable discretion; provided that the Directing Certificateholder shall cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan after the aggregate of the outstanding principal balance of all Qualified Substitute Mortgage Loans which were previously substituted for a deleted Mortgage Loan exceeds 10% of the aggregate principal balance of all Mortgage Loans as of the Cut-off Date; (xv) prohibit defeasance within two years of the Closing Date and (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. Any Qualified Substitute Mortgage Loan substituted for the Colorado Square Loan shall be an asset solely of the Loan REMIC. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": As to each Class of Certificates, July 15, 2032, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

            "Rating Agency": Each of Moody's and Fitch or their successors in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer, and specific ratings of Moody's and Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registrar Office":  As defined in Section 5.02(a).

            "Regular Certificate": Any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class X Certificates.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(e) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate and shall be compounded monthly.

            "Related Certificates" and "Related Uncertificated Lower-Tier Interest": For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates set forth below and for the following Classes of Certificates, the related Class of Uncertificated Lower-Tier Interests set forth below:

                                                Related Uncertificated
   Related Certificate                            Lower-Tier Interest
   -------------------                          ----------------------

  Class A-1 Certificate                   Class LA-1 Uncertificated Interest

  Class A-2 Certificate                   Class LA-2 Uncertificated Interest

  Class B Certificate                     Class LB Uncertificated Interest

  Class C Certificate                     Class LC Uncertificated Interest

  Class D Certificate                     Class LD Uncertificated Interest

  Class E Certificate                     Class LE Uncertificated Interest

  Class F Certificate                     Class LF Uncertificated Interest

  Class G Certificate                     Class LG Uncertificated Interest

  Class H Certificate                     Class LH Uncertificated Interest

  Class I Certificate                     Class LI Uncertificated Interest

  Class J Certificate                     Class LJ Uncertificated Interest

  Class K Certificate                     Class LK Uncertificated Interest

  Class L Certificate                     Class LL Uncertificated Interest

  Class M Certificate                     Class LM Uncertificated Interest

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lend Lease Asset Management, L.P., as Special Servicer, for the benefit of Norwest Bank Minnesota, National Association, as trustee, in trust for registered Holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2, REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

            "REO Extension":  As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer, or the Trustee, as applicable, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(e) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer or the Trustee in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt (exclusive of any portion that constitutes Excess Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the Servicing Standards of the Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Charges and (ii) Excess Interest and other amounts, in that order.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit F attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President, Assistant Secretary, corporate trust officer or assistant corporate trust officer in the corporate trust department of the Trustee and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Prepayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due in respect of the Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to
Section 4.03 in respect of a preceding Distribution Date, prior to, the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either (i) paid by the Mortgagor as of the Business Day preceding the related P&I Advance Date (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and
(b) all Balloon Payments to the extent received during the related Due Period (including any applicable grace periods), and to the extent not included in clause (a) above.

            "Securities Act":  The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Servicer": GE Capital Loan Services, Inc. and its successor in interest and assigns, or any successor Servicer appointed as herein provided.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, the Trustee or the Special Servicer, as applicable, in connection with the servicing and administering of
(a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, but not limited to, the cost of
(i) compliance with the Servicer's obligations set forth in Section 3.03(c),
(ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) - (iv) of the definition of "Liquidation Proceeds", (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

            "Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

            "Servicing Fee Rate": A rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate", in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan.

            "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer and the Special Servicer to the Paying Agent, the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing Released Bid":  As defined in Section 7.01(e).

            "Servicing Retained Bid":  As defined in Section 7.01(e).

            "Servicing Standards":  As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the following events:

            (i) a payment default shall have occurred on such Mortgage Loan other than a Balloon Mortgage Loan at its original maturity date, or if the original maturity date of such Mortgage Loan has been extended, a payment default occurs on such Mortgage Loan at its extended maturity date; provided that, in the case of a Balloon Payment, it shall be a Servicing Transfer Event if such payment is more than 60 days delinquent and (i) the Mortgagor has not delivered to the Servicer a written refinancing commitment on such maturity date reasonably satisfactory in form and substance to the Servicer or (ii) such Balloon Payment has not been paid within 60 days of receiving such written refinancing commitment; or

            (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

            (iii) the date upon which the Servicer determines that a payment default is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

            (iv) the date upon which a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, and being entered against the related Mortgagor; provided that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, such Mortgage Loan shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

            (v) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) a default of which the Servicer has notice (other than a failure by such Mortgagor to pay principal or interest) and which in the opinion of the Servicer materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified, 60 days); or

            (viii) the Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

            "Similar Law": As defined in Section 5.02(c).

            "Special Servicer": Lend Lease Asset Management, L.P., a Texas limited partnership, or any successor Special Servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan and on the basis of a 360-day year with twelve 30-day months.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

            (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed to Certificateholders on or before such date of determination;

            (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

            (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

            In the case of the Colorado Square Loan, the Stated Principal Balance thereof shall equal the Certificate Balance of the related Loan REMIC Regular Interest. With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination; and

            (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

            A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L or Class M Certificate.

            "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loans as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage or Mortgage Loans.

            "Successful Servicing Bidder": As defined in Section 7.01(e).

            "Successful Sub-Servicing Bidder": As defined in Section 3.22(g).

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Loan REMIC, the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit":  As defined in Section 5.02(d).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter":  As defined in Section 5.02(d).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on such Mortgage Loans on or before the Cut-off
Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, any Servicing Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans; (v) the Loan REMIC Regular Interest and the Loan REMIC Residual Interest and (vi) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13 and 16 of each Mortgage Loan Purchase Agreement.

            "Trustee": Norwest Bank Minnesota, National Association, a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(e).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

            "Trustee Fee Rate": A rate equal to 0.0021% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan as of the preceding Distribution Date.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LI, Class LJ, Class LK, Class LL and Class LM Uncertificated Interests.

            "Underwriters": Chase Securities Inc. and Salomon Smith Barney Inc.

            "Underwritten Debt Service Coverage Ratio": With respect to any Mortgage Loan, the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date, except with respect to those Mortgage Loans identified on Schedule 4 where Monthly Payments pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, but for purposes of this definition only, shall be assumed to include interest and principal (based upon the amortization schedule length indicated on Schedule 4).

            "Underwritten Net Cash Flow": With respect to any Mortgaged Property, the estimated annual revenue derived from the use and operation of such Mortgaged Property, less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of:

            (a) all Principal Prepayments received on the Mortgage Loans during the related Due Period; and

            (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans during the related Due Period, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The segregated account or accounts created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "The Chase Manhattan Bank, as Paying Agent, in trust for the registered Holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2, Upper-Tier Distribution Account". Any such account or accounts shall be an Eligible Account.

            "Upper-Tier REMIC": One of the three separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates, and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately preceding such time. None of the Class S Certificates, the Class R Certificates nor the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period); provided, that in the case of the Colorado Square Loan, "Mortgage Loan" shall refer to the Loan REMIC Regular Interest.

            "Withheld Amounts":  As defined in Section 3.25(a).

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan.

            "Workout Fee Rate": A fee of 1.0% of each collection (other than Excess Interest and Default Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan or REO Loan, the yield maintenance charge set forth in the related Mortgage Loan documents; provided that no amounts shall be considered Yield Maintenance Payments until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02 Certain Calculations.
                         --------------------

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Special Servicer, the Paying Agent or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

            (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to
      Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to
      Section 4.06(b).

            (iv) For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related Loan Documents may provide otherwise.

                               [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans and Loan REMIC Interests.
                         -----------------------------------------------------

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer and convey to the Trustee, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests) all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 9, 11, 13 and 16 of each of the Mortgage Loan Purchase Agreements, (iii) the Loan REMIC Interests and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 2, 3, 9, 11, 13 and 16 of each of the Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 8, 10 and 12 thereof in connection with any exercise of rights under such assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 8, 10 and 12 in connection therewith. The Paying Agent shall administer the Loan REMIC in accordance with Section 10.01(c) hereof.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned, with copies to the Servicer. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File," to be a true and complete copy of the original thereof submitted for recording), with evidence of recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by such Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clauses (iii), (v), (vii) or (xi) of the definition of "Mortgage File" solely because of the unavailability of recording information as to any existing document or instrument, such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit I; provided that all required original assignments with respect to such Mortgage Loan, in fully complete and recordable form, are delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit). Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xviii) of the definition of Mortgage File, the Servicer shall be permitted to hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such document a copy thereof to the Trustee together with an Officer's Certificate of the Mortgage Loan Seller certifying that such document has been delivered to the Servicer. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Servicer to draw on such letter of credit.

            (c) Except under the circumstances provided for in the last sentence of this subsection (c), the Trustee, at the related Mortgage Loan Seller's expense, shall as to each Mortgage Loan, promptly (and in any event within 75 days of the later of the Closing Date and the Trustee's actual receipt of the related documents) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii), (v) and (vii) of the definition of "Mortgage File" and each UCC-3 to the Trustee referred to in clause (xi) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. If any such document or instrument is determined to be incomplete or not to meet the filing requirements of the jurisdiction in which it is recorded or filed, or is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein on or about 180 days after the Closing Date, the Trustee shall prepare or cause to be prepared at the expense of the related Mortgage Loan Seller a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii), (v) or (vii) of the definition of "Mortgage File," or to file any UCC-3 to the Trustee referred to in clause (xi) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (which opinion shall not be an expense of the Trustee or the Trust Fund) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time) that are not required to be a part of a Mortgage File in accordance with the definition thereof together with copies of all documents in each Mortgage File, shall be delivered to the Servicer on or before the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests).

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the applicable Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

            Section 2.02 Acceptance by Trustee.
                         ---------------------

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02 and to any exceptions noted on the Trustee Exception Report, of the applicable documents specified in clause (i) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, of the Loan REMIC Regular Interest and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

            (b) Within 90 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall certify in writing to each of the Rating Agencies, Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (provided it shall have identified itself, and furnished to the Trustee a notice address for the delivery of such certificate) and the Mortgage Loan Sellers that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed thereto, (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) through (xviii) (or, with respect to clause (xviii), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File", as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and
(iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iii) (other than zip code), (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct. With respect to each Mortgage Loan listed on an exception report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing to each of the Depositor, the Servicer, the Special Servicer and the applicable Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed thereto (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) through (xviii) (or, with respect to clause (xviii), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File", as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iii) (other than zip code), (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii), (xiii), (xiv) and (xv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File not to have been properly executed or, subject to Section 2.01(b), not to have been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Servicer, the Special Servicer and the applicable Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending December 31, 2000 until June 30, 2002 and annually thereafter as of December 31st), by providing a written report (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in form reasonably acceptable to the Trustee and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office). The Special Servicer shall deliver each Trustee Exception Report to the Directing Certificateholder upon request.

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.
------------------------------------------------------------------------------

            (a) The Depositor hereby represents and warrants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

In the case of the Colorado Square Loan, such representations, warranties and covenants shall also apply to the Loan REMIC Regular Interest.

            (b) If any Certificateholder, the Servicer, the Special Servicer, the Paying Agent or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in, or required to be made with respect to a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to, the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, such Certificateholder, the Servicer, the Special Servicer, the Paying Agent or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Servicer, the Special Servicer, the Mortgage Loan Sellers, the Paying Agent, the Trustee and the Directing Certificateholder and shall request that the applicable Mortgage Loan Seller, not later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of such notice or the Mortgage Loan Seller's discovery of such Breach, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan (together with the Loan REMIC Interests, if applicable) at the applicable Purchase Price or in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (and the Loan REMIC Interests, if applicable) (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if such Breach and Defect is capable of being cured but not within such 90-day period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within such 90-day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan) and provided, further, that with respect to such additional 90-day period the Mortgage Loan Seller shall have delivered an Officer's Certificate to the Rating Agencies and the Trustee setting forth the reason such Breach or Defect is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the additional 90-day period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interest of Certificateholders therein, and such Mortgage Loan (and the Loan REMIC Interests, if applicable) shall be repurchased no later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of a notice of such Defect or Breach or the Mortgage Loan Seller's discovery of such Breach or Defect. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price are to be deposited by wire transfer in the Certificate Account.

            (c) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of the Trustee, the Servicer and the Special Servicer of a trust receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 3 of the related Mortgage Loan Purchase Agreement.

            (d) Section 3 of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements.

            (e) The Trustee and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests), enforce the obligations of the applicable Mortgage Loan Seller under Section 3 of the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Trustee or the Special Servicer, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Trustee and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) out of general collections on the Mortgage Loans on deposit in the Certificate Account.

            (f) In connection with the repurchase of the Colorado Square Loan pursuant to or as contemplated by this Section 2.03, the Paying Agent shall effect a "qualified liquidation" of the Loan REMIC in accordance with the REMIC Provisions.

            Section 2.04 Execution of Certificates; Issuance of Uncertificated
                         Lower-Tier Interests.
                         -----------------------------------------------------

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans, the Loan REMIC Regular Interest and the Loan REMIC Residual Interest and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i) acknowledges and hereby declares that it holds the Loan REMIC Regular Interest on behalf of the Lower-Tier REMIC and the Holders of the Certificates and holds the Loan REMIC Residual Interest on behalf of the Holder of the Class LR Certificates, (ii) acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor and (iii) acknowledges the authentication and delivery of the Class LR Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans (other than Excess Interest), the Loan REMIC Regular Interest and the Loan REMIC Residual Interest, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

                               [End of Article II]

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as
                         Special Servicer; Administration of the Mortgage Loans.
                         -------------------------------------------------------

            (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans it is obligated to service pursuant to this Agreement on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests) (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (i) any relationship that the Servicer, the Special Servicer or any Affiliate of the Servicer or the Special Servicer may have with any Mortgagor, any Mortgage Loan Seller, or any other parties to this Agreement; (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any Affiliate of the Servicer or Special Servicer, as applicable;
(iii) the Servicer's obligation to make Advances; (iv) the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or Special Servicer; and
(vi) any obligation of the Servicer or any of its affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the Mortgage Loan (the foregoing, collectively referred to as the "Servicing Standards"). Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties; provided, that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports to the Certificateholders, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Mortgage Loans which are not Specially Serviced Mortgage Loans; provided, that the Special Servicer shall make the inspections, use its reasonable best efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12.

            (b) Subject only to the Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans and applicable law, the Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer.

            (c) To the extent the Servicer is permitted pursuant to the terms of the related Mortgage Loan documents to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor.

            (d) The relationship of each of the Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The Servicer (or the Special Servicer with respect to Escrow Payments held by the Special Servicer, if any) shall, to the extent permitted by the related Mortgage Loan documents and consistent with the Servicing Standards, permit Escrow Payments to be invested only in Permitted Investments.

            Section 3.02 Collection of Mortgage Loan Payments.
                         ------------------------------------

            (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards), provided, that with respect to the Mortgage Loans that have Anticipated Prepayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Servicer and Special Servicer (including the Special Servicer and in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the maturity date of the related Mortgage Loan or the outstanding principal balance of such Mortgage Loan has been paid in full; provided, that the Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Loan Documents. Consistent with the foregoing, the Servicer, or the Special Servicer each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.

            (b) All amounts collected on any Mortgage Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds, Liquidation Proceeds or payments received under any Lease Enhancement Policies with respect to any Mortgage Loan shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement to the Servicer and/or the Trustee for any related Servicing Advances and interest thereon as provided herein): first, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Mortgage Loan then due and owing; third, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan, including, without limitation, Penalty Charges, Prepayment Premiums, Yield Maintenance Charges and Excess Interest and fourth, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance. Notwithstanding the preceding, such provisions shall not be deemed to affect the priority of distribution of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds), or a payment of rent under a credit tenant lease (in the case of a Lease Enhancement Policy) and then paid by the Mortgagor under the Mortgage Loan in accordance with the preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans and applicable law, the Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

            (d) In the event that the Servicer or Special Servicer receives Excess Interest in any Due Period, or receives notice from the related Mortgagor that the Servicer or Special Servicer will be receiving Excess Interest in any Due Period, the Servicer or Special Servicer, as applicable, will promptly notify the Paying Agent. Subject to the provisions of Section 3.02(a) hereof, neither the Servicer nor the Special Servicer shall be responsible for any such Excess Interest not collected after notice from the related Mortgagor.

            Section 3.03 Collection of Taxes, Assessments and Similar Items;
                         Servicing Accounts.
                         ---------------------------------------------------

            (a) The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents or in Permitted Investments. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Servicer or the Trustee for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan and as described below or, if not so required, to the Servicer; (v) withdraw amounts deposited in error or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan.

            (b) The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or by the Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan. The Servicer or, with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan, the Special Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standards. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standards and for all Mortgage Loans, the Servicer shall advance with respect to each related Mortgaged Property (including any REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, the Servicer shall not be required to make such advance until the earlier of five Business Days after the Servicer or the Trustee, as applicable, has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Servicer and the Trustee no less than five Business Days' written (facsimile) notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Mortgage Loan or REO Property. The Special Servicer shall, with respect to any Servicing Advance required to be made on an emergency or urgent basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments) make such advance unless such advance would constitute a Nonrecoverable Advance. In addition, the Special Servicer shall provide the Servicer and the Trustee with such information in its possession as the Servicer or the Trustee, as applicable, may reasonably request to enable the Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The failure by the Servicer to make any required Servicing Advance as and when due shall constitute an Event of Default under Section 7.01(a)(iii) and, to the extent the Trustee has actual knowledge of such failure, the Trustee shall make such Servicing Advance pursuant to Section 7.05.

            (d) No more frequently than once per calendar month, the Special Servicer may require the Servicer, and the Servicer shall be obligated, out of the Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this
Section 3.03(d), the Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Section 3.03(e) below at the same time, in the same manner and to the same extent as the Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding the foregoing provisions of this Section 3.03(d), the Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is a Nonrecoverable Servicing Advance. The Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer out of the Certificate Account pursuant to Section 3.03(e) below. The Special Servicer shall provide the Servicer with any information the Servicer reasonably requests to determine whether any Servicing Advance would be a Nonrecoverable Advance.

            (e) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a), each of the Servicer, the Special Servicer and the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account.

            (f) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(f), the Servicer shall, in accordance with the Servicing Standards, determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the later of July 15, 2001 and the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Certificate Account, the Lower-Tier and Upper-Tier
                         Distribution Accounts and the Excess Interest Distribution Account.
                         ------------------------------------------------------

            (a) The Servicer shall establish and maintain, or cause to be established and maintained, a Certificate Account in which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans (net of the Servicing Fees), including Excess Interest, Prepayment Premiums, Yield Maintenance Charges and Penalty Charges;

            (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Servicer, the Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01);

            (iv) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

            (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

            The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Certificate Account. If the Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of
Section 3.11(b) and any other terms hereof.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) above with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within 1 Business Day such amounts to the Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Servicer for deposit into the Certificate Account pursuant to
Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            Funds in the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.

            (b) The Paying Agent, on behalf of the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests), shall establish and maintain the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Interest Reserve Account in trust for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests). The Trustee hereby authorizes the Paying Agent to make deposits in and withdrawals from the Distribution Accounts in accordance with the terms of this Agreement. The Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clause (a)(iv), (a)(vii) and (c) and (d) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account.

            The Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Interest Reserve Account shall be maintained as segregated accounts separate from other accounts.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the second preceding paragraph, the Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Lower-Tier Distribution Account:

            (i) [reserved]

            (ii) any P&I Advances required to be made by the Servicer in accordance with Section 4.03;

            (iii) any Liquidation Proceeds paid by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

            (iv) any Yield Maintenance Charges or Prepayment Premiums; and

            (v) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            All such amounts deposited in respect of the Colorado Square Loan shall be deemed to be distributed in respect of the Loan REMIC Regular Interest and the Loan REMIC Residual Interest as set forth in the Loan REMIC Declaration.

            If, as of 4:00 p.m., New York City time, on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) are required to be delivered hereunder, the Servicer shall not have delivered to the Paying Agent for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement, the Servicer shall pay the Paying Agent interest on such late payment at the Prime Rate from the time such payment was required to be made (without regards to any grace period) until such late payment is received by the Paying Agent.

            The Paying Agent shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein. In the event the Trustee receives any amounts required to be remitted to the Paying Agent or the Lower-Tier Distribution Account pursuant to the terms hereof, the Trustee shall remit such amounts as soon as possible, but in no event later than one Business Day following receipt. The Trustee shall remit to the Paying Agent for deposit in the Lower-Tier Distribution Account any P&I Advances required to be made by it in accordance with Section 7.05.

            Promptly on each Distribution Date, the Paying Agent shall withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

            Funds on deposit in the Interest Reserve Account and/or the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account shall be located at Bankers Trust Company. The Servicer shall give notice to the Trustee, the Paying Agent, the Special Servicer and the Depositor of the location of the Certificate Account and of any new location of the Certificate Account prior to any change thereof. As of the Closing Date, the Excess Interest Distribution Account, the Interest Reserve Account, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account shall be located at the offices of the Paying Agent. The Paying Agent shall give notice to the Trustee, the Servicer and the Depositor of the location of the Upper-Tier Distribution Account and the Lower-Tier Distribution Account and of the new location of the Distribution Accounts prior to any change thereof.

            (c) Prior to any Collection Period during which Excess Interest is received, and upon notification from the Servicer or Special Servicer pursuant to Section 3.02(d), the Paying Agent, on behalf of the Certificateholders shall establish and maintain the Excess Interest Distribution Account in the name of the Paying Agent in trust for the benefit of the Class S Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. Prior to the applicable Distribution Date, the Servicer shall remit to the Paying Agent for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period.

            Following the distribution of Excess Interest to Class S Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Paying Agent shall terminate the Excess Interest Distribution Account.

            Section 3.05 Permitted Withdrawals From the Certificate Account and
                         the Distribution Accounts.
                         ------------------------------------------------------

            (a) The Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

            (i) to remit to the Paying Agent for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) and Section 3.04(c) or that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to pay (A) itself unpaid Servicing Fees and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable, the Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to pay the Special Servicer any unpaid Special Servicing Fees in respect of each Specially Serviced Loan or REO Loan, as applicable, remaining unpaid out of general collections on the Mortgage Loans and REO Properties;

            (iii) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan), for unreimbursed P&I Advances, the Servicer's or the Trustee's right to reimburse itself pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Mortgage Loans and REO Loans with respect to which such P&I Advances were made;

            (iv) to reimburse itself , the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), for unreimbursed Servicing Advances, the Servicer's, the Special Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

            (v) to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), out of general collections on the Mortgage Loans and REO Properties for Nonrecoverable Advances previously made or to pay itself out of general collections on the Mortgage Loans and REO Properties, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

            (vi) at such time as it reimburses itself or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), for (a) any unreimbursed P&I Advance pursuant to clause
      (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(e) and 3.11(c) or (c) any Nonrecoverable Advances pursuant to clause
      (v) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon;

            (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under
      Section 3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under Section 3 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

            (ix) [reserved];

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) and (B) Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11(c); and (b) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), Penalty Charges on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and are not needed to pay interest on Advances or the costs of inspections, all in accordance with Section 3.11(c));

            (xi) to recoup any amounts deposited in the Certificate Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

            (xiii) to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.16(a) and 10.01(g) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer, the Paying Agent or the Trustee is liable therefor pursuant to Section 10.01(h);

            (xv) to reimburse the Paying Agent out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(d);

            (xvi) to pay itself, the Special Servicer, or the Mortgage Loan Sellers, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvii) to remit to the Paying Agent for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25; and

            (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

            The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

            The Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            (b) The Paying Agent, on behalf of the Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

            (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account and to make distributions on the Class LR Certificates pursuant to section 4.01(b);

            (ii) [Intentionally Omitted];

            (iii) to pay the Trustee accrued but unpaid Trustee Fees;

            (iv) to pay to the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b); and

            (v) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Paying Agent, on behalf of the Trustee, may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to
      Section 4.01 or 9.01, as applicable;

            (ii) [Intentionally Omitted]; and

            (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(iii), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Trustee and second to the Servicer.

            Section 3.06 Investment of Funds in the Certificate Account, the
                         Interest Reserve Account and the REO Account.
                         ---------------------------------------------------

            (a) The Servicer may direct (or direct the Paying Agent to direct in the case of the Interest Reserve Account) any depository institution maintaining the Interest Reserve Account or the Certificate Account (each, for purposes of this Section 3.06, an "Investment Account") and the Special Servicer may direct any depository institution maintaining the REO Account (also for purpose of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and
(ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Servicer (in the case of the Certificate Account) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account or REO Account that is either (i) a "certificated security," as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. Funds on deposit in the Distribution Accounts, if any, shall remain uninvested. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), the Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of the Certificate Account), the Special Servicer (in the case of the REO Account) or the Paying Agent (in the case of the Interest Reserve Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in each of the Certificate Account, and Interest Reserve Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with
Section 3.05(a), 3.05(b) or 3.05(c), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment on deposit in any of the Certificate Account, the Interest Reserve Account or the REO Account, the Servicer (in the case of the Certificate Account and the Interest Reserve Account) and the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date provided, that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions
                         and Fidelity Coverage.
                         -------------------------------------------------------

            (a) The Servicer shall use its reasonable best efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Note, or if the Mortgagor does not so maintain, shall itself maintain, for each Mortgage Loan all insurance coverage as is required under the related Mortgage (to the extent that the Trustee has an insurable interest and such insurance coverage is available at commercially reasonable rates, consistent with the Servicing Standards); provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Servicer shall impose such insurance requirements as are consistent with the Servicing Standards. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan. All Insurance Policies maintained by the Servicer or the Special Servicer shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans other than REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents), (v) be noncancellable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards and the provisions of the related Mortgage Loan) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Servicer as a Servicing Advance and will be charged to the related Mortgagor and (ii) shall not, for purposes thereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Servicing Advance.

            (b) (i) If the Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as administrator and Servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standards, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

            (ii) If the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming the Servicer on behalf of the Trustee (or the Trustee in the case of the Special Servicer) as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties and REO Properties. In the event the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer as a Servicing Advance. Such master single interest or force-placed policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single or force-placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation set forth in the related Mortgage Loan documents for the original policy that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Servicer's and the Special Servicer's, as applicable, officers and employees and other persons acting on behalf of the Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as the long term debt or the deposit obligations or claims-paying ability of the Servicer (or its immediate or remote parent) is rated at least "A" by Fitch and "A2" by Moody's, the Servicer shall be allowed to provide self-insurance with respect to a fidelity bond and an Errors and Omissions Insurance Policy. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, for Fannie Mae or Freddie Mac. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect. The Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            (d) At the time the Servicer determines in accordance with the Servicing Standard that any Mortgaged Property shall be in a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use reasonable efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs.

            (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

            Section 3.08 Enforcement of Due-On-Sale Clauses; Assumption
                         Agreements.
                         ----------------------------------------------

            (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

            (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer, or with respect to each Specially Serviced Mortgage Loan, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standards.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer, or with respect to each Specially Serviced Mortgage Loan, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standards.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Sections 3.20 and 3.08(f), neither the Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08, other than the identity of the Mortgagor pursuant to an assumption agreement.

            (e) Notwithstanding the foregoing, neither the Servicer nor the Special Servicer, as applicable, shall waive any rights under a "due-on-encumbrance" clause with respect to any Mortgage Loan unless it obtains from each Rating Agency a written confirmation that such waiver will not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates. The Servicer shall provide copies of any such waivers to each Rating Agency with respect to each Mortgage Loan and the Special Servicer shall provide copies of any such waivers to the Servicer and each Rating Agency with respect to each Specially Serviced Mortgage Loan. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer, as applicable, shall waive any rights under a "due-on-sale" clause with respect to any of the Mortgage Loans which (together with any Mortgaged Loans cross-collateralized with such Mortgage Loans) represent over 2% of the outstanding principal balance of the pool of Mortgage Loans unless it obtains from each Rating Agency a written confirmation that such waiver would not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust. The Servicer shall provide copies of any such waivers to each Rating Agency with respect to each Mortgage Loan and the Special Servicer shall provide copies of any such waivers to the Servicer and each Rating Agency with respect to each Specially Serviced Mortgage Loan.

            (f) Notwithstanding any other provisions of this Section 3.08 or
Section 3.20, the Servicer may, without any Rating Agency confirmation as provided in clause (e) above or Special Servicer approval, (i) consent to subordination of the related Mortgage Loan to such easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided the Servicer shall have determined in accordance with the Servicing Standards that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property, (ii) grant waivers of minor covenant defaults (other than financial covenants) including late financial statements, (iii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Mortgage Loan documents), and (iv) approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            Section 3.09 Realization Upon Defaulted Mortgage Loans.
                         -----------------------------------------

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing Advance, and the Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv). The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer to the Special Servicer), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(d) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund and may be withdrawn by the Servicer from the Certificate Account at the direction of the Special Servicer); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. The Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests).

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Rating Agencies, the Trustee and the Servicer in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent) and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Paying Agent, the Directing Certificateholder and the Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection
(c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Servicer shall forward, or cause to be forwarded all such reports to the Paying Agent. The Paying Agent shall forward all such reports to each Rating Agency promptly following the receipt thereof and the Certificateholders upon request.

            (f) The Special Servicer, with the reasonable cooperation of the Servicer, shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Special Servicer shall report, via Form 1099C, all forgiveness of indebtedness. The Special Servicer shall deliver a copy of any such report to the Trustee, the Paying Agent and the Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Servicer no later than the next succeeding P&I Advance Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.
                         -----------------------------------------------

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to
Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.11 Servicing Compensation.
                         ----------------------

            (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan and REO Loan. As to each Mortgage Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360 day year consisting of twelve 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to the Colorado Square Loan shall be an expense of the Lower-Tier REMIC in respect of the related Loan REMIC Regular Interest. The Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a). The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

            The Servicer shall be entitled to retain, and shall not be required to deposit in the Certificate Account pursuant to Section 3.04(a), additional servicing compensation in the form of 100% of all assumption, extension, modification and similar fees and all assumption and modification application fees on the Mortgage Loans that are not Specially Serviced Mortgage Loans, to the extent that such fees are paid by the Mortgagor on Mortgage Loans that are not Specially Serviced Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid. In addition, the Servicer shall be entitled to retain as additional servicing compensation any charges for processing borrower requests, beneficiary statements or demands and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a). The Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on the Mortgage Loans and accrued during such time as such Mortgage Loan was not a Specially Serviced Mortgage Loans, but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to pay interest on Advances with respect to the related Mortgage Loan accrued since the related Due Date; (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date) and (iii) interest earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor. The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan and a 360 day year consisting of 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of all assumption, extension and modification fees received on any Specially Serviced Mortgage Loan, but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation. The successor special servicer will not be entitled to any portion of such Workout Fees. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Majority Controlling Class Certificateholder pursuant to Section 3.18(b), the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section
9.01. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Mortgage Loans which accrued during such time as such Mortgage Loan was a Specially Serviced Mortgage Loan, but only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to pay interest on Advances with respect to any other Mortgage Loan or inspection costs otherwise payable by the Trust Fund in accordance with Section 3.12. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account or the REO Account or as a Servicing Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Distribution Date shall be applied to reimburse the Servicer or the Trustee for interest on Advances due on such Distribution Date with respect to the related Mortgage Loan and any Penalty Charges remaining thereafter shall be distributed pro rata to the Servicer and the Special Servicer based upon the amount of Penalty Charges the Servicer or the Special Servicer would otherwise have been entitled to receive during such period without any such application.

            Section 3.12 Inspections; Collection of Financial Statements.
                         -----------------------------------------------

            (a) The Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (a) $2,000,000 or more, at least once every 12 months and (b) less than $2,000,000, at least once every 24 months, in each case commencing in the calendar year 2001; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan. The cost of such inspection by the Special Servicer shall be an expense of the Trust Fund which expense shall be reimbursed to the Trust Fund from Penalty Charges collected on such Specially Serviced Mortgage Loan. The Special Servicer or the Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material, (iv) any visible waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Servicer, respectively, to the other, the Trustee and the Paying Agent within 30 days. The Paying Agent shall deliver a copy of each such report to each Rating Agency and the Controlling Class Certificateholder upon request and to each Holder of a Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificate, upon request (which such request may state that such items be delivered until further notice).

            (b) The Special Servicer or Servicer, as applicable, shall make reasonable efforts to collect promptly from each Mortgagor annual operating statements and rent rolls of the related Mortgaged Property, financial statements of such Mortgagor and any other reports required to be delivered under the terms of the Mortgage Loans, if delivery of such items is required pursuant to the terms of the related Mortgage.

            (c) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Servicer, in the case of any non-Specially Serviced Mortgage Loan shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Servicer and the Special Servicer shall each deliver copies of all the foregoing items so collected thereby to the Paying Agent, the Depositor and each other, in each case within 45 days of its receipt thereof, but in no event, in the case of annual statements, later than June 30th of each year. The Paying Agent shall, upon request, deliver copies of the foregoing items to the Underwriters, the Rating Agencies, the Trustee, Controlling Class Certificateholders, the Mortgage Loan Sellers or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such report prepared by the Servicer or the Special Servicer.

            Within 45 days after receipt by the Servicer of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, but in no event later than June 30th of each year, the Servicer shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the analysis of operations and the Net Operating Income adjustment worksheet (the "Operating Statement Analysis Report"). The Special Servicer shall forward to the Servicer within 5 Business Days of receipt all operating statements and rent rolls received by the Special Servicer from any Mortgagor. All Operating Statements Analysis Reports shall be maintained by the Servicer with respect to each Mortgaged Property and REO Property, and the Servicer shall forward copies thereof (in each case, promptly following the initial preparation and each material revision thereof) to the Paying Agent and the Special Servicer, together with the related operating statements or rent rolls. The Paying Agent shall, upon request and to the extent such items have been delivered to the Paying Agent by the Servicer, deliver to the Trustee, the Underwriters, the Rating Agencies, the Mortgage Loan Sellers, any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such Operating Statement Analysis (or update thereof) and the related operating statement or rent rolls. The Servicer shall maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each Operating Statement Analysis Report shall be substantially in the form of Exhibit J attached hereto (or, at the discretion of the Servicer, provided that no less information is provided than is set forth in Exhibit J in a CMSA format.

            (d) At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Servicer as of such Determination Date: (i) a delinquent loan status report, (ii) a comparative financial status report, (iii) an historical liquidation report; (iv) an historical loan modification report and (v) an REO status report.

            (e) Not later than 3:30 p.m. (New York City time) on the second Business Day after each Determination Date, the Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee and the Paying Agent data files relating to the following reports: (i) to the extent received at the time required, the most recent delinquent loan status report, historical liquidation report, historical loan modification report and REO status report received from the Special Servicer pursuant to Section 3.12(d),
(ii) the most recent CMSA property file report, CMSA loan periodic update file and comparative financial status report (in each case combining the reports prepared by the Special Servicer and Servicer), and (iii) a watch list report with information that is current as of such Determination Date.

            (f) The Special Servicer shall deliver to the Servicer the reports set forth in Section 3.12(c) and Section 3.12(d), and the Servicer shall deliver to the Trustee and the Paying Agent the reports set forth in Section 3.12(e), in an electronic format reasonably acceptable to the Special Servicer, the Paying Agent, the Servicer and the Trustee. The Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(e) and Section 3.12 (d). The Trustee and the Paying Agent may, absent manifest error, conclusively rely on the reports to be provided by the Servicer pursuant to Section 3.12(e). In the case of information or reports to be furnished by the Servicer to the Trustee and the Paying Agent pursuant to
Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12 (c) or Section 3.12(d) the Servicer shall have no obligation to provide such information or reports to the Trustee or the Paying Agent until it has received the requisite information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(e) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(c) or Section 3.12(d) of this Agreement.

            (g) Notwithstanding foregoing, however, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Servicer or Special Servicer so fails because such disclosure, in the good faith reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standards. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            Section 3.13 Annual Statement as to Compliance.
                         ---------------------------------

            Each of the Servicer and the Special Servicer will deliver to the Trustee and the Paying Agent, with a copy to the Depositor, on or before March 20th of each year, beginning March 20, 2001, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it and has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to
Section 8.12 hereof.

            Section 3.14 Reports by Independent Public Accountants.
                         -----------------------------------------

            Each of the Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer or the Special Servicer, as the case may be, the Trustee, the Paying Agent and each Rating Agency, on or before March 20th of each year, commencing with March 20, 2001, a report stating that (i) it has obtained from the Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to the servicing of the Mortgage Loans and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within 1 year of such statement) with respect to those Sub-Servicers.

            Section 3.15 Access to Certain Information.
                         -----------------------------

            Each of the Servicer and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Paying Agent, the Depositor, each Mortgage Loan Seller, each Rating Agency, to the Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and to each Holder of a Class F, Class G, Class H, Class I, Class J, Class K, Class L or Class M Certificate access to any documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders and Certificate Owners shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. The failure of the Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Mortgage Loans that is not confidential.

            Section 3.16 Title to REO Property; REO Account.
                         ----------------------------------

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either
(i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee, the Paying Agent and the Servicer an Opinion of Counsel, addressed to the Trustee, the Paying Agent and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC constituted thereby as defined in Section 860F of the Code or cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within 1 Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section
3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts deposited in the Certificate Account on such date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            (e) The REO Property and the related REO Account with respect to the Colorado Square Loan shall be treated as assets of the related Loan REMIC for all purposes of this Agreement.

            Section 3.17 Management of REO Property.
                         --------------------------

            (a) If title to any REO Property is acquired, the Special Servicer shall cause such REO Property to be managed, conserved, protected, operated and leased for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests) (as determined by the Special Servicer in its good faith and reasonable judgment in accordance with the Servicing Standards). Subject to this Section 3.17, the Special Servicer may allow the Trust Fund to earn "net income from foreclosure property" within the meaning of Code Section 860G(d) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses
      (i) - (iv) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances. The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by the Servicer (upon which the Servicer may conclusively rely) before the date on which the Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee, the Paying Agent and the Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.
                         ---------------------------------------------------

            (a) Each of the Servicer and the Special Servicer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and
Section 9.01.

            (b) In the event that any Mortgage Loan becomes a Defaulted Mortgage Loan and the Special Servicer has determined in good faith that such Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee, the Servicer and the Majority Controlling Class Certificateholder. The Majority Controlling Class Certificateholder, the Special Servicer or the Servicer (in that order) may at its option purchase such Defaulted Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. If the Majority Controlling Class Certificateholder within 30 days of such notice from the Special Servicer fails to indicate in writing to the Special Servicer that it shall purchase the Defaulted Mortgage Loan within 60 days of such notice, and if the Majority Controlling Class Certificateholder fails to so purchase, if the Servicer within 45 days of such notice from the Special Servicer fails to indicate in writing to the Special Servicer that it shall purchase the Defaulted Mortgage Loan within 75 days of such notice, and if the Servicer fails to so purchase, then the Special Servicer may sell the Defaulted Mortgage Loans pursuant to Section 3.18(c) below. The Purchase Price for any Defaulted Mortgage Loan purchased hereunder shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Special Servicer to the effect that such deposit has been made, shall release or cause to be released to the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer, as the case may be, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer (in that order), as the case may be, ownership of such Defaulted Mortgage Loan.

            (c) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to subsection
(b) above, if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would produce a greater recovery on a net present value basis than would any other form of liquidation of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such Defaulted Mortgage Loan in an amount at least equal to the Purchase Price therefor; provided, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such Defaulted Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

            The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. Notwithstanding the foregoing, the Special Servicer shall not be obligated by the foregoing or otherwise to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standards, that rejection of such bid would be in the best interests of the Certificateholders. In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standards, to sell any REO Property prior to two years prior to the Rated Final Distribution Date.

            The Special Servicer shall give the Trustee and the Servicer not less than three Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

            (d) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(c), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer, a Holder of the Controlling Class or an Affiliate of either, and by the Trustee, if the highest bidder is the Special Servicer, a Holder of the Controlling Class or an Affiliate of either. In determining whether any bid received from the Special Servicer, a Holder of the Controlling Class or an Affiliate of either represents a fair price for any Defaulted Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent MAI-designated appraiser or other expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any bid constitutes a fair price for any Defaulted Mortgage Loan or any REO Property, such appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.

            (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (f) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            Section 3.19 [Intentionally Omitted.]

            Section 3.20 Modifications, Waivers, Amendments and Consents.
                         -----------------------------------------------

            (a) Except as set forth in this Section 3.20(a), Section 3.20(i) and
Section 3.08, the Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan, and, except as provided in the following paragraph, Section 3.08(e), Section 3.08(f) and in Section 3.20(d), no Mortgage Loan that is not a Specially Serviced Mortgage Loan may be modified, waived or amended, provided, that the Servicer may agree to extend the maturity date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided, further, that, except as provided in the following sentence, no such extension entered into pursuant to this Section 3.20(a) shall be for a period of more than twelve months from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate and not also the related fee interest, the date ten years prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of a Mortgage Loan for more than twelve months from and after the original maturity date of such Mortgage Loan and the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, the Servicer must provide the Trustee with an opinion of counsel (at the expense of the related Mortgagor) that such extension would not constitute a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Notwithstanding the foregoing, the Servicer may modify or amend the terms of any Mortgage Loan in order to (i) cure any ambiguity or mistake therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that, if the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, such modification or amendment would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan documents or default with respect thereto is not reasonably foreseeable unless either (i) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan, within the meaning of Treasury Regulations Section 1.1001-3, or (ii) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations
Section 1.860G-2(b).

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the provisions of this Section 3.20(b) and Section 3.20(c).

            The Special Servicer shall use its best efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

            (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (a) two years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate and not also the related fee interest, the date occurring ten years prior to the expiration of such leasehold; or

            (ii) reduce the related Net Mortgage Rate on any such Specially Serviced Mortgage Loan to less than the lesser of (a) the original Net Mortgage Rate and (b) 8.0240% per annum; or

            (iii) provide for the deferral of interest unless (a) interest accrues thereon, generally, at the related Mortgage Rate and (b) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the Servicer may agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and
(ii) will not cause (x) any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, the Servicer may not waive the payment of any Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan be made on a Due Date or, if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan.

            (e) In the event of a modification which creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates pursuant to Section 4.06.

            (f) Subject to Section 3.20(c), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor's signature is required by the Special Servicer in accordance with the Servicing Standards).

            (h) Each of the Servicer and the Special Servicer shall notify the Rating Agencies, the Paying Agent, the Mortgage Loan Sellers (if such Mortgage Loan Seller is not a Servicer or Subservicer of such Mortgage Loan or a Certificateholder) and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business
Days) following the execution thereof. In addition, the Special Servicer shall promptly send a copy of such a modification, waiver or amendment to the Servicer. Within 15 days of the Servicer's delivery of the aforesaid modification, waiver or amendment to the Paying Agent or its receipt from the Special Servicer, as applicable, the Paying Agent shall forward a copy thereof to the Trustee and each Holder of a Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificate.

            (i) To the extent that either the Servicer or Special Servicer waives any Penalty Charges in respect of any Mortgage Loan, the respective amounts of additional servicing compensation payable to the Servicer and the Special Servicer out of such Penalty Charges shall be reduced proportionately based upon the respective amounts that had been payable thereto out of such Penalty Charges immediately prior to such waiver.

            (j) Notwithstanding the foregoing, neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and the Servicer or the Special Servicer, as applicable, has received (i) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan in compliance with the requirements of the terms of the related Mortgage Loan documents, (ii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgage Property; provided, however, that to the extent the related Mortgage Loan documents provide the lender with discretion, the Servicer shall require that the related Mortgagor pay the cost of any such opinion as a condition to granting such defeasance, (iii) to the extent required under the related Mortgage Loan documents, or to the extent the Mortgage Loan documents provide the lender with discretion, the Servicer shall require the Mortgagor to establish a single purpose entity to act as a successor borrower, (iv) to the extent permissible under the related Mortgage Loan documents, the Servicer shall use its best efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor borrower and (v) to the extent permissible under the Mortgage Loan documents, the Servicer shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or modification of the then current ratings of the Certificates; provided however, that the Servicer shall not require the related Mortgagor to obtain such written confirmation from Fitch to the extent that such Mortgagor has obtained the certificate required pursuant to clause (i) above, obtained the opinion required pursuant to clause (ii) above and established the single purpose entity pursuant to clause (iii) above unless such Mortgage Loan at the time of such defeasance is one of the ten largest Mortgage Loans by Stated Principal Balance.

            (k) Notwithstanding anything herein or in the related Mortgage Loan Documents to the contrary, the Servicer may permit the substitution of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) in lieu of the defeasance collateral specified in the related Mortgage Loan documents; provided that the Servicer reasonably determines that allowing their use would not cause a default or event of default to become reasonably foreseeable and the Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Mortgage Loan documents) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC and provided further that the requirements set forth in Section 3.20(j) are satisfied.

            (l) If required under the related Mortgage Loan documents or if otherwise consistent with the Servicing Standards, the Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), into which all payments received by the Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan documents. Notwithstanding the foregoing, in no event shall the Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 90 days, unless such amounts are reinvested by the Servicer in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, the Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Collection Account and treat any such payments as payments made on the Mortgage Loan in advance of its Due Date in accordance with clause (a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Collection Account for a period in excess of 365 days.

            Section 3.21 Transfer of Servicing Between Servicer and Special
                         Servicer; Record Keeping; Asset Status Report.
                         --------------------------------------------------

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Servicer shall promptly give notice thereof, and shall deliver the related Mortgage File and Credit File to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Servicer's possession or otherwise available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which will commence upon receipt by the Special Servicer of the Mortgage File. The Servicer shall deliver to the Paying Agent a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section. The Paying Agent shall deliver to each Controlling Class Certificateholder a copy of the notice of such Servicing Transfer Event provided by the Servicer pursuant to this Section

            Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage
Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof, and shall return the related Mortgage File and Credit File to the Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan shall re-commence.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement provided that the Servicer shall only be required to maintain in such records to the extent the Special Servicer has provided such information to the Servicer.

            (d) No later than 30 days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to the Trustee, the Servicer, the Mortgage Loan Sellers (if such Mortgage Loan Seller is not Servicer or Subservicer of such Mortgage Loan), each Rating Agency, each Class M Certificateholder and subsequent Controlling Class Certificateholder certified as such by the Certificate Registrar (who shall also furnish the name and address of each Class M Certificateholder and Controlling Class Certificateholder as set forth in the Certificate Register) and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property, provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Servicer for regular servicing or otherwise realized upon;

            (v) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

            If within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standards or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

            No direction of the Directing Certificateholder shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Paying Agent, the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Servicer's responsibilities under this Agreement.

            (e) Upon receiving notice of the occurrence of the events described in clause (iv) of the definition of Servicing Transfer Event (without regard to the 60 day period set forth therein), the Servicer shall immediately give notice thereof, and shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable best efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Servicer shall use its reasonable best efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event. Upon receiving such documents and information, the Special Servicer shall treat such Mortgage Loan as if it were a Specially Serviced Mortgage Loan. Notwithstanding the foregoing, the occurrence of any event described above shall not in and of itself be considered a Servicing Transfer Event and, unless a Servicing Transfer Event has occurred with respect to a related Mortgage Loan, the Servicer shall continue to act as Servicer and administrator of such Mortgage Loan and no fees shall be payable to the Special Servicer with respect to such Mortgage Loan other than any related modification, assumption or extension fees provided for herein.

            Section 3.22 Sub-Servicing Agreements.
                         ------------------------

            (a) The Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof); (iii) provides that the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty and (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. Any successor Servicer hereunder shall, upon becoming successor Servicer, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer (subject to Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its Servicing Fee as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Servicer shall deliver to the Trustee and the Paying Agent copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Servicer hereunder to make Advances shall be deemed to have been advanced by the Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(e), such interest to be allocable between the Servicer and such Sub-Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, other than Chase. Except as otherwise provided herein, the Special Servicer may not enter into Sub-Servicing Agreements and may not assign any of its servicing obligations hereunder.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement; provided however, with respect to the Sub-Servicing Agreement (the "Chase Sub-Servicing Agreement") with Chase dated as of the date hereof, so long as Chase is an approved master servicer by each of the rating agencies, the Servicer's obligation to monitor Chase shall not require the Servicer to exercise approval rights with respect to the actions of Chase pursuant to the Chase Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer would require were it the owner of the Mortgage Loans. The Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or its designee becomes successor Servicer and assumes the rights and obligations of the Servicer under any Sub-Servicing Agreement, the Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, the Servicer represents and warrants that it shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Servicer shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by the Sub-Servicer, with respect to, or misuse of, any such power of attorney by a Sub-Servicer.

            (g) Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Servicer, the Trustee or such successor Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing, the Trustee and any successor Servicer shall assume the Chase Sub-Servicing Agreement unless Chase has been terminated in accordance with the succeeding paragraph.

            In the event Chase is not an acceptable or approved master servicer to the Rating Agencies at the time the Trustee or a successor Servicer becomes successor Servicer, Chase shall have 30 days after notice from the Trustee or the successor Servicer to either (i) cure such failure or (ii) assign such Subservicing Agreement to a Successful Sub-Servicing Bidder (as defined below). If Chase fails to either (i) cure such failure or (ii) assign such Subservicing Agreement to a Successful Sub-Servicing Bidder, the Trustee or the successor Servicer may terminate the Chase Sub-Servicing Agreement.

            A "Successful Sub-Servicing Bidder" will be any prospective subservicer candidate reasonably acceptable to the Depositor and acceptable to the Rating Agencies, as evidenced by written confirmation from the Rating Agencies that the assumption by such Successful Sub-Servicing Bidder of the Chase Sub-Servicing Agreement will not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, which candidate would be eligible to act as Sub-Servicer hereunder.

            (h) Promptly (but in no event later than 5 Business Days) after the execution of any Sub-Servicing Agreement, the Servicer shall forward a copy of such Sub-Servicing Agreement to the Trustee and the Special Servicer. The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder. With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Special Servicer shall, among other things, remit amounts, deliver reports and information, and afford access to facilities and information to the related Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the Servicer pursuant to the terms hereof within a sufficient period of time to allow the Sub-Servicer to fulfill its obligations under such Sub-Servicing Agreement and in no event later than 1 Business Day prior to the applicable Determination Date (or such other date as specified herein).

            Section 3.23 Representations, Warranties and Covenants of the
                         Servicer.
                         ------------------------------------------------

            (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's certificate of incorporation and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

            (vi) The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.22;

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder; and

            (viii) The Servicer has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. The Servicer shall indemnify the Trustee and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, and reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion arising from, or resulting from a material breach of the Servicer's representations and warranties contained in paragraph (a) above; provided, that such indemnity shall not cover indirect or consequential damages. Such indemnification shall survive any termination or resignation of the Servicer, any resignation or termination of the Trustee and any termination of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the
                         Special Servicer.
                         ------------------------------------------------

            (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree which the Special Servicer or its property is subject;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer, director, manager or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors, managers or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. The Special Servicer shall indemnify the Trustee and the Trust Fund and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a material breach of the Special Servicer's representations and warranties contained in paragraph (a) above. Such indemnification shall survive any termination or resignation of the Special Servicer, the termination or resignation of the Trustee and any termination of the Agreement.

            Section 3.25 Interest Reserve Account.
                         ------------------------

            (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December, the Paying Agent, in respect of the Interest Reserve Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

            (b) On each P&I Advance Date occurring in March, the Paying Agent shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

            Section 3.26 Excess Interest Distribution Account.
                         ------------------------------------

            Prior to the applicable Distribution Date, the Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

            Section 3.27 Lease Enhancement Policies.
                         --------------------------

            Pursuant to each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller will be required to provide written notice (with copies to the Servicer) to each Lease Enhancement Policy insurer within 10 days after the Closing Date, that (i) the Servicer shall be sent notices under each Lease Enhancement Policy and (ii) Norwest Bank Minnesota, National Association, as trustee for the registered holders of the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2, shall be named the insured party under each Lease Enhancement Policy. The Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the Lease Enhancement Policy insurer and using reasonable efforts to perform any actions required under such policy) under each Lease Enhancement Policy to receive the maximum proceeds available under such Lease Enhancement Policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Interests).

                              [End of Section III]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.
                         -------------

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Paying Agent shall transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class X Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

            (ii) second, (A) to the Holders of the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, until the outstanding Certificate Balance of such Class has been reduced to zero and (B) after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Holders of the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 Certificates on such Distribution Date), until the outstanding Certificate Balance of such Class has been reduced to zero;

            (iii) third, to the Holders of the Class A-1 Certificates and the Class A-2 Certificates pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (v) fifth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

            (vi) sixth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (viii) eighth, after the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

            (ix) ninth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xi) eleventh, after the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xiv) fourteenth, after the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C and Class D Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xvii) seventeenth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xx) twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) twenty-second, to the Holders of the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxiii) twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxiv) twenty-fourth, to the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, to the Holders of the Class I Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxvi) twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class I Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class I Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eighth, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxix) twenty-ninth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) thirty-first, to the Holders of the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv) thirty-fifth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates have been reduced to zero, to the Holders of the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eighth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class L Certificates have been reduced to zero, to the Holders of the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class L Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full; and

            (xl) fortieth, to the Holders of the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount and the Lower-Tier Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, respectively, with respect to such Distribution Date.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a) and (c). On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates and its related Component of the Class X Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X Certificates shall be treated as having been paid to the Components pro rata. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount," and shall be made by the Paying Agent by depositing such Lower-Tier Distribution Amount in the Upper-Tier Distribution Account.

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Certificate Balance of the Related Certificates with respect thereto. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The pass-through rate with respect to each Uncertificated Lower-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

            (c) On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

            (d) On each Distribution Date, the Paying Agent shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans or any REO Loans during the related Due Period and shall distribute such amount in respect of the Class LA-1 Uncertificated Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1 Uncertificated Interest has been paid in full).

            (e) On each Distribution Date, the Paying Agent shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Prepayment Premiums and Yield Maintenance Charges actually collected on Mortgage Loans or REO Loans during the related Due Period and remitted in respect of the Class LA-1 Uncertificated Interest pursuant to Section 4.01(d), and shall distribute such amounts to the Holders of Class X Certificates.

            No Prepayment Premiums or Yield Maintenance Charges will be distributed to the Holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class S or Residual Certificates.

            (f) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee and the Paying Agent with wiring instructions no less than 5 Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Paying Agent, the Trustee, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer, the Underwriters or the Placement Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (g) Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

            (h) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Paying Agent shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

            (i) On each Distribution Date, any Excess Interest received with respect to the Mortgage Loans during the related Collection Period shall be distributed to the holders of the Class S Certificates.

            (j) All payments made on the Colorado Square Loan (or subsequently acquired REO Property other than amounts distributable to the Loan REMIC Residual Interest in accordance with the Loan REMIC Declaration) shall be deemed to be paid to the Lower-Tier REMIC before payments are made to the holders of the Uncertificated Lower-Tier Interests pursuant to Sections 4.01(a) or 4.01(d), and shall be treated as principal, interest, Yield Maintenance Charges or Prepayment Premiums, as the case may be, based on these characterizations with respect to the Colorado Square Loan (or REO Property), except where expressly noted and, in addition, any payment of principal on or reduction in the Stated Principal Balance of the Colorado Square Loan shall reduce the principal balance of the Loan REMIC Regular Interest. Any payments on or with respect to the Colorado Square Loan in excess of the principal, interest, Yield Maintenance Charges and Prepayment Premiums distributable on the Loan REMIC Regular Interest shall be distributable to the Class LR Certificate in respect of amounts distributed on the Loan REMIC Residual Interest. Servicing Fees with respect to the Colorado Square Loan shall be paid by the Lower-Tier REMIC in respect of the Loan REMIC Regular Interest, and all other servicing compensation with respect to the Colorado Square Loan payable to the Servicer or Special Servicer shall be payable by the Loan REMIC.

            Section 4.02 Statements to Certificateholders; CMSA Investor
                         Reporting Package (IRP)s.
                         -----------------------------------------------

            (a) On each Distribution Date, the Paying Agent shall forward or make available to all of the Holders of each Class of Certificates, the Trustee, the Underwriters, the Placement Agent, the Servicer, the Special Servicer, the Mortgage Loan Sellers and a certain financial market publisher (which initially shall be Bloomberg, L.P.) a statement (substantially in the form set forth as Exhibit H hereto and based on the information supplied to the Paying Agent in the related CMSA Investor Reporting Package (IRP) in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") setting forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Distributable Certificate Interest;

            (iii) the aggregate amount of Advances made during the period from but not including the previous Distribution Date to and including such Distribution Date;

            (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer during the Due Period for such Distribution Date;

            (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the end of the related Due Period for such Distribution Date;

            (vii) the number and aggregate principal balance of Mortgage Loans
      (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not REO Property;

            (viii) the value of any REO Property included in the Trust Fund as of the end of the related Due Period for such Distribution Date, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount for such Distribution Date;

            (x) the Accrued Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to (A) Yield Maintenance Charges, (B) Prepayment Premiums and (C) Excess Interest;

            (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

            (xiii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with such Distribution Date and the total Appraisal Reduction Amounts as of such Distribution Date;

            (xvii) the number and related Stated Principal Balance of any Mortgage Loans extended or modified during the related Due Period;

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment during the related Due Period and the amount and the type of Principal Prepayment occurring;

            (xx) a loan-by-loan listing of each Mortgage Loan which was defeased during the related Due Period;

            (xxi) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii) in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a) and (b);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit;

            (xxiv) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date;

            (xxv) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Due Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
      (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate amount of interest on P&I Advances paid to the Servicer and the Trustee since the preceding Distribution Date;

            (xxviii) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer and the Trustee;

            (xxix) the original and then current credit support levels for each Class of Certificates;

            (xxx) the original and then current ratings for each Class of Regular Certificates;

            (xxxi) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Due Period; and

            In the case of information furnished pursuant to clauses (i), (ii),
(xi), (xvi) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Paying Agent shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate and, upon request, to the Trustee, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

            On each Distribution Date, the Paying Agent shall forward to the Depositor, to each Rating Agency, to each Holder of a Residual Certificate, to the Servicer, to the Special Servicer, to the Trustee, to an agent designated by the Directing Certificateholder (such agent shall initially be Bloomberg, L.P.) and to any other party that the Depositor may designate, a copy of the Statement to Certificateholders forwarded to the Holders of the Regular Certificates on such Distribution Date.

            The Paying Agent shall make available the Statement to Certificateholders through its home page on the internet. The Paying Agent hereby acknowledges and agrees that its home page as of the date hereof is located at "www.chase.com/sfa" on the world wide web. In addition, if the Depositor so directs the Paying Agent, and on terms acceptable to the Paying Agent, the Paying Agent shall make certain other information and reports related to the Mortgage Loans available through its home page.

            The Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website (in addition to making information available as provided herein) any reports or other information the Servicer is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. Notwithstanding this paragraph, the availability of such information or reports on the internet or similar electronic media shall not be deemed to satisfy any specific delivery requirements in this Agreement. In connection with providing access to the Servicer's Internet website, the Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration and acceptance of a disclaimer. The Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website any reports or other information the Servicer is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (b) On the second Business Day after each Determination Date, the Servicer shall deliver to the Paying Agent and the Trustee the CMSA Investor Reporting Package (IRP), reflecting information as of the close of business on the Determination Date, in a mutually agreeable electronic format. Such information may be delivered by the Servicer to the Trustee and the Paying Agent by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee, the Paying Agent and the Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicer) provide the Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Servicer to prepare each report and any supplemental information to be provided by the Servicer to the Trustee and the Paying Agent. None of the Paying Agent, the Trustee or the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Servicer in the CMSA Investor Reporting Package (IRP). Unless the Paying Agent has actual knowledge that any CMSA Investor Reporting Package (IRP) contains erroneous information, the Paying Agent is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with
Section 4.04.

            Notwithstanding the foregoing, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) As soon as reasonably practicable, upon the written request of any Certificateholder, the Paying Agent shall provide the requesting Certificateholder with such information that is in the Paying Agent's possession or can reasonably be obtained by the Paying Agent (or the Trustee with respect to information relating to the Trustee) as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar, the Paying Agent nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another. In addition, pursuant to Section 8.12(b), the Paying Agent shall provide a financial market publisher (which shall initially be Bloomberg, L.P.) certain current information with respect to the Mortgaged Properties as set forth on Schedule I hereto.

            (d) The Paying Agent shall file with the Commission, in respect of the Trust Fund, the Uncertificated Lower-Tier Interests and the Certificates, copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (including Statement to Certificateholders issued pursuant to Section 4.02(a) by means of a Current Report on Form 8-K and an Annual Report on Form 10-K). The Servicer and the Special Servicer agree to provide the Paying Agent with such information in a timely fashion as may be requested by the Paying Agent in connection with such Exchange Act reports. In the event that the Depositor determines that electronic filing through the EDGAR System is required for any reports, the Depositor may either (x) request that the Paying Agent process such filing or (y) cause the filing to be processed by the Depositor or its designee upon receipt from the Paying Agent of the reports, documents and other information described above. Notwithstanding the foregoing, the Depositor shall file with the Commission, within fifteen days after the Closing Date, a Current Report on Form 8-K together with this Agreement.

            Section 4.03 P&I Advances.
                         ------------

            (a) On or before 1:00 p.m., New York City time, on each P&I Advance Date, the Servicer shall either (i) deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Trustee and the Paying Agent of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before 2 Business Days prior to such Distribution Date. If the Servicer fails to make a required P&I Advance by 1:00 p.m., New York City time, on any P&I Advance Date, an Event of Default as set forth in clause (a)(i) of Section 7.01 shall occur and the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, unless the Servicer shall have cured such failure (and provided written notice of such cure to the Trustee and the Paying Agent) by 10:00 a.m. on such Distribution Date. In the event that the Servicer fails to make a required P&I Advance hereunder, the Paying Agent shall notify the Trustee of such circumstances by 1:30 p.m. (New York City time) on the related P&I Advance Date.

            (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (or not advanced by the Servicer or any Sub-Servicer on behalf of the Servicer) and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.

            (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), the Servicer shall be entitled to pay itself or the Trustee and as the case may be (in reverse of such order with respect to any Mortgage Loan or REO Property), out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account.

            (e) Notwithstanding the foregoing, (i) neither the Servicer nor the Trustee shall make an advance for Excess Interest, Prepayment Premiums, Yield Maintenance Charges or Penalty Charges and (ii) the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal, with respect to any Distribution Date and any Mortgage Loan, the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date.

            Section 4.04 Allocation of Collateral Support Deficit.
                         ----------------------------------------

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class M Certificates; second, to the Class L Certificates; third, to the Class K Certificates; fourth, to the Class J Certificates; fifth, to the Class I Certificates; sixth, to the Class H Certificates; seventh, to the Class G Certificates; eighth, to the Class F Certificates; ninth, to the Class E Certificates; tenth, to the Class D Certificates; eleventh, to the Class C Certificates; twelfth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero and thirteenth, to the Class A-1 Certificates and the Class A-2 Certificates pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off.

            Section 4.05 Appraisal Reductions.
                         --------------------

            The aggregate Appraisal Reduction will be allocated by the Paying Agent on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan, to the Certificate Balance of the Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date.

            Section 4.06 Certificate Deferred Interest.
                         -----------------------------

            (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first to the Class M Certificates, second to the Class L Certificates, third to the Class K Certificates, fourth to the Class J Certificates, fifth to the Class I Certificates, sixth to the Class H Certificates, seventh to the Class G Certificates, eighth to the Class F Certificates; ninth to the Class E Certificates, tenth to the Class D Certificates; eleventh to the Class C Certificates; twelfth to the Class B Certificates, and thirteenth, pro rata (based upon Accrued Certificate Interest), to the Class A-1 and Class A-2 Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto. On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            Section 4.07 Grantor Trust Reporting.
                         -----------------------

            The parties intend that the portions of the Trust Fund consisting of the Loan REMIC Residual Interest, the Excess Interest and the Excess Interest Distribution Account shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Paying Agent shall furnish or cause to be furnished to the Class S Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished (i) to the Holders of the Class S Certificates, their allocable share of income with respect to Excess Interest as such amounts accrue or are received, as the case may be, after the related Anticipated Prepayment Date, and (ii) to the Holders of the Class LR Certificates, such information relating to the Loan REMIC Residual Interest represented thereby as is required by the REMIC Provisions, in each case, at the time or times and in the manner required by the Code.

                               [End of Article IV]

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.
                         ----------------

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-18. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class S, Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates (other than the Class X Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of
(i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class S, Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001 is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If The Chase Manhattan Bank is removed as Paying Agent, then The Chase Manhattan Bank shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

            (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.
                         -----------------------------------------------------

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001 is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If The Chase Manhattan Bank resigns or is removed as Certificate Registrar, the Trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. If The Chase Manhattan Bank is removed as Paying Agent, then The Chase Manhattan Bank shall be removed as Certificate Registrar. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Paying Agent, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at 450 West 33rd Street, 8th Floor, New York, New York 10001 (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit C attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section
5.02. No transfer of any interest in a Class S Certificate shall be made unless such transfer is made to a Qualified Institutional Buyer and such transferee is not an ERISA Prohibited Holder. The Certificate Registrar will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information as is specified in paragraph
(d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the Subordinate Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit G attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Paying Agent, the Underwriters, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Underwriters, the Placement Agent, the Certificate Registrar or the Trust Fund. Each Certificate Owner of a Subordinate Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(d)(i)(C) above or is not a Permitted Transferee.

            (iii) The Paying Agent shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (d) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (e) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class B, Class C, Class D, Class E or Class X Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (f) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Depositor of each transfer of a Certificate on its books and records and to provide each such Person with an updated copy of the Certificate Register on or about January 1st and July 1st of each year, commencing January 1, 2001.

            (g) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (h) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book-Entry Certificates.
                         -----------------------

            (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(e) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Servicer, the Special Servicer, the Paying Agent, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee, the Paying Agent and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Paying Agent and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Paying Agent shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Paying Agent, the Servicer, the Trustee, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted or if the Special Servicer or the Servicer, on the Trustee's behalf, has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (g) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.
                         -------------------------------------------------

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.
                         ---------------------

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

            Section 5.06 Appointment of Paying Agent.
                         ---------------------------

            (a) The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001 is hereby initially appointed Paying Agent to act on the Trustee's behalf in accordance with the terms of this Agreement. If the Paying Agent resigns or is terminated, the Trustee shall appoint a successor Paying Agent which may be the Trustee or an Affiliate thereof to fulfill the obligations of the Paying Agent hereunder which must be rated "A" or otherwise be acceptable to the Rating Agencies, as evidenced by a written confirmation that such appointment will not cause the downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates. The Trustee shall enter into a side agreement with the Paying Agent, which agreement shall set forth the amount of compensation the Paying Agent is entitled to retain from amounts otherwise payable to the Trustee pursuant to Sections 3.05 and 8.05 of the Pooling Agreement.

            (b) The Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (c) The Paying Agent, at the expense of the Trust Fund (but only if such amount constitutes "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)), may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith.

            (d) The Paying Agent shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

            (e) The Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Paying Agent of its duties or obligations hereunder.

            (f) The Paying Agent shall not be responsible for any act or omission of the Servicer or the Special Servicer or of the Depositor.

                               [End of Article V]

                                   ARTICLE VI

                               THE DEPOSITOR, THE
       SERVICER, THE SPECIAL SERVICER AND THE DIRECTING CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Servicer and the
                         Special Servicer.
                         ------------------------------------------------

            The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor,
                         the Servicer or the Special Servicer.
                         ------------------------------------------------------

            (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person , in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer,
                         the Special Servicer and Others.
                         -------------------------------------------------------

            (a) None of the Depositor, the Servicer, the Special Servicer or any of the respective general partners, directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer and the Special Servicer and any general partner, director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any general partner of the foregoing and any director, officer, member, manager, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or
(iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Servicer and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a).

            (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Trustee or the Depositor, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee and the Special Servicer.

            Section 6.04 Depositor, Servicer and Special Servicer Not to Resign.
                         ------------------------------------------------------

            Subject to the provisions of Section 6.02, none of the Depositor, the Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of the Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates. Only the Servicer shall be permitted to resign pursuant to clause (b) above. Any such determination permitting the resignation of the Depositor, the Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with
Section 7.02. Upon any termination or resignation of the Servicer hereunder, the Servicer shall have the right and opportunity to appoint any successor Servicer with respect to this Section 6.04 provided that such successor Servicer otherwise meets the requirements set forth herein.

            Notwithstanding the foregoing, the Servicer's right to appoint any successor shall be subject to the requirements of this paragraph. Prior to appointing any successor Servicer, the Servicer shall provide Chase written notice (with a copy to the Trustee) of the proposed resignation and the price to be paid to the Servicer by the successor Servicer for such appointment. Provided Chase satisfies the requirements under this Agreement for a successor Servicer, Chase shall be entitled to become the successor Servicer if within five Business Days of receipt of such notice from the Servicer, Chase executes and delivers to the Servicer a commitment to accept the appointment at the price proposed to be paid by the successor Servicer and within 25 days of the notice delivers to the
Servicer: (a) the Rating Agency confirmations required by clause (b) above, (b) cash consideration in the amount that the successor Servicer was willing to pay to the Servicer for such appointment, and (c) an assumption in writing (with a copy to the Trustee) of the obligations of the Servicer under this Agreement; provided that Chase shall have an additional period of time, not to exceed 45 days following receipt of such notice from the Servicer, to deliver the Rating Agency confirmations so long as Chase has been using, and continues to use, its best efforts to obtain such Rating Agency confirmations and Chase is an acceptable or approved master servicer to the Rating Agencies as a Servicer of commercial loans. If Chase fails to execute and deliver to the servicer such commitment or deliver such items within such time period, the Servicer may appoint the successor Servicer.

            Section 6.05 Rights of the Depositor in Respect of the Servicer and
                         the Special Servicer.
                         ------------------------------------------------------

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 Rating Agency Fees.
                         ------------------

            The Servicer shall pay, from its own funds, the annual fees of each Rating Agency in an amount not to exceed $35,000.

            Section 6.07 The Directing Certificateholder.
                         -------------------------------

            The Directing Certificateholder shall be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to any Specially Serviced Mortgage Loan, and notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, the second paragraph of this Section 6.07, the Special Servicer shall not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within 10 Business Days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Directing Certificateholder's approval shall be deemed to have been given):

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification of a monetary term of a Specially Serviced Mortgage Loan;

            (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan other than pursuant to the terms of the related Specially Serviced Mortgage Loan;

            (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Specially Serviced Mortgage Loan; and

            (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Specially Serviced Mortgage Loan other than pursuant to the terms of such Specially Serviced Mortgage Loan;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's response.

            In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Specially Serviced Mortgage Loan as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standards, or expose the Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            Any costs and expenses incurred by the Special Servicer in obtaining such consent will be borne by the Directing Certificateholder. In the event the Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would otherwise cause the Special Servicer to violate the terms of this Agreement, including without limitation, the Servicing Standards, the Special Servicer shall disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            The Directing Certificateholder shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

                               [End of Article VI]

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer
                         Termination.
                         ------------------------------------------------

            (a) "Event of Default", wherever used herein, means any one of the following events:

            (i) (A) any failure by the Servicer to make any deposit required to be made by the Servicer to the Certificate Account on the day and by the time such remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Servicer to deposit into, or remit to the Paying Agent for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 10:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit into, the Certificate Account, or to deposit into, or to remit to the Paying Agent for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

            (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of a failure to make a Servicing Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, with a copy to each other party to this agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) the Trustee shall have received written notice from either Rating Agency that the continuation of the Servicer or Special Servicer, as the case may be, has resulted, or would result, in and of itself, in a downgrade or withdrawal of the then-current rating on any Class of Certificates that are rated by such Rating Agency; provided that the publication of a ratings watch due to the continuation of the Special Servicer with respect to the Certificates will be deemed notice for purposes of this Section 7.01(a)(viii).

            (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of the Servicer and to the Servicer with respect to a termination of the Special Servicer pursuant to and under this Section, and, without limitation, the Trustee or Servicer, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee or the Servicer, as applicable, with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or the Servicer, as applicable, in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee or the Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Servicer) or otherwise, and it and its directors, managers, officers, members, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (c) The Holder or Holders of more than 50% of the aggregate Certificate Balance of the then Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days notice to the Special Servicer, the Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section
7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c).

            (d) The Servicer and Special Servicer shall, from time to time, take all such reasonable actions as are required by them in order to (i) maintain their respective status as an approved servicer and special servicer, as applicable as pertains to this transaction, with each of the Rating Agencies and
(ii) maintain their respective ratings by Fitch at a level no lower than "CMS3" for the Servicer and "CSS3" for the Special Servicer.

            (e) If GE Capital Loan Services, Inc. ("GECLS") resigns or is terminated as Servicer hereunder, Chase shall be offered the first opportunity to accept the appointment as successor Servicer. If GECLS is terminated because of the events specified in Sections 7.01 (a)(viii) and Chase and GECLS have been unable to agree upon terms or Chase has declined or otherwise been unable to accept that appointment, as the case may be, within five Business Days of receipt of notice from GECLS, then, if GECLS delivers to the Trustee proposed bid materials within five Business Days after such termination, the Trustee shall, within the next five Business Days, using such bid materials, solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from three Qualified Bidders or, if three Qualified Bidders cannot be located, then from such fewer number as the Trustee can determine are Qualified Bidders. The Trustee shall have no obligation to review and shall have no liability or responsibility for the information in the bid materials, and shall be entitled to include a disclaimer to such effect with such bid materials. The bid proposal shall require any Successful Servicing Bidder (as defined below), as a condition of such bid, to (i) enter into this Agreement as successor Servicer and to agree to be bound by the terms hereof and (ii) enter into the Chase Sub-Servicing Agreement as successor Servicer and to agree to be bound by its terms, within 40 days after the termination of GECLS, provided, however, that GECLS may request and obtain an additional 15 days for such sale and assumption to be completed so long as GECLS delivers to the Trustee an Officer's Certificate stating that the sale and assumption of the rights to master service the Mortgage Loans cannot be completed in the initial 40-day period and specifying the reasons. The Trustee shall solicit bids at a master servicing fee rate of [0.03]% per annum per Mortgage Loan serviced (i) on the basis of such successor Servicer retaining Chase to continue the primary servicing of the Mortgage Loans pursuant to the terms of the Chase Sub-Servicing Agreement and entering into a Sub-Servicing Agreement with GECLS to service each of the Mortgage Loans not subject to the Chase Sub-Servicing Agreement (each, a "Servicing Retained Bid") or (ii) on the basis of retaining Chase and the Chase Sub-Servicing Agreement and having no obligation to enter into a Sub-Servicing Agreement with GECLS (each, a "Servicing Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Servicing Bidder") to act as successor Servicer hereunder. The Trustee shall direct the Successful Servicing Bidder to enter into this Agreement and the Chase Sub-Servicing Agreement as successor Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with GECLS as contemplated above), no later than 40 days after the termination of GECLS, provided, however, that GECLS may request and obtain an additional 15 days for such sale and assumption to be completed so long as GECLS delivers to the Trustee an Officer's Certificate stating that the sale and assumption of the right to master service the Mortgage Loans cannot be completed in the initial 40-day period and specifying the reasons.

            Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Servicing Bidder, including the transfer of the servicing of the Mortgage Loans, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing Retained Bid, to GECLS the amount of such cash bid received from the Successful Servicing Bidder (net of expenses in connection with obtaining such bid, including, without limitation, reasonable attorneys' fees, and out-of-pocket expenses incurred in connection with transferring the servicing of the Mortgage Loans) and (ii) if the successful bid was a Servicing Released Bid, to GECLS the amount of such cash bid received from the Successful Servicing Bidder (net of expenses in connection with obtaining such bid, including, without limitation, reasonable attorneys' fees, and out-of-pocket expenses incurred by the Trustee in connection with transferring the servicing of the Mortgage Loans) and GECLS shall remit to any subservicer (other than Chase) its proportionate share of such proceeds, if applicable .

            If the Successful Servicing Bidder has not entered into this Agreement and the Chase Sub-Servicing Agreement as successor Servicer within 40 days (or, if the sale period has been extended as contemplated above, within 55 days) after the termination of GECLS or no Successful Servicing Bidder was identified within such period, GECLS shall reimburse the Trustee for all out-of-pocket expenses incurred by the Trustee in connection with such bid process, and the Trustee shall have no further obligations under this Section 7.01(e) and may, subject to Chase's rights in the first sentence of this Section 7.01(e), promptly select a successor Servicer of its choice and pursuant to the terms hereof.

            A "Qualified Bidder" will be any prospective master servicer candidate which is an acceptable or approved master servicer to each Rating Agency and would be eligible to act as Servicer hereunder without causing the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates.

            No resignation or termination of GECLS as Servicer shall be effective, and the Servicer shall continue to perform as such and to collect its Servicing Fee until the conclusion of the process described in this Section 7.01(e) and the acceptance of appointment by a successor Servicer.

            Section 7.02 Trustee to Act; Appointment of Successor.
                         ----------------------------------------

            On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to Subsection (a) of the first sentence of
Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed, the Trustee shall be the successor to the Servicer and the Servicer shall be the successor to the Special Servicer, as applicable, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under
Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee or Servicer, as applicable, in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee or the Servicer, as applicable, be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Servicer or Special Servicer, as the case may be. As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and the Servicer as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee or the Servicer, as applicable, succeed to the capacity of the Servicer or the Special Servicer, as the case may be, the Trustee or the Servicer, as applicable, shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section
8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee or Servicer, as applicable, hereunder. Notwithstanding the above, the Trustee or the Servicer, as applicable, may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act, or if the Trustee or Servicer, as applicable, is not approved as a servicer or special servicer, as applicable, by each Rating Agency or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee or the Servicer, as applicable, shall be prohibited by law from so acting, the Trustee or the Servicer, as applicable, shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee or the Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer.

            Section 7.03 Notification to Certificateholders.
                         ----------------------------------

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.
                         ---------------------------

            The Holders of Certificates representing at least 662/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee as Maker of Advances.
                         ----------------------------

            (a) In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Event of Default resulting from such failure by the Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Paying Agent's notice of failure pursuant to Section 4.03(a) unless the Trustee has received notice that such failure has been cured by 10:00 a.m. on such Distribution Date. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                              [End of Article VII]

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.
                         -----------------

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall notify the party providing such instrument and requesting the correction thereof. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer or another Person (other than the Trustee), and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            Section 8.02 Certain Matters Affecting the Trustee.
                         -------------------------------------

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, including, without limitation, notice of any publication as contemplated under the proviso of
      Section 7.01(a)(viii), the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (viii) The Trustee shall not be responsible for any act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be) or of the Depositor.

            Section 8.03 Trustee and Paying Agent Not Liable for Validity or
                         Sufficiency of Certificates or Mortgage Loans.
                         ---------------------------------------------------

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Sections 2.02 and 2.04 and the signature, if any, of the Certificate Registrar set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Servicer, the Special Servicer or the Paying Agent (unless the Trustee is acting as Paying Agent). The Trustee and the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer and accepted by the Trustee, or the Paying Agent, as applicable, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates.
                         ----------------------------

            The Trustee its individual capacity, not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Placement Agent and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of
                         Trustee.
                         ------------------------------------------------

            (a) As compensation for the performance of its duties, the Trustee will be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee shall accrue from time to time at the Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account or Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer or successor Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee, relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this
Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee and appointment of a successor thereto.

            Section 8.06 Eligibility Requirements for Trustee.
                         ------------------------------------

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" by Fitch and "Aa3" by Moody's (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Paying Agent administers the Loan REMIC, the Upper-Tier REMIC and the Lower-Tier REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Paying Agent or the Trustee, as applicable shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Loan REMIC, the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee.
                         --------------------------------------

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different than the Trustee) shall fail (other than by reason of the failure of either the Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's or Paying Agent's, as applicable, reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee or Paying Agent, as applicable, pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee or Paying Agent, as applicable, and appoint a successor trustee acceptable to the Servicer or paying agent acceptable to the Trustee, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee in the case of the removal of the Trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer.

            (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee shall be personally liable for any action or omission of any successor Trustee.

            Section 8.08 Successor Trustee.
                         -----------------

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at Custodian's option shall become the agent of the successor Trustee), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor and the Certificateholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 8.09 Merger or Consolidation of Trustee.
                         ----------------------------------

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians.
                         -------------------------

            The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information.
                         -----------------------------

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Paying Agent and the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee and the Paying Agent, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Paying Agent and the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Paying Agent (or with respect to item (ii)(j) below, the Trustee) shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency or any other Person to whom the Paying Agent (or the Trustee, if applicable) believes such disclosure is appropriate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Paying Agent and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Paying Agent since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Paying Agent since the Closing Date pursuant to Section 3.14, (e) any inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Paying Agent and Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Paying Agent pursuant to
Section 3.12(b), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Paying Agent pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Paying Agent with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by
Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust
Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Paying Agent pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Paying Agent to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof. Copies of any and all of the foregoing items will be available from the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificateholder may upon request from the Paying Agent obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) The Paying Agent shall provide certain financial market publishers, which initially shall be Bloomberg, L.P., on a quarterly basis, current information regarding the items listed on Schedule 1 hereto with respect to the Mortgaged Properties, to the extent such information due from Mortgagors has been received from the Mortgagors and such Mortgagors have authorized the release of such information. If any such information is provided on or before September 20, 2000, the Servicer shall provide the Prospectus to Bloomberg, L.P.

            (c) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Paying Agent shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Paying Agent, to any Certificateholder, the Underwriters, the Placement Agent, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Paying Agent, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (d) With respect to any information furnished by the Paying Agent pursuant to this Section 8.12, the Paying Agent shall be entitled to indicate the source of such information and the Paying Agent may affix thereto any disclaimer it deems appropriate in its discretion. The Paying Agent shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Paying Agent may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Paying Agent, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Paying Agent, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Paying Agent shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 Representations and Warranties of the Trustee.
                         ---------------------------------------------

            (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All
                         Mortgage Loans.
                         -------------------------------------------------

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Paying Agent, the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent or Trustee, as applicable, to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) and (3) the reasonable out-of-pocket expenses of the Servicer with respect to such termination, unless the Servicer is the purchaser of such Mortgage Loans, minus (b) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(e) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            The Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates may, at their option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee, the Paying Agent and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

            For purposes of this Section 9.01, the Holders of the Controlling Class shall have the first option to terminate the Trust Fund, then the Special Servicer, then the Servicer, and then the Holders of the Class LR Certificates. For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Paying Agent by letter to Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            After transferring (i) distributions in respect of the Loan REMIC Interests from the Certificate Account to the Lower-Tier Distribution Account and (ii) the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred in respect of the Loan REMIC Interests and from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of Section 3.05(c)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and shall be distributed in termination and liquidation of the Loan REMIC Regular Interest, the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and 4.01(j). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

            Section 9.02 Additional Termination Requirements.
                         -----------------------------------

            In the event the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Paying Agent shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the Loan REMIC's, the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations, Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Paying Agent on behalf of the Trustee shall sell all of the assets of the Trust Fund to the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, for cash;

            (iii) within such 90 day liquidation period and immediately following the making of the final payment on the Loan REMIC Regular Interest, the Uncertificated Lower-Tier Interests and the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Loan REMIC and the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

                               [End of Article IX]

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01 REMIC Administration.
                          --------------------

            (a) The Paying Agent shall make elections or cause elections to be made to treat each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Loan REMIC Interests, the Uncertificated Lower-Tier Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall be designated as representing the sole class of "residual interests" in the Lower-Tier REMIC. The Colorado Square Loan shall constitute the sole asset of a separate REMIC. The Loan REMIC Regular Interest (instead of the related Mortgage Loan) will be an asset of the Lower-Tier REMIC and the Class LR Certificates shall represent beneficial ownership of the Loan REMIC Residual Interest. None of the Special Servicer, the Servicer, the Paying Agent and the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of
Section 860G(a)(9) of the Code. The "startup day" of the Loan REMIC shall be as specified in the Loan REMIC Declaration.

            (c) The Paying Agent shall administer the Loan REMIC in accordance with the Loan REMIC Declaration and the REMIC Provisions and shall comply with and perform all federal and, if applicable, state and local income tax return and information reporting requirements with respect to such Loan REMIC, and shall otherwise administer the Loan REMIC in the same manner as specified for the Trust REMICs in this Section 10.01. The Colorado Square Loan shall be serviced and administered in accordance with the provisions of Article III hereof and the Loan REMIC Declaration. The Paying Agent shall maintain separate accounting with respect to the Loan REMIC sufficient (i) to comply with such return and information reporting requirements, including quarterly and annual reporting on Schedule Q to Form 1066 to the holders of the Class LR Certificates with respect to the Loan REMIC Residual Interest, (ii) to account for the Loan REMIC Regular Interest as an asset of the Lower-Tier REMIC, (iii) to pay or cause to be paid any federal, state or local income tax attributable to a Loan REMIC from payments received on or with respect to the related Mortgage Loan, and (iv) to cause any payments on the related Mortgage Loan in excess amounts distributable in respect of the related Loan REMIC Regular Interest to be distributed in respect of the related Loan REMIC Residual Interest.

            (d) The Paying Agent shall act on behalf of each REMIC in relation to any tax matter or controversy involving either REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Paying Agent shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Paying Agent's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of the Class R and Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the Upper-Tier REMIC and the Lower-Tier REMIC and the Loan REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agrees to irrevocably appoint the Paying Agent as their agent to perform all of the duties of the "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC and the Loan REMIC, respectively.

            (e) The Paying Agent shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder deliver those Tax Returns that require signature in a timely manner to the Trustee and the Trustee shall sign such Tax Returns in a timely manner. The ordinary expenses of preparing such returns shall be borne by the Paying Agent without any right of reimbursement therefor. The Paying Agent agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions.

            (f) The Paying Agent shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent,
(ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service on Form 8811 the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

            (g) The Paying Agent shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Paying Agent's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Paying Agent, to the extent reasonably requested by the Paying Agent to do so). Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Paying Agent receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Paying Agent determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Paying Agent or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Paying Agent determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Paying Agent has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund, the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or any of its assets, or causing the Trust Fund or the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Paying Agent or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund or any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC and the Trustee shall not take any such action or cause the Trust Fund or any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to take any such action as to which the Paying Agent has advised it in writing that an Adverse REMIC Event could occur. The Paying Agent may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Paying Agent or the Trustee. At all times as may be required by the Code, the Paying Agent will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (h) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this
Section 10.01(h); provided, that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(c) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Servicer in writing), and shall remit to the Servicer such reserved amounts as the Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Paying Agent from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Paying Agent is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Paying Agent shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Loan REMIC, to the related Loan REMIC Interests to the extent that distributions thereon were previously reduced by the amount of such taxes; (y) in the case of the Lower-Tier REMIC, to the Holders of the Uncertificated Lower-Tier Interests to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (z) in the case of the Upper-Tier REMIC, to the Holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class X Certificates, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Paying Agent, the Servicer or the Special Servicer shall be responsible for any taxes imposed on any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement.

            (i) The Trustee (but only to the extent, if any, specifically required to maintain books and records hereunder) and the Paying Agent shall, for federal income tax purposes, maintain books and records with respect to each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (j) Following the Startup Day, neither the Paying Agent nor the Trustee shall accept any contributions of assets to the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC unless the Paying Agent and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC will not
(i) cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund, the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) Neither the Paying Agent nor the Trustee shall enter into any arrangement by which the Trust Fund or any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (l) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates representing a "regular interest" in the Upper-Tier REMIC and by which the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC would be reduced to zero is January 15, 2020, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The "latest possible maturity date" of the Loan REMIC Regular Interest shall be as specified in the Loan REMIC Declaration.

            (m) Within 30 days after the Closing Date, the Paying Agent shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Upper-Tier REMIC.

            (n) None of the Trustee, the Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Depositor, Servicer and Special Servicer to Cooperate
                          with Paying Agent.
                          -----------------------------------------------------

            (a) The Depositor shall provide or cause to be provided to the Paying Agent, within 10 days after the Closing Date, all information or data that the Paying Agent reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

            (b) The Servicer, the Special Servicer, the Paying Agent and the Trustee shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Paying Agent in order to enable it to perform its duties hereunder.

            Section 10.03 Use of Agents.
                          -------------

            The Paying Agent shall execute all of its obligations and duties under this Article X through its corporate trust department located at 450 West 33rd Street, New York, New York 10001. The Paying Agent may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Paying Agent shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

                               [End of Article X]

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.
                          ---------

            (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

            (i) to cure any ambiguity;

            (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error;

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

            (iv) to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, (x) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto (y) result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; and

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 662/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iv) modify the definition of Servicing Standard; or

            (v) amend this Section 11.01.

            (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust, cause the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, or cause the Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder and the Paying Agent a copy of such amendment to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 11.01(a) or (c) shall be payable out of the Certificate Account.

            Section 11.02 Recordation of Agreement; Counterparts.
                          --------------------------------------

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 11.03 Limitation on Rights of Certificateholders.
                          ------------------------------------------

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law.
                          -------------

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05 Notices.
                          -------

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017,
Attention: Steven Z. Schwartz, Vice President, with a copy to Jeanne M. Mininall, Esq., telecopy number: (212) 270-7481; (ii) in the case of the Servicer, GE Capital Loan Services, Inc., 363 North Sam Houston Parkway East, Suite 200, Houston, Texas 77060, Attention: General Counsel, telecopy number:
(972) 392-7160; (iii) in the case of the Special Servicer, Lend Lease Asset Management, L.P., 700 North Pearl Street, Suite 2400, Dallas Texas 75201,
Attention: Michael O'Hanlon, telecopy number: (214) 720-1553, with a copy to Lend Lease Asset Management, L.P., 700 North Pearl Street, Suite 2400, Dallas Texas 75201, Attention: General Counsel, telecopy number: (214) 953-7757; (iv) in the case of the Trustee, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration CMBS, Ref. Chase Commercial Mortgage Securities Corp., Series 2000-2, telecopy number (410) 884-2372; (v) in the case of the initial Paying Agent, the initial Certificate Registrar and the initial Authenticating Agent, The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Capital Markets Fiduciary Services (CMBS), telecopy number:
(212) 946-8302; (vi) in the case of the Rating Agencies, (a) Moody's Investors Service, Inc., 99 Church Street, New York, New York, Attention: CMBS-Monitoring, telecopy number: (212) 553-1350 and (b) Fitch, Inc., One State Street Plaza, New York, New York, Attention: Commercial Mortgage-Backed Securities Group, telecopy number: (212) 635-0295; and (vi) in the case of the Mortgage Loan Sellers, (a) The Chase Manhattan Bank, CCMB, 380 Madison Avenue, 10th Floor, New York, New York 10017, Attention: Stephen Holmes, Managing Director, telecopy number (212) 622-3553 and (b) General Electric Capital Corporation, 125 Park Avenue, 10th Floor, New York, NY 10017, Attention: Mike Krull, Managing Director, telecopy number: (212) 716-8911; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions.
                          --------------------------

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest.
                          ----------------------------

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This
Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08 Successors and Assigns; Beneficiaries.
                          -------------------------------------

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.09 Article and Section Headings.
                          ----------------------------

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10 Notices to the Rating Agencies.
                          ------------------------------

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement.

            (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of the Certificate Account; and

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Paying Agent or the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan;

            (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or (2) $35,000,000;

            (vi) any material damage to any Mortgaged Property;

            (vii) any assumption with respect to a Mortgage Loan; and

            (viii) any release or substitution of any Mortgaged Property.

            (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) inspection reports and other items delivered to each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(b);

            (iii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

            (iv) each waiver and consent provided pursuant to Section 3.08.

            (d) The Paying Agent shall promptly furnish to each Rating Agency a copy of the Statement to Certificateholders distributed pursuant to Section 4.02(a) and shall promptly furnish notice the Rating Agencies of (i) any change in the location of either of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall request and which the Trustee, the Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, the Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this
Section 11.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                               [End of Article XI]

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       CHASE COMMERCIAL MORTGAGE
                                          SECURITIES CORP.,
                                          Depositor


                                       By:______________________________________
                                          Name:  Wendy Schwartzberg
                                          Title: Assistant Vice President


                                       GE CAPITAL LOAN SERVICES, INC.,
                                          Servicer


                                       By:______________________________________
                                          Name:
                                          Title:


                                       LEND LEASE ASSET MANAGEMENT, L.P.
                                          Special Servicer

                                          By: Pearl Mortgage, Inc., its
                                             general partner


                                          By:___________________________________
                                             Name:
                                             Title:


                                       NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION,
                                          Trustee


                                       By:______________________________________
                                          Name:
                                          Title:

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )


            On the ___ day of June, 2000 before me, a notary public in and for said State, personally appeared Wendy Schwartzberg known to me to be an Assistant Vice President of Chase Commercial Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          ------------------------------
                                                   Notary Public

[Notarial Seal]

STATE OF _______________   )
                           )  ss.:
COUNTY OF _____________    )


            On the ___ day of June, 2000, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a ___________________ of GE Capital Loan Services, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such Delaware corporation, and acknowledged to me that such Delaware corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          ------------------------------
                                                   Notary Public

[Notarial Seal]

STATE OF _______________   )
                           )  ss.:
COUNTY OF _____________    )


            On the ___ day of June, 2000 before me, a notary public in and for said State, personally appeared ____________ known to me to be ____________ of Pearl Mortgage, Inc., a ______________ corporation, the general partner of Lend Lease Asset Management, L.P., a limited partnership, which executed the within instrument on behalf of such general partnership on behalf of such limited partnership, and also known to me to be the person who executed it on behalf of such general partnership on behalf of such limited partnership, and acknowledged to me that such general partnership on behalf of such limited partnership executed the within instrument

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          ------------------------------
                                                   Notary Public

[Notarial Seal]

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )


            On the ___ day of June, 2000, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a ___________________ of Norwest Bank Minnesota, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          ------------------------------
                                                   Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2000-2, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  7.5430%            APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $118,980,000             DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $738,733,448
AGREEMENT:  AS OF JUNE 10, 2000
                                       SERVICER:  GE CAPITAL LOAN SERVICES, INC.
CUT-OFF DATE: JUNE 10, 2000
                                       SPECIAL SERVICER:  LEND LEASE ASSET
CLOSING DATE: JUNE 28, 2000            MANAGEMENT, L.P.

FIRST DISTRIBUTION DATE:               TRUSTEE:  NORWEST BANK MINNESOTA,
JULY 17, 2000                          NATIONAL ASSOCIATION

APPROXIMATE AGGREGATE                  PAYING AGENT:  THE CHASE MANHATTAN BANK
CERTIFICATE BALANCE
OF THE CLASS A-1 CERTIFICATES          CUSIP NO.: 161505EX6
AS OF THE CLOSING DATE: $118,980,000
                                       ISIN NO.: US161505EX64

                                       COMMON CODE NO.: 011362435

                                       CERTIFICATE NO.:  A-1

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER



Dated:  June 28, 2000



                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-2

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2000-2, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  7.6310%            APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:                          DEDUCTING PAYMENTS DUE AND PREPAYMENTS
$[400,000,000][42,457,420]             RECEIVED ON OR BEFORE CUT-OFF DATE:
                                       $738,733,448

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 10, 2000        SERVICER:  GE CAPITAL LOAN SERVICES, INC.

CUT-OFF DATE: JUNE 10, 2000            SPECIAL SERVICER:  LEND LEASE ASSET
                                       MANAGEMENT, L.P.
CLOSING DATE: JUNE 28, 2000
                                       TRUSTEE:  NORWEST BANK MINNESOTA,
FIRST DISTRIBUTION DATE:               NATIONAL ASSOCIATION
JULY 17, 2000
                                       PAYING AGENT:  THE CHASE MANHATTAN BANK
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CUSIP NO.:  161505EY4
OF THE CLASS A-2 CERTIFICATES
AS OF THE CLOSING DATE: $442,457,420   ISIN NO.: US161505EY48

                                       COMMON CODE NO.: 011362460

                                       CERTIFICATE NO.:  A-2[-1][-2]

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated:  June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-3

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS B

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE PASS-THROUGH RATE ON THE CLASS B     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF (i)   PRINCIPAL BALANCE OF THE MORTGAGE LOANS
7.7820% PER ANNUM AND (ii) THE WEIGHTED  AFTER DEDUCTING PAYMENTS DUE AND
AVERAGE NET MORTGAGE RATE FOR ANY        PREPAYMENTS RECEIVED ON OR BEFORE CUT-
DISTRIBUTION DATE                        OFF DATE: $738,733,448

DENOMINATION:  $26,779,086               SERVICER: GE CAPITAL LOAN SERVICES,
                                         INC.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER: LEND LEASE ASSET
AGREEMENT:  AS OF JUNE 10, 2000          MANAGEMENT, L.P.

CUT-OFF DATE:  JUNE 10, 2000             TRUSTEE: NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
CLOSING DATE:  JUNE 28, 2000
                                         PAYING AGENT: THE CHASE MANHATTAN BANK
FIRST DISTRIBUTION DATE:
JULY 17, 2000                            CUSIP NO.: 161505FA5

APPROXIMATE AGGREGATE                    ISIN NO.: US161505FA52
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES              COMMON CODE NO.: 011362524
AS OF THE CLOSING DATE: $26,779,086
                                         CERTIFICATE NO.: B-1

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated:  June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-4

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS C

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE PASS-THROUGH RATE ON THE CLASS C    APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF (i) PRINCIAPAL BALANCE OF THE MORTGAGE LOANS 7.9280% PER ANNUM AND (ii) THE WEIGHTED AFTER DEDUCTING PAYMENTS DUE AND
AVERAGE NET MORTGAGE RATE FOR ANY       PREPAYMENTS RECEIVED ON OR BEFORE CUT-
DISTRIBUTION DATE                       OFF DATE: $738,733,448

DENOMINATION: $34,166,423               SERVICER: GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING           SPECIAL SERVICER: LEND LEASE ASSET
AGREEMENT: AS OF JUNE 10, 2000          MANAGEMENT, L.P.

CUT-OFF DATE: JUNE 10, 2000             TRUSTEE: NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
CLOSING DATE: JUNE 28, 2000
                                        PAYING AGENT: THE CHASE MANHATTAN BANK
FIRST DISTRIBUTION DATE:
JULY 17, 2000                           CUSIP NO.: 161505FB3

APPROXIMATE AGGREGATE                   ISIN NO.: US161505FB36
CERTIFICATE BALANCE
OF THE CLASS C CERTIFICATES             COMMON CODE NO.: 011362575
AS OF THE CLOSING DATE: $34,166,423
                                        CERTIFICATE NO.: C-1

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard, or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated:  June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-5

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS D

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE PASS-THROUGH RATE ON THE CLASS D    APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF (i) BALANCE OF THE MORTGAGE LOANS AFTER 8.0240% PER ANNUM AND (ii) THE WEIGHTED DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY       RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                       $738,733,448

DENOMINATION: $12,004,419               SERVICER: GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING           SPECIAL SERVICER:  LEND LEASE ASSET
AGREEMENT: AS OF JUNE 10, 2000          MANAGEMENT, L.P.

CUT-OFF DATE: JUNE 10, 2000             TRUSTEE: NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
CLOSING DATE: JUNE 28, 2000
                                        PAYING AGENT: THE CHASE MANHATTAN BANK
FIRST DISTRIBUTION DATE:
JULY 17, 2000                           CUSIP NO.: 161505FC1

APPROXIMATE AGGREGATE                   ISIN NO.: US161505FC19
CERTIFICATE BALANCE
OF THE CLASS D CERTIFICATES             COMMON CODE NO.: 011362729
AS OF THE CLOSING DATE: $12,004,419
                                        CERTIFICATE NO.:  D-1

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated:  June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-6

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS E

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE PASS-THROUGH RATE ON THE CLASS E    APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WITH RESPECT TO ANY        PRINCIPAL BALANCE OF THE MORTGAGE LOANS
DISTRIBUTION DATE WILL BE A PER ANNUM   AFTER DEDUCTING PAYMENTS DUE AND
RATE EQUAL TO THE WEIGHTED AVERAGE NET  PREPAYMENTS RECEIVED ON OR BEFORE CUT-
MORTGAGE RATE LESS 0.15%                OFF DATE: $738,733,448

DENOMINATION: $23,085,420               SERVICER: GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING           SPECIAL SERVICER: LEND LEASE ASSET
AGREEMENT: AS OF JUNE 10, 2000          MANAGEMENT, L.P.

CUT-OFF DATE: JUNE 10, 2000             TRUSTEE: NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
CLOSING DATE: JUNE 28, 2000
                                        PAYING AGENT: THE CHASE MANHATTAN BANK
FIRST DISTRIBUTION DATE:
JULY 17, 2000                           CUSIP NO.: 161505FD9

APPROXIMATE AGGREGATE                   ISIN NO.: US161505FD91
CERTIFICATE BALANCE
OF THE CLASS E CERTIFICATES             COMMON CODE NO.: 011362788
AS OF THE CLOSING DATE: $23,085,420
                                        CERTIFICATE NO.: E-1

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated:  June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-7

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS F    APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WITH RESPECT TO ANY        PRINCIPAL BALANCE OF THE MORTGAGE LOANS
DISTRIBUTION DATE WILL BE A PER ANNUM   AFTER DEDUCTING PAYMENTS DUE AND
RATE EQUAL TO THE WEIGHTED AVERAGE NET  PREPAYMENTS RECEIVED ON OR BEFORE CUT-
MORTGAGE RATE LESS 0.15%                OFF DATE: $738,733,448

DENOMINATION: $12,927,835               SERVICER: GE CAPITAL LOAN SERVICES, INC.

DATE OF POOLING AND SERVICING           SPECIAL SERVICER: LEND LEASE ASSET
AGREEMENT: AS OF JUNE 10, 2000          MANAGEMENT, L.P.

CUT-OFF DATE: JUNE 10, 2000             TRUSTEE: NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
CLOSING DATE: JUNE 28, 2000
                                        PAYING AGENT: THE CHASE MANHATTAN BANK
FIRST DISTRIBUTION DATE:
JULY 17, 2000                           CUSIP NO.: 161505FE7

APPROXIMATE AGGREGATE                   ISIN NO.: US161505FE74
CERTIFICATE BALANCE
OF THE CLASS F CERTIFICATES             CERTIFICATE NO.: F-1
AS OF THE CLOSING DATE: $12,927,835

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated:  June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------     --------

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-8

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE:  6.6500%            APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $12,927,835              DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $738,733,448
AGREEMENT: AS OF JUNE 10, 2000
                                       SERVICER: GE CAPITAL LOAN SERVICES, INC.
CUT-OFF DATE: JUNE 10, 2000
                                       SPECIAL SERVICER: LEND LEASE ASSET
CLOSING DATE: JUNE 28, 2000            MANAGEMENT, L.P.

FIRST DISTRIBUTION DATE:               TRUSTEE: NORWEST BANK MINNESOTA,
JULY 17, 2000                          NATIONAL ASSOCIATION

APPROXIMATE AGGREGATE                  PAYING AGENT: THE CHASE MANHATTAN BANK
CERTIFICATE BALANCE
OF THE CLASS G CERTIFICATES            CUSIP NO.: 161505FF4
AS OF THE CLOSING DATE: $12,927,835
                                       ISIN NO.: US161505FF40

                                       CERTIFICATE NO.: G-1

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated:  June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------     --------

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-9

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE: 6.6500%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $18,468,337              DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $738,733,448
AGREEMENT: AS OF JUNE 10, 2000
                                       SERVICER: GE CAPITAL LOAN SERVICES, INC.
CUT-OFF DATE: JUNE 10, 2000
                                       SPECIAL SERVICER: LEND LEASE ASSET
CLOSING DATE: JUNE 28, 2000            MANAGEMENT, L.P.

FIRST DISTRIBUTION DATE:               TRUSTEE: NORWEST BANK MINNESOTA,
JULY 17, 2000                          NATIONAL ASSOCIATION

APPROXIMATE AGGREGATE                  PAYING AGENT: THE CHASE MANHATTAN BANK
CERTIFICATE BALANCE
OF THE CLASS H CERTIFICATES            CUSIP NO.: 161505FG2
AS OF THE CLOSING DATE: $18,468,337
                                       ISIN NO.: US161505FG23

                                       CERTIFICATE NO.: H-1

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated:  June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------     --------

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-10

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS I

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS I CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE: 6.6500%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $5,540,501               DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $738,733,448
AGREEMENT: AS OF JUNE 10, 2000
                                       SERVICER: GE CAPITAL LOAN SERVICES, INC.
CUT-OFF DATE: JUNE 10, 2000
                                       SPECIAL SERVICER: LEND LEASE ASSET
CLOSING DATE: JUNE 28, 2000            MANAGEMENT, L.P.

FIRST DISTRIBUTION DATE:               TRUSTEE: NORWEST BANK MINNESOTA,
JULY 17, 2000                          NATIONAL ASSOCIATION

APPROXIMATE AGGREGATE                  PAYING AGENT: THE CHASE MANHATTAN BANK
CERTIFICATE BALANCE
OF THE CLASS I CERTIFICATES            CUSIP NO.: 161505FH0
AS OF THE CLOSING DATE: $5,540,501
                                       ISIN NO.: US161505FH06

                                       CERTIFICATE NO.: I-1

                               CLASS I CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class I Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class I Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class I Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (iv) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated:  June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------     --------

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-11

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE: 6.6500%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $7,387,334               DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $738,733,448
AGREEMENT: AS OF JUNE 10, 2000
                                       SERVICER: GE CAPITAL LOAN SERVICES, INC.
CUT-OFF DATE: JUNE 10, 2000
                                       SPECIAL SERVICER: LEND LEASE ASSET
CLOSING DATE: JUNE 28, 2000            MANAGEMENT, L.P.

FIRST DISTRIBUTION DATE:               TRUSTEE: NORWEST BANK MINNESOTA,
JULY 17, 2000                          NATIONAL ASSOCIATION

APPROXIMATE AGGREGATE                  PAYING AGENT: THE CHASE MANHATTAN BANK
CERTIFICATE BALANCE
OF THE CLASS J CERTIFICATES            CUSIP NO.: 161505FJ6
AS OF THE CLOSING DATE: $7,387,334
                                       ISIN NO.: US161505FJ61

                                       CERTIFICATE NO.: J-1

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Loan REMICS, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (iv) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated: June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------     --------

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-12

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE: 6.6500%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $7,387,335               DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $738,733,448
AGREEMENT: AS OF JUNE 10, 2000
                                       SERVICER: GE CAPITAL LOAN SERVICES, INC.
CUT-OFF DATE: JUNE 10, 2000
                                       SPECIAL SERVICER: LEND LEASE ASSET
CLOSING DATE: JUNE 28, 2000            MANAGEMENT, L.P.

FIRST DISTRIBUTION DATE:               TRUSTEE: NORWEST BANK MINNESOTA,
JULY 17, 2000                          NATIONAL ASSOCIATION

APPROXIMATE AGGREGATE                  PAYING AGENT: THE CHASE MANHATTAN BANK
CERTIFICATE BALANCE
OF THE CLASS K CERTIFICATES            CUSIP NO.: 161505FK3
AS OF THE CLOSING DATE: $7,387,335
                                       ISIN NO.: US161505FK35

                                       CERTIFICATE NO.: K-1

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (iv) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated: June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------     --------

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-13

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE: 6.6500%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $3,693,667               DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $738,733,448
AGREEMENT: AS OF JUNE 10, 2000
                                       SERVICER: GE CAPITAL LOAN SERVICES, INC.
CUT-OFF DATE: JUNE 10, 2000
                                       SPECIAL SERVICER: LEND LEASE ASSET
CLOSING DATE: JUNE 28, 2000            MANAGEMENT, L.P.

FIRST DISTRIBUTION DATE:               TRUSTEE: NORWEST BANK MINNESOTA,
JULY 17, 2000                          NATIONAL ASSOCIATION

APPROXIMATE AGGREGATE                  PAYING AGENT: THE CHASE MANHATTAN BANK
CERTIFICATE BALANCE
OF THE CLASS L CERTIFICATES            CUSIP NO.: 161505FL1
AS OF THE CLOSING DATE: $3,693,667
                                       ISIN NO.: US161505FL18

                                       CERTIFICATE NO.: L-1

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated: June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------     --------

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-14

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE: 6.6500%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $12,927,835              DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $738,733,448
AGREEMENT: AS OF JUNE 10, 2000
                                       SERVICER: GE CAPITAL LOAN SERVICES, INC.
CUT-OFF DATE: JUNE 10, 2000
                                       SPECIAL SERVICER: LEND LEASE ASSET
CLOSING DATE: JUNE 28, 2000            MANAGEMENT, L.P.

FIRST DISTRIBUTION DATE:               TRUSTEE: NORWEST BANK MINNESOTA,
JULY 17, 2000                          NATIONAL ASSOCIATION

APPROXIMATE AGGREGATE                  PAYING AGENT: THE CHASE MANHATTAN BANK
CERTIFICATE BALANCE
OF THE CLASS M CERTIFICATES            CUSIP NO.: 161505FM9
AS OF THE CLOSING DATE: $12,927,835
                                       ISIN NO.: US161505FM90

                                       CERTIFICATE NO.: M-1

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (iv) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated: June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------  ---------------------------   --------------------     --------

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

____________  ___________________________   ____________________     ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-15

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS X

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS X   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE EQUAL TO THE      BALANCE OF THE MORTGAGE LOANS AFTER
EXCESS, IF ANY, OF (i) THE WEIGHTED    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE OF THE NET INTEREST RATES ON   RECEIVED ON OR BEFORE CUT-OFF DATE:
THE MORTGAGE LOANS OVER (ii) THE       $738,733,448
WEIGHTED AVERAGE OF THE PASS-THROUGH
RATES OF THE OTHER CERTIFICATES        SERVICER: GE CAPITAL LOAN SERVICES, INC.
OTHER THAN THE RESIDUAL CERTIFICATES
AND THE CLASS S CERTIFICATE)           SPECIAL SERVICER: LEND LEASE ASSET
                                       MANAGEMENT, L.P.
DENOMINATION:
$[400,000,000][338,733,447]            TRUSTEE: NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF JUNE 10, 2000         PAYING AGENT: THE CHASE MANHATTAN BANK

CUT-OFF DATE: JUNE 10, 2000            CUSIP NO.: 161505EZ1

CLOSING DATE: JUNE 28, 2000            ISIN NO.: US161505EZ13

FIRST DISTRIBUTION DATE:               COMMON CODE: 011362516
JULY 17, 2000
                                       CERTIFICATE NO.: X-1[-1][-2]
APPROXIMATE AGGREGATE NOTIONAL AMOUNT
OF THE CLASS X CERTIFICATES AS OF THE
CLOSING DATE: $738,733,447

                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date Class X Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust of all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated: June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-16

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT.

PERCENTAGE INTEREST EVIDENCED BY THIS  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE: 100%                      BALANCE OF THE MORTGAGE LOANS AFTER
                                       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING          RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT: AS OF JUNE 10, 2000         $738,733,448

CUT-OFF DATE: JUNE 10, 2000            SERVICER: GE CAPITAL LOAN SERVICES, INC.

CLOSING DATE: JUNE 28, 2000            SPECIAL SERVICER: LEND LEASE ASSET
                                       MANAGEMENT, L.P.
FIRST DISTRIBUTION DATE:
JULY 17, 2000                          TRUSTEE: NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
CLASS R PERCENTAGE INTEREST: 100%
                                       PAYING AGENT: THE CHASE MANHATTAN BANK

                                       CERTIFICATE NO.: R-1

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [_______________________________]

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee, Paying Agent and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.


                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated: June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT


                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

Dated: June 28, 2000

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-17

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT.

PERCENTAGE INTEREST EVIDENCED BY THIS  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE: 100%                      BALANCE OF THE MORTGAGE LOANS AFTER
                                       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING          RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT: JUNE 10, 2000               $738,733,448

CUT-OFF DATE: JUNE 10, 2000            SERVICER: GE CAPITAL LOAN SERVICES, INC.

CLOSING DATE: JUNE 28, 2000            SPECIAL SERVICER: LEND LEASE ASSET
                                       MANAGEMENT, L.P.
FIRST DISTRIBUTION DATE:
JULY 17, 2000                          TRUSTEE: NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
CLASS LR PERCENTAGE INTEREST: 100%
                                       PAYING AGENT: THE CHASE MANHATTAN BANK

                                       CERTIFICATE NO.: LR-1

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [______________________________________]

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class LR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(b) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee, Paying Agent and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.


                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated: June 28, 2000


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT


                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

Dated: June 28, 2000

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-18

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2000-2, CLASS S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

PERCENTAGE INTEREST EVIDENCED BY THIS  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE: 100%                      BALANCE OF THE MORTGAGE LOANS AFTER
                                       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING          RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT: AS OF JUNE 10, 2000         $738,733,448

CUT-OFF DATE: JUNE 10, 2000            SERVICER: GE CAPITAL LOAN SERVICES, INC.

CLOSING DATE: JUNE 28, 2000            SPECIAL SERVICER: LEND LEASE ASSET
                                       MANAGEMENT, L.P.
FIRST DISTRIBUTION DATE:
JULY 17, 2000                          TRUSTEE: NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
CLASS S PERCENTAGE INTEREST: 100%
                                       PAYING AGENT: THE CHASE MANHATTAN BANK

                                       CERTIFICATE NO.: S-1

                               CLASS S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, the Loan REMIC Interests and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [__________________________________________]

is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), among Chase Commercial Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 and are issued in eighteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Certificate represents a beneficial ownership interest in a portion of the Trust Fund which is treated as a grantor trust for federal income tax purposes, and represents an undivided beneficial interest in the right to Excess Interest with respect to the Mortgage Loans and amounts as may be held from time to time in the Excess Interest Distribution Account.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held in the name of the Trustee and Paying Agent, respectively, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee and Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the Holder of Certificates with an original Certificate Balance or Notional Amount, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) to modify the definition of Servicing Standard; or

            (v) amend Section 11.01.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Upper-Tier REMIC or Lower-Tier REMIC.

            Any of the Holders of the Controlling Class, Special Servicer, Servicer or the Holders of the Class LR Certificates (in that order) will have the option, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement, which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          THE CHASE MANHATTAN BANK, not in its
                                          individual capacity but solely as
                                          Certificate Registrar under the
                                          Pooling and Servicing Agreement.



                                          By:___________________________________
                                             AUTHORIZED OFFICER

Dated: June 28, 2000



                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          THE CHASE MANHATTAN BANK,
                                          AUTHENTICATING AGENT



                                          By:___________________________________
                                             AUTHORIZED SIGNATORY

Dated: June 28, 2000

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                       (State)

            Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

--------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                        ----------------------------------------
Dated:________________                  NOTICE: The signature to this assignment
                                        must correspond with the name as
                                        written  upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                                          EXHIBIT B
                                                   MORTGAGE LOAN SCHEDULE
ID                      PROPERTY NAME                                           ADDRESS                            CITY        STATE
--                      -------------                                           -------                            ----        -----
1    111 Livingston Street                                111 Livingston Street                            Brooklyn             NY
2    1250 La Venta Drive                                  1250 La Venta Drive                              Westlake Village     CA
3    15 West 34th Street                                  15 West 34th Street                              New York             NY
4    1601 & 1701 Summit Avenue                            1601 & 1701 Summit Avenue                        Plano                TX
5    1666 North Firman Drive                              1666 North Firman Drive                          Richardson           TX
6    32-42 Broadway                                       32-42 Broadway                                   New York             NY
7    333 East 34th Street                                 333 East 34th Street                             New York             NY
8    7 Whiteland Plaza                                    782 Springdale Drive                             Exton                PA
9    75 Maiden Lane                                       75 Maiden Lane                                   New York             NY
10   78-80 Leonard Street                                 78-80 Leonard Street                             New York             NY
11   AEC II - Arbor Landings I & II                       545 Landings Boulevard                           Ann Arbor            MI
12   AEC II - Bay Club Apartments                         32002 North Marginal Road                        Willowick            OH
13   AEC II - Colony Bay East                             3450 Brooke Colony Drive                         Canal Winchester     OH
14   AEC II - Hawthorne Hills Apartments                  1817 Brownstone Boulevard                        Toledo               OH
15   AEC II - Steeplechase at Shiloh Crossing Apartments  10272 Steeplechase Drive                         Avon                 IN
16   AEC II - Sterling Park Apartments                    3660 Sterling Park Circle                        Grove City           OH
17   AEC II - The Residence at Barrington                 226 Barrington Place                             Aurora               OH
18   AEC II - Westchester Townhomes                       27652 Westchester Parkway                        Westlake             OH
19   AEC II - Williamsburg Townhomes                      6636 Deerfield Drive                             Sagamore Hills       OH
20   AEC II - Windsor Pines Apartments                    250 NW 130th Avenue                              Pembroke Pines       FL
21   AEC II - Wyndemere Apartments                        89 Wyndemere Drive                               Franklin             OH
22   Barnett Commercial Center                            4250 Pacific Highway                             San Diego            CA
23   Baseline Greenfield Shopping Center                  4321 East Baseline Road                          Gilbert              AZ
24   Belmont Village Center                               1000-1050 El Camino Real and 850 Emmett Avenue   Belmont              CA
25   Blockbuster - Louisville                             2422 West Broadway                               Louisville           KY
26   Borough Park Shopping Center                         27501 North Freeway                              The Woodlands        TX
27   BWI - Buildings #5 & #6                              2600 Cabover Drive & 7504 Connelly Drive         Hanover              MD
28   Charter Square Apartments                            2001 Old Concord Road                            Smyrna               GA
29   Civic Center Plaza (5)                               2619-2795 Tapo Canyon Road                       Simi Valley          CA
30   Colorado Square Shopping Center                      2305-2311 Colorado Boulevard                     Denton               TX
31   Copper Pointe                                        4530, 4550 and 4570 South Eastern Avenue         Las Vegas            NV
32   Cross County Plaza                                   4340 Okeechobee Boulevard                        West Palm Beach      FL
33   CVS Pharmacy (4)                                     4627 North Main Street                           Columbia             SC
34   Daisy Avenue Apartments                              1121-1170 Daisy Avenue                           Long Beach           CA
35   Eastern Beltway Center (6)                           2310 East Serene Avenue                          Las Vegas            NV
36   Edgewater Apartments                                 800 Lakeside Circle                              Lewisville           TX
37   Embassy Plaza                                        3800 West Ina Road                               Tucson               AZ
38   Embassy Suites Atlanta (Buckhead)                    3285 Peachtree Road N.E.                         Atlanta              GA
39   Embassy Suites San Francisco                         250 Gateway Boulevard                            San Francisco        CA
40   Forest Crossing V                                    4545 Research Forest Drive                       The Woodlands        TX
41   Fox Den Apartments                                   555 Dean Road                                    Auburn               AL
42   Greenacres Village Apartments                        2579 Airline Drive                               Bossier City         LA
43   Hempfield Heights Apartments                         One West Hills Drive                             Greensburg           PA
44   Highland Circle Apartments                           201 Northwood Drive                              Atlanta              GA
45   Highland Villas                                      1250 Brockett Road                               Clarkston            GA
46   La Torre Building                                    104 West Anapamu Street                          Santa Barbara        CA
47   Mansions by the Lake                                 620 N. Coppell Road                              Coppell              TX
48   Mountain Creek Apartments                            2451 North Rainbow Boulevard                     Las Vegas            NV
49   Mountain Vista Professional Building                 7761 Shaffer Parkway                             Littleton            CO
50   Newport Cove Apartments                              1212 Bass Drive                                  Henderson            NV
51   Nova Heacock Park Apartments                         13325 Heacock Avenue                             Moreno Valley        CA
52   Office Depot                                         40545 N. US Highway 19                           Tarpon Springs       FL
53   Pacific Place                                        222 West 6th Street                              San Pedro            CA
54   Parkmoor Plaza Shopping Center                       1509 - 1551 Parkmoor Avenue                      San Jose             CA
55   Piggly Wiggly Distribution Center                    4401 Piggly Wiggly Drive                         North Charleston     SC
56   Pike Plaza II                                        5046 - 5210 Pike Plaza Road                      Indianapolis         IN
57   Pike Plaza III                                       5030-5040 Pike Plaza Road                        Indianapolis         IN
58   Plaza Apartments                                     5469 N. Cedar Avenue                             Fresno               CA
59   Plaza del Oro                                        6460 North Oracle Road                           Tucson               AZ
60   Preston Plaza Phase II                               19177 Preston Road                               Dallas               TX
61   Riviera Ranch Apartments                             2801 North Rainbow Boulevard                     Las Vegas            NV
62   Safeway Village at Rockrimmon                        710-836 Village Center Drive                     Colorado Springs     CO
63   Sares Regis Headquarters                             18802 Bardeen Avenue                             Irvine               CA
64   Second Street Office Building                        1422-1424 Second Street                          Santa Monica         CA
65   Shops at Clark's Pond                                200 Gorham Road and 333 Clark's Pond Parkway     South Portland       ME
66   Shoreline Village                                    419 Shoreline Village Drive                      Long Beach           CA
67   South Bay Place                                      4401-4453 Redondo Beach Boulevard                Lawndale             CA
68   South Bay Tech Center                                1601 S. Main Street                              Milpitas             CA
69   South Fork Apartments                                13801 I-H 37                                     Corpus Christi       TX
70   Stone Oak Square Shopping Center                     19202 Stone Oak Parkway                          San Antonio          TX
71   The Shops at Gainey Ranch                            7704 E. Double Tree Ranch Road                   Scottsdale           AZ
72   Tierrasanta Gateway Center                           5810-6030 Santo Road                             San Diego            CA
73   Viscount Village                                     9521 Viscount Drive                              El Paso              TX
74   Washington Park I                                    7887 Washington Village Drive                    Dayton               OH
75   Waters Office Park                                   1470 Kerby Avenue                                San Mateo            CA
76   West Tower Village                                   4601 South Lamar Boulevard                       Austin               TX
77   Westgate Square Shopping Center                      15740 State Road 84                              Sunrise              FL
78   Whispering Lakes Apartments                          2606 South Durango Drive                         Las Vegas            NV
79   Willow Hollow Apartments                             4850 South Street                                Kearns               UT
80   Woodland Hills Apartments                            830 N. Donahue Drive                             Auburn               AL
81   Yorkshire Plaza                                      4300 East New York Street                        Aurora               IL

                                                                        CUT-OFF         ORIGINAL TERM TO          STATED REMAINING
                    MORTGAGE         NET MORTGAGE        ORIGINAL         DATE           MATURITY OR APD          TERM TO MATURITY
ID   Zip Code         Rate               Rate            Balance        Balance              (mos.)                or APD (mos.)
--   --------       --------         ------------        -------        -------          --------------           ----------------
1     11201          8.600%             8.548%            43,500,000     43,500,000           120                       120
2     91361          8.750%             8.698%             3,000,000      3,000,000           120                       120
3     10001          8.450%             8.363%            11,000,000     10,942,253           120                       114
4     75024          8.160%             8.108%             4,651,000      4,649,033           120                       119
5     75081          8.220%             8.168%             3,003,000      3,001,759           120                       119
6     10004          8.480%             8.428%            40,000,000     40,000,000           120                       120
7     10010          7.730%             7.643%             5,700,000      5,700,000           120                       119
8     19341          8.690%             8.603%             4,400,000      4,400,000           120                       120
9     10038          8.920%             8.833%            19,000,000     19,000,000           120                       120
10    10013          8.210%             8.158%             6,290,000      6,290,000           120                       120
11    48103          7.890%             7.803%            18,732,000     18,666,125           150                       144
12    44095          7.850%             7.763%             3,360,000      3,348,059           102                        96
13    43110          7.850%             7.763%             3,368,000      3,356,031           126                       120
14    43614          7.850%             7.763%             2,648,000      2,638,589           102                        96
15    46123          7.850%             7.763%             7,960,000      7,931,712           102                        96
16    43123          7.850%             7.763%             3,274,000      3,262,365           126                       120
17    44221          7.850%             7.763%            16,250,000     16,192,250           126                       120
18    44145          7.850%             7.763%             6,080,000      6,058,393           102                        96
19    44067          7.850%             7.763%            10,090,000     10,054,142           126                       120
20    33028          7.890%             7.803%            22,633,000     22,553,406           150                       144
21    45005          7.850%             7.763%             4,400,000      4,384,363           102                        96
22    92110          8.200%             8.148%             3,361,000      3,359,600           120                       119
23    85234          8.110%             8.023%             7,425,000      7,425,000           120                       120
24    94002          8.810%             8.723%             3,300,000      3,300,000           120                       120
25    40211          8.480%             8.428%               657,000        654,615           120                       113
26    77380          8.600%             8.548%             2,452,000      2,445,802           120                       115
27    21076          8.590%             8.503%             3,535,000      3,535,000           120                       120
28    30080          7.830%             7.778%             2,900,000      2,900,000           120                       120
29    93065          8.420%             8.333%            22,050,000     22,050,000           120                       118
30    76205          7.090%             7.038%             2,702,000      2,633,701           120                        99
31    89119          8.460%             8.373%             2,750,000      2,747,275           120                       118
32    33409          9.000%             8.948%            32,670,000     32,595,924           120                       115
33    29203          8.000%             7.948%             1,959,878      1,959,878           235                       235
34    90813          8.200%             8.148%             1,240,000      1,239,484           120                       119
35    89123          8.380%             8.293%            28,240,000     28,229,039           120                       119
36    75057          7.720%             7.668%            12,864,000     12,816,712           120                       114
37    85741          8.010%             7.958%             5,560,000      5,560,000           120                       120
38    30305          8.774%             8.687%            38,250,000     38,223,900           120                       119
39    94080          8.774%             8.687%            26,268,000     26,250,076           120                       119
40    77381          8.010%             7.958%             2,160,000      2,160,000           120                       120
41    36830          8.340%             8.288%             1,140,000      1,138,832           120                       118
42    71111          8.140%             8.088%             2,150,000      2,150,000           120                       120
43    15601          8.050%             7.998%             3,525,000      3,521,089           120                       118
44    30342          8.070%             8.018%             6,400,000      6,392,938           120                       118
45    30021          8.690%             8.638%            10,260,000     10,260,000           120                       120
46    93101          8.270%             8.218%             4,217,000      4,217,000           120                       120
47    75019          8.230%             8.178%            25,000,000     24,973,588           120                       118
48    89108          7.740%             7.688%            13,148,000     13,148,000           120                       120
49    80127          8.820%             8.733%             3,760,000      3,760,000           120                       120
50    89014          7.740%             7.688%             6,591,000      6,591,000           120                       120
51    92553          7.970%             7.918%             3,500,000      3,489,591           120                       115
52    34689          8.020%             7.968%             2,150,000      2,149,042           120                       119
53    90731          8.470%             8.418%            26,000,000     26,000,000           120                       120
54    95128          8.580%             8.528%             9,450,000      9,450,000           120                       120
55    29411          8.430%             8.378%             8,800,000      8,791,205           120                       118
56    46254          8.550%             8.498%             9,454,000      9,429,783           120                       115
57    46254          8.550%             8.498%             1,298,000      1,294,675           120                       115
58    93710          8.100%             8.048%             5,250,000      5,244,254           120                       118
59    85704          8.570%             8.518%             4,711,000      4,711,000           120                       120
60    75252          8.380%             8.328%             2,700,000      2,700,000           120                       120
61    89108          7.740%             7.688%             6,824,000      6,824,000           120                       120
62    80918          8.090%             8.038%             3,960,000      3,960,000           120                       120
63    92715          8.210%             8.123%             3,400,000      3,397,321           120                       119
64    90401          8.060%             7.973%             4,000,000      3,995,574           120                       118
65    04106          8.680%             8.593%            16,000,000     16,000,000           120                       120
66    90802          8.030%             7.978%             9,000,000      8,996,005           120                       119
67    90260          8.490%             8.438%             3,375,000      3,375,000           120                       120
68    95035          8.140%             8.088%            14,318,000     14,302,497           120                       118
69    78410          8.020%             7.968%             1,200,000      1,198,658           120                       118
70    78258          8.510%             8.458%             1,672,000      1,672,000           120                       120
71    85258          8.510%             8.458%             4,950,000      4,948,178           120                       119
72    92124          8.140%             8.088%             4,200,000      4,188,034           120                       115
73    79925          8.030%             7.978%            10,000,000      9,988,846           120                       118
74    45459          8.250%             8.198%             5,925,000      5,922,580           120                       119
75    94403          8.140%             8.088%            21,000,000     21,000,000           120                       120
76    78745          8.890%             8.838%             2,922,000      2,922,000           120                       120
77    33326          8.900%             8.813%             9,400,000      9,388,836            60                        57
78    89117          7.740%             7.688%             7,449,000      7,449,000           120                       120
79    84118          8.500%             8.448%             1,027,000      1,027,000           120                       120
80    36832          8.340%             8.288%             1,080,000      1,078,893           120                       118
81    60504          8.310%             8.258%            18,680,000     18,672,546            60                        59

     MATURITY            ORIGINAL              REMAINING            PAYMENT DUE                               CUT-OFF
       DATE            AMORTIZATION           AMORTIZATION            ON THE             APPRAISED           DATE LTV
ID    or APD            Term (mos.)           Term (mos.)         First Due Date           Value               Ratio           DSCR
--   ---------         ------------           ------------        --------------         ---------           --------          ----
     C>
1    7/1/2010               360                   360                     311,750.00         68,000,000        64.0%           1.58
2    6/1/2010               360                   360                                         5,000,000        60.0%           1.25
3    2/10/2009              300                   294                                        14,850,000        73.7%           1.28
4    5/1/2010               360                   359                                         6,450,000        72.1%           1.25
5    5/1/2010               360                   359                                         3,800,000        79.0%           1.33
6    6/10/2010              360                   360                                        74,900,000        53.4%           1.29
7    5/10/2010               0                     0                                         23,400,000        24.4%           3.29
8    6/10/2010              360                   360                                         6,100,000        72.1%           1.39
9    6/10/2010              360                   360                                        29,500,000        64.4%           1.27
10   6/1/2010               360                   360                                        10,400,000        60.5%           1.47
11   6/10/2012              360                   354                                        25,500,000        73.2%           1.25
12   6/10/2008              360                   354                                         4,200,000        79.7%           1.26
13   6/10/2010              360                   354                                         5,600,000        59.9%           1.24
14   6/10/2008              360                   354                                         3,500,000        75.4%           1.27
15   6/10/2008              360                   354                                        13,600,000        58.3%           1.17
16   6/10/2010              360                   354                                         4,650,000        70.2%           1.21
17   6/10/2010              360                   354                                        21,000,000        77.1%           1.20
18   6/10/2008              360                   354                                         7,600,000        79.7%           1.20
19   6/10/2010              360                   354                                        16,200,000        62.1%           1.20
20   6/10/2012              360                   354                                        34,000,000        66.3%           1.20
21   6/10/2008              360                   354                                         5,500,000        79.7%           1.20
22   5/1/2010               360                   359                                         5,250,000        64.0%           1.25
23   6/10/2010              360                   360                                         9,450,000        78.6%           1.20
24   6/10/2010              360                   360                                         4,540,000        72.7%           1.22
25   11/1/2009              360                   353                                           950,000        68.9%           1.25
26   1/1/2010               360                   355                                         3,450,000        70.9%           1.27
27   6/10/2010              360                   360                                         4,700,000        75.2%           1.20
28   6/1/2010               360                   360                                         7,900,000        36.7%           3.02
29   4/10/2010              360                   358                                        29,375,000        75.1%           1.29
30   9/1/2008               300                   279                                         3,800,000        69.3%           1.20
31   4/10/2010              360                   358                                         4,100,000        67.0%           1.39
32   1/1/2010               360                   355                                        42,600,000        76.5%           1.23
33   1/1/2020               235                   235                                         2,250,000        87.1%           1.04
34   5/1/2010               360                   359                                         1,550,000        80.0%           1.31
35   5/10/2010              360                   359                                        36,500,000        77.3%           1.21
36   12/1/2009              360                   354                                        21,000,000        61.0%           1.35
37   6/1/2010               360                   360                                         7,900,000        70.4%           1.24
38   5/10/2010              300                   299                                        60,500,000        63.2%           1.47
39   5/10/2010              300                   299                                        38,200,000        68.7%           1.39
40   6/1/2010               360                   360                                         2,875,000        75.1%           1.26
41   4/1/2010               360                   358                                         1,425,000        79.9%           1.37
42   7/1/2010               360                   360                      14,584.17          3,350,000        64.2%           1.61
43   4/1/2010               360                   358                                         5,150,000        68.4%           1.50
44   4/1/2010               360                   358                                         8,000,000        79.9%           1.25
45   6/1/2010               360                   360                                        12,700,000        80.8%           1.20
46   6/1/2010               360                   360                                         7,800,000        54.1%           1.46
47   4/1/2010               360                   358                                        32,500,000        76.8%           1.25
48   6/1/2010               360                   360                                        18,100,000        72.6%           1.37
49   6/10/2010              360                   360                                         4,600,000        81.7%           1.20
50   6/1/2010               360                   360                                         9,000,000        73.2%           1.40
51   1/1/2010               360                   355                                         4,450,000        78.4%           1.20
52   5/1/2010               360                   359                                         3,700,000        58.1%           1.67
53   7/1/2010               360                   360                     183,516.67         36,000,000        72.2%           1.43
54   6/1/2010               336                   336                                        11,870,000        79.6%           1.26
55   4/1/2010               360                   358                                        12,200,000        72.1%           1.29
56   1/1/2010               360                   355                                        12,500,000        75.4%           1.26
57   1/1/2010               360                   355                                         1,800,000        71.9%           1.28
58   4/1/2010               360                   358                                         7,375,000        71.1%           1.26
59   6/1/2010               360                   360                                         7,300,000        64.5%           1.23
60   6/1/2010               360                   360                                         3,550,000        76.1%           1.30
61   6/1/2010               360                   360                                         9,600,000        71.1%           1.34
62   7/1/2010               360                   360                      26,697.00          5,200,000        76.2%           1.34
63   5/10/2010              300                   299                                         4,750,000        71.5%           1.29
64   4/10/2010              360                   358                                         8,600,000        46.5%           2.08
65   6/10/2010              360                   360                                        21,800,000        73.4%           1.21
66   5/1/2010               360                   359                                        11,900,000        75.6%           1.55
67   6/1/2010               360                   360                                         5,300,000        63.7%           1.30
68   4/1/2010               360                   358                                        21,000,000        68.1%           1.39
69   4/1/2010               360                   358                                         1,650,000        72.6%           1.31
70   6/1/2010               360                   360                                         2,500,000        66.9%           1.51
71   5/1/2010               360                   359                                         7,000,000        70.7%           1.34
72   1/1/2010               360                   355                                         6,430,000        65.1%           1.38
73   4/1/2010               360                   358                                        14,200,000        70.3%           1.39
74   5/1/2010               360                   359                                         8,100,000        73.1%           1.33
75   6/1/2010               360                   360                                        29,211,000        71.9%           1.30
76   6/1/2010               360                   360                                         4,600,000        63.5%           1.31
77   3/10/2005              360                   357                                        11,500,000        81.6%           1.21
78   6/1/2010               360                   360                                        10,500,000        70.9%           1.32
79   7/1/2010               360                   360                       7,274.58          1,500,000        68.5%           1.25
80   4/1/2010               360                   358                                         1,350,000        79.9%           1.25
81   5/1/2005               360                   359                                        23,500,000        79.5%           1.33

                        INTEREST                                                                                           CROSSED
     SERVICING           ACCRUAL            APD                                                                             WITH
ID      RATE              BASIS          (YES/NO)     REVISED RATE FOR APD                      FEE/LEASEHOLD            OTHER LOANS
--   ---------          --------         --------     ---------------------                     -------------            -----------
1     0.0500%            ACT/360            Yes       2% over original coupon                   Fee                           No
2     0.0500%            ACT/360             No                                                 Fee                           No
3     0.0850%            ACT/360             No                                                 Fee                           No
4     0.0500%            ACT/360             No                                                 Fee                           No
5     0.0500%            ACT/360             No                                                 Fee                           No
6     0.0500%            ACT/360             No                                                 Fee                           No
7     0.0850%            ACT/360             No                                                 Fee                           No
8     0.0850%            ACT/360             No                                                 Fee                           No
9     0.0850%            ACT/360             No                                                 Fee/Leashold                  No
10    0.0500%            ACT/360             No                                                 Leasehold                     No
11    0.0850%            ACT/360             No                                                 Fee                           No
12    0.0850%            ACT/360             No                                                 Fee                           No
13    0.0850%            ACT/360             No                                                 Fee                           No
14    0.0850%            ACT/360             No                                                 Fee                           No
15    0.0850%            ACT/360             No                                                 Fee                           No
16    0.0850%            ACT/360             No                                                 Fee                           No
17    0.0850%            ACT/360             No                                                 Fee                           No
18    0.0850%            ACT/360             No                                                 Fee                           No
19    0.0850%            ACT/360             No                                                 Fee                           No
20    0.0850%            ACT/360             No                                                 Fee                           No
21    0.0850%            ACT/360             No                                                 Fee                           No
22    0.0500%            ACT/360             No                                                 Fee                           No
23    0.0850%            ACT/360             No                                                 Fee                           No
24    0.0850%            ACT/360             No                                                 Fee                           No
25    0.0500%            ACT/360             No                                                 Fee                           No
26    0.0500%            ACT/360             No                                                 Fee                           No
27    0.0850%            ACT/360             No                                                 Fee                           No
28    0.0500%            ACT/360             No                                                 Fee                           No
29    0.0850%            ACT/360             No                                                 Fee                           No
30    0.0500%            ACT/360            Yes       2% over than applicable treasury          Fee                           No
31    0.0850%            ACT/360             No                                                 Fee                           No
32    0.0500%            ACT/360            Yes       2% over original coupon                   Fee                           No
33    0.0500%            ACT/360             No                                                 Fee                           No
34    0.0500%            ACT/360             No                                                 Fee                           No
35    0.0850%            ACT/360             No                                                 Fee                           No
36    0.0500%            ACT/360             No                                                 Fee                           No
37    0.0500%            ACT/360             No                                                 Fee                           No
38    0.0850%            ACT/360             No                                                 Fee/Leashold                  No
39    0.0850%            ACT/360             No                                                 Fee/Leashold                  No
40    0.0500%            ACT/360             No                                                 Fee                           No
41    0.0500%            ACT/360             No                                                 Fee                           No
42    0.0500%            ACT/360             No                                                 Fee                           No
43    0.0500%            ACT/360             No                                                 Fee                           No
44    0.0500%            ACT/360             No                                                 Fee                           No
45    0.0500%            ACT/360             No                                                 Fee                           No
46    0.0500%            ACT/360             No                                                 Fee                           No
47    0.0500%            ACT/360             No                                                 Fee                           No
48    0.0500%            ACT/360             No                                                 Fee                           No
49    0.0850%            ACT/360             No                                                 Fee                           No
50    0.0500%            ACT/360             No                                                 Fee                           No
51    0.0500%            ACT/360             No                                                 Fee                           No
52    0.0500%            ACT/360             No                                                 Fee                           No
53    0.0500%            ACT/360             No                                                 Fee                           No
54    0.0500%            ACT/360             No                                                 Leasehold                     No
55    0.0500%            ACT/360             No                                                 Fee/Leasehold                 No
56    0.0500%            ACT/360             No                                                 Fee                           No
57    0.0500%            ACT/360             No                                                 Fee                           No
58    0.0500%            ACT/360             No                                                 Fee                           No
59    0.0500%            ACT/360             No                                                 Fee                           No
60    0.0500%            ACT/360             No                                                 Fee                           No
61    0.0500%            ACT/360             No                                                 Fee                           No
62    0.0500%            ACT/360             No                                                 Fee                           No
63    0.0850%            ACT/360             No                                                 Fee                           No
64    0.0850%            ACT/360             No                                                 Fee                           No
65    0.0850%            ACT/360             No                                                 Fee                           No
66    0.0500%            ACT/360             No                                                 Leasehold                     No
67    0.0500%            ACT/360             No                                                 Fee                           No
68    0.0500%            ACT/360             No                                                 Fee                           No
69    0.0500%            ACT/360             No                                                 Fee                           No
70    0.0500%            ACT/360             No                                                 Fee                           No
71    0.0500%            ACT/360             No                                                 Fee                           No
72    0.0500%            ACT/360             No                                                 Fee                           No
73    0.0500%            ACT/360             No                                                 Fee                           No
74    0.0500%            ACT/360             No                                                 Fee                           No
75    0.0500%            ACT/360             No                                                 Fee                           No
76    0.0500%            ACT/360             No                                                 Fee                           No
77    0.0850%            ACT/360             No                                                 Fee                           No
78    0.0500%            ACT/360             No                                                 Fee                           No
79    0.0500%            ACT/360             No                                                 Fee                           No
80    0.0500%            ACT/360             No                                                 Fee                           No
81    0.0500%            ACT/360             No                                                 Fee                           No

      MORTGAGE
        LOAN                 CTL                                    SECURED BY
ID   SELLER (1)            (YES/NO)            GUARANTOR         LETTER OF CREDIT
--   ----------            --------            ---------         ----------------
1       GECC                  No                   No                   No
2       GECC                  No                   No                   No
3        CMB                  No                   No                   No
4       GECC                  No                   No                   No
5       GECC                  No                   No                   No
6        CMB                  No                   No                   No
7        CMB                  No                   No                   No
8        CMB                  No                   No                   No
9        CMB                  No                   No                   No
10      GECC                  No                   No                   No
11       CMB                  No                   No                   No
12       CMB                  No                   No                   No
13       CMB                  No                   No                   No
14       CMB                  No                   No                   No
15       CMB                  No                   No                   No
16       CMB                  No                   No                   No
17       CMB                  No                  Yes                   No
18       CMB                  No                   No                   No
19       CMB                  No                   No                   No
20       CMB                  No                   No                   No
21       CMB                  No                   No                   No
22      GECC                  No                   No                   No
23       CMB                  No                   No                   No
24       CMB                  No                   No                   No
25      GECC                  No                   No                   No
26      GECC                  No                   No                   No
27       CMB                  No                   No                   No
28      GECC                  No                   No                   No
29       CMB                  No                   No                   No
30      GECC                  No                   No                   No
31       CMB                  No                   No                   No
32      GECC                  No                   No                  Yes
33      GECC                 Yes                   No                   No
34      GECC                  No                   No                   No
35       CMB                  No                   No                   No
36      GECC                  No                   No                   No
37      GECC                  No                   No                   No
38       CMB                  No                   No                  Yes
39       CMB                  No                   No                  Yes
40      GECC                  No                   No                   No
41      GECC                  No                   No                   No
42      GECC                  No                   No                   No
43      GECC                  No                   No                   No
44      GECC                  No                   No                   No
45      GECC                  No                   No                   No
46      GECC                  No                   No                   No
47      GECC                  No                   No                   No
48      GECC                  No                   No                   No
49       CMB                  No                   No                   No
50      GECC                  No                   No                   No
51      GECC                  No                   No                   No
52      GECC                  No                   No                   No
53      GECC                  No                   No                   No
54      GECC                  No                   No                   No
55      GECC                  No                   No                   No
56      GECC                  No                   No                   No
57      GECC                  No                   No                   No
58      GECC                  No                   No                   No
59      GECC                  No                   No                   No
60      GECC                  No                   No                   No
61      GECC                  No                   No                   No
62      GECC                  No                   No                   No
63       CMB                  No                   No                   No
64       CMB                  No                   No                   No
65       CMB                  No                   No                   No
66      GECC                  No                   No                   No
67      GECC                  No                   No                   No
68      GECC                  No                   No                   No
69      GECC                  No                   No                   No
70      GECC                  No                   No                   No
71      GECC                  No                   No                   No
72      GECC                  No                   No                   No
73      GECC                  No                   No                   No
74      GECC                  No                   No                   No
75      GECC                  No                   No                   No
76      GECC                  No                   No                   No
77       CMB                  No                   No                   No
78      GECC                  No                   No                   No
79      GECC                  No                   No                   No
80      GECC                  No                   No                   No
81      GECC                  No                   No                   No

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER


The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention:  Capital Markets Fiduciary Services (CMBS)

Chase Commercial Mortgage Securities Corp.
270 Park Avenue
New York, New York 10017
Attention:

      Re: Transfer of Chase Commercial Mortgage Securities Corp.
          Commercial Mortgage Pass-Through Certificates, Series 2000-2
          ------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), by and among Chase Commercial Mortgage Securities Corp., as Depositor, GE Capital Loan Services, Inc., as Servicer, Lend Lease Asset Management, L.P., as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee on behalf of the holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1. Check one of the following:*

------------
* Purchase must include one of the following certifications.

            [ ] The Purchaser is not purchasing a Class S, Class R or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

            [ ] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) (other than with respect to the Residual or Class S Certificates) institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or
(7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:*

------------
* Each Purchaser must include one of the two alternative certifications.

            [ ] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            [ ] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. Please make all payments due on the Certificates:**

------------
** Only to be filled out by Purchasers of Definitive Certificates. Please select
(a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.


            [ ] (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:_________________________________________________
                  ABA#:_________________________________________________
                  Account #:____________________________________________
                  Attention:____________________________________________

            [ ]   (b)   by  mailing  a check  or  draft  to the  following
                  address:


                                       Very truly yours,



                                       -----------------------------------------
                                                    [The Purchaser]




                                        By:_____________________________________
                                           Name:
                                           Title:

Dated:

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT


                                                AFFIDAVIT    PURSUANT   TO
                                                SECTION 860E(E)(4)      OF
                                                THE    INTERNAL    REVENUE
                                                CODE OF 1986, AS AMENDED


STATE OF    )
            )  ss:
COUNTY OF   )


            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

            2. That the Transferee's Taxpayer Identification Number is [      ].

            3. That the Transferee of a Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the assets of such a Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or
(ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated as of June 10, 2000 among Chase Commercial Mortgage Securities Corp., as Depositor, GE Capital Loan Services, Inc., as Servicer, Lend Lease Asset Management, L.P., as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

            9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

            10. The Transferee calculated present values using a discount rate of [ ] to determine the consideration payable by Transferor to Transferee in accordance with Proposed U.S. Treasury Regulation Section 1.860E-1(c), which discount rate is at least equal to the lesser of (i) the applicable federal rate under Section 1274(d) of the Code, or (ii) the rate at which the Transferee regularly borrows in the ordinary course of its trade or business, substantial funds from unrelated third parties, or calculated in such other manner as may be provided in applicable Final Treasury Regulations.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.


                                       [NAME OF TRANSFEREE]



                                       By:______________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.



------------------------------
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]

The Chase Manhattan Bank,
as Certificate Registrar
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention:  Capital Markets Fiduciary Services (CMBS)

            Re: Chase Commercial Mortgage Securities Corp.,
                Commercial Mortgage Pass-Through Certificates, Series 2000-2
                ------------------------------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied or that the information contained in paragraphs 3 and 4 thereof is not true.

                                       Very truly yours,


                                       [Transferor]



                                        ________________________________________

                                    EXHIBIT E

                             (INTENTIONALLY OMITTED)

                                    EXHIBIT F

                               REQUEST FOR RELEASE

                                                      __________[Date]

Norwest Bank Minnesota, National Association,
  as Custodian
1031 10th Avenue SE,
Minneapolis, Minnesota  55414
Attention:

      Re:   Chase Commercial Mortgage Securities Corp,
            Commercial Mortgage Pass-Through Certificates, Series 2000-2, REQUEST FOR RELEASE
            -------------------------------------------------------------

Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), by and among Chase Commercial Mortgage Securities Corp., as depositor, [the undersigned, as servicer (the "Servicer"), Lend Lease Asset Management, L.P., as special servicer,] [GE Capital Loan Services, Inc., as servicer, the undersigned, as special servicer (the "Special Servicer"),] and you, as trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______1. Mortgage Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______2.    The Mortgage Loan is being foreclosed.

            ______3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       [SERVICER][SPECIAL SERVICER]



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT G

                       FORM OF ERISA REPRESENTATION LETTER


The Chase Manhattan Bank
  as Certificate Registrar
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention:  Capital Markets Fiduciary Services (CMBS)

Chase Commercial Mortgage Securities Corp.
270 Park Avenue
New York, New York 10017
Attention:

      Re: Transfer of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2
            ------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2, Class __ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of June 10, 2000 (the "Pooling and Servicing Agreement"), by and among Chase Commercial Mortgage Securities Corp., as depositor (the "Depositor"), GE Capital Loan Services, Inc., as servicer (the "Servicer"), Lend Lease Asset Management, L.P., as special servicer (the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any similar law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the [Placement Agent] [Underwriters] or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, [Placement Agent] [Underwriters], the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.


                                       Very truly yours,


                                       -----------------------------------------
                                                   [The Purchaser]


                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT H
                    FORM OF STATEMENT TO CERTIFICATEHOLDERS

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      17-Aug-2000
MATURITY DATE:      15-Jul-2032


                   CONTACT INFORMATION                                      TABLE OF CONTENTS
----------------------------------------------------------    -----------------------------------------------------

FUNCTION              NAMES/ADDRESSES                          STATEMENT SECTIONS                         PAGE(S)
--------              ---------------                          ------------------                         -------
MASTER SERVICER                                                Certificate Distribution Detail             2 - 7
                      GE Capital Loan Services, Inc.
                      363 North Sam Houston Parkway East,      Certificate Ratings Detail                    8
                      Suite 200
                      Houston, TX 77060                        Mortgage Loan Stratification Tables         9 - 11
                      (713) 405-7000
                                                               Loan Status Detail                         12 - 14

SPECIAL SERVICER                                               Property History Detail                       15
                      Lend Lease Asset Management, L.P.
                      3424 Peachtree Road, N.E.                Delinquency Loan Detail                       16
                      Suite 700
                      Atlanta, GA 30326                        Historical Delinquency Detail                 17

                                                               Specially Serviced Loan Detail                18

TRUSTEE                                                        Specially Serviced Historical Information     19
                      Norwest Bank Minnesota,
                      National Association                     Principal Prepayment Detail                   20
                      11000 Broken Land Parkway
                      Columbia, MD 21044-3562                  Modified Loan Detail                          21
                      (410) 884-2372
                                                               Realized Loss Detail                          22
PAYING AGENT
                      Chase Manhattan Bank
                      450 W. 33rd Street, 14th Floor
                      New York, NY 10001
                      (212) 946-3200

ADMINISTRATOR
                      Diane Wallace
                      Email: diane.e.wallace@chase.com
                      (212) 946-8583

          REPORTS AVAILABLE AT WWW.CHASE.COM/SFA
----------------------------------------------------------    -----------------------------------------------------


The information contained herein has been obtained from sources believed to be reliable, but The Chase Manhattan Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by Chase from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields. Chase makes no representations as to the appropriateness for any person of any investment in the securities.




[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:




                                                   CERTIFICATE DISTRIBUTION DETAIL

                                                       Distribution in Dollars

------------------------------------------------------------------------------------------------------------------------------------
Class     CUSIP    Current   Original   Beginning  Principal  Interest    Prepayment        Total     Realized         Ending
                   Pass      Face       Principal                         Premiums / Yield            Losses/Trust     Principal
                   Through   Value      Balance                           Maint Charges               Expenses         Balance
                   Rate
------------------------------------------------------------------------------------------------------------------------------------


A-1
A-2
 B
 C
 D
 E
 F
 G
 H
 I
 J
 K
 L
 M
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                           0              0        0          0            0               0           0               0
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Class     CUSIP    Current   Original   Beginning  Principal  Interest    Prepayment        Total     Realized         Ending
                   Pass      Face       Principal                         Premiums / Yield            Losses/Trust     Principal
                   Through   Value      Balance                           Maint Charges               Expenses         Balance
                   Rate
------------------------------------------------------------------------------------------------------------------------------------

 X
------------------------------------------------------------------------------------------------------------------------------------



[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:




                                                   CERTIFICATE DISTRIBUTION DETAIL

                                           Factor Information per $1,000 of Original Face


-----------------------------------------------------------------------------------------------------------------
Class     CUSIP      Beginning  Principal  Interest    Prepayment        Total     Realized         Ending
                     Principal                         Premiums / Yield            Losses/Trust     Principal
                     Factor                            Maint Charges               Expenses         Balance
-----------------------------------------------------------------------------------------------------------------


A-1
A-2
 B
 C
 D
 E
 F
 G
 H
 I
 J
 K
 L
 M
-----------------------------------------------------------------------------------------------------------------
TOTALS
-----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
Class     CUSIP      Beginning  Principal  Interest    Prepayment        Total     Realized         Ending
                     Principal                         Premiums / Yield            Losses/Trust     Principal
                     Factor                            Maint Charges               Expenses         Balance

-----------------------------------------------------------------------------------------------------------------

 X
------------------------------------------------------------------------------------------------------------------------------------



[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:



                         CERTIFICATE DISTRIBUTION DETAIL


Available Funds                                                    0

Principal Distribution Amount                                      0

    Scheduled Principal Distribution Amount                        0

    Unscheduled Principal Distribution Amount                      0

Miscellaneous Trust Fund Expenses                                  0



Interest Reserve Account

    Deposits                                                       0

    Withdrawals                                                    0




Balance Information
-----------------------------------------------------------------------------------------------------------------------------------
Group    Loan Count at      Scheduled        Beginning    Beginning     Beginning   Ending Loan    Ending Scheduled   Ending Unpaid
         Securitization     Balance at       Loan Count   Scheduled     Unpaid      Count          Balance            Balance
                            Securitization                Balance       Balance
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
  TOTALS
-----------------------------------------------------------------------------------------------------------------------------------



Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

        ----------------------------------------------------------------

                  Period       Number        Aggregated   Percentage
                                             Principal
                                              Balance
        ----------------------------------------------------------------
                  1 Month                                      %
                 2 Months                                      %
                3+ Months                                      %
           In Foreclosure                                      %
                      REO                                      %
             Bankruptcies                                      %
        ----------------------------------------------------------------
             TOTALS                                            %
        ----------------------------------------------------------------





[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:



                         CERTIFICATE DISTRIBUTION DETAIL


Prepayment Penalties

                      ---------------------------------------------
                       Class       Prepayment   Yield Maintenance
                                    Premium
                      ---------------------------------------------

                        A-1
                        A-2
                        B
                        C
                        D
                        E
                        F
                        G
                        H
                        I
                        J
                        K
                        L
                        M
                      ---------------------------------------------
                        X
                      ---------------------------------------------




Advance Summary

   Principal & Interest Advances

      Current Principal & Interest Advances

      Outstanding Principal & Interest Advances

      Reimbursement of Interest on any P&I Advances

      Reimbursement of Interest on any T&I Advances



[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:



                         CERTIFICATE DISTRIBUTION DETAIL


Fee Summary

        Servicing Fees

        Sub-Servicing Fees

        Trustee Fees

        Special Servicer Fee

        Workout Fee



Appraisal Reduction Amounts


                            ----------------------------------------------
                            Loan Number       Appraisal        Appraisal
                                              Reduction        Reduction
                                            Effected Date       Amount
                            ----------------------------------------------



                            ----------------------------------------------



[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:




                                      CERTIFICATE DISTRIBUTION DETAIL

                                              Interest Detail

----------------------------------------------------------------------------------------------------------
Class       Accrued       Prepayment    Beginning    Interest    Total       Certificate      Ending
            Certificate   Interest      Unpaid       Loss        Interest    Interest         Unpaid
            Interest      Shortfall     Interest                 Payable     Distributable    Interest
----------------------------------------------------------------------------------------------------------
  A-1
  A-2
  B
  C
  D
  E
  F
  G
  H
  I
  J
  K
  L
  M
----------------------------------------------------------------------------------------------------------
TOTALS
----------------------------------------------------------------------------------------------------------



[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      17-Aug-2000
MATURITY DATE:      15-Jul-2032



                           CERTIFICATE RATINGS DETAIL

Class  CUSIP          Original Ratings           Changed Ratings/Change Date(1)
-----  ---------   ------------------------      -------------------------------

                   DCR  Fitch  Moody's  S&P       DCR    Fitch  Moody's    S&P
                   ---  -----  -------  ---      ------  -----  -------  -------
 A-1   161505EX6
 A-2   161505EY4
  B    161505FA5
  C    161505FB3
  D    161505FC1
  E    161505FD9
  F    161505FE7
  G    161505FF4
  H    161505FG2
  I    161505FH0
  J    161505FJ6
  K    161505FK3
  L    161505FL1
  M    161505FM9
  X    161505EZ1
-----  ---------   ------------------------      -------------------------------


     NR - Designates that the class was not rated by the above agency at the time of original issuance.
     N/A - Not applicable.
     X - Designates that the rating agency did not rate class at the time of issuance.

(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report. It is possible that the current ratings may have changed before the release of this report, hence, Chase recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.


Duff & Phelps
17 States Street, 12th Floor
New York, NY 10004
Ph: 212-908-0228

Fitch IBCA
One State Street Plaza
New York, NY 10004
Ph: 212-908-0500
Fax: 212-635-0295

Standard & Poor's Rating Services
Commercial Mortgage Surveillance
55 Water Street, Fl. 41
New York, NY 10041-0003
Ph: 212-438-2000
Fax: 212-438-2664




[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:


                       MORTGAGE LOAN STRATIFICATION TABLES



                                   Stratification by Ending Scheduled Balance Amount
-------------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
  Ending Scheduled Balance    # of       Principal        % of Agg.      ------------------------------------
           Amount             Loans     Balance ($)      Prin. Bal.      WAM        Note Rate (%)      DSCR
---------------------------   -----     -------------    ----------      ---        -------------    --------
$1,000,000 or Less              0                0.00                     0          0.000000       0.000000
$1,000,001 to $2,000,000        0                0.00                     0          0.000000       0.000000
$2,000,001 to $4,000,000        0                0.00                     0          0.000000       0.000000
$4,000,001 to $6,000,000        0                0.00                     0          0.000000       0.000000
$6,000,001 to $8,000,000        0                0.00                     0          0.000000       0.000000
$8,000,001 to $10,000,000       0                0.00                     0          0.000000       0.000000
$10,000,001 to $15,000,000      0                0.00                     0          0.000000       0.000000
$15,000,001 to $20,000,000      0                0.00                     0          0.000000       0.000000
---------------------------   -----     -------------    ----------      ---        -------------    --------
           Totals               0                0.00       0.00          0          0.000000       0.000000
-------------------------------------------------------------------------------------------------------------
    AVERAGE PRINCIPAL BALANCE:                   0.00



                                   Stratification by State Code
-------------------------------------------------------------------------------------------------
                                                                        Weighted Average
      State Code       # of     Principal Balance   % of Agg.   ---------------------------------
                        Loans          ($)         Prin. Bal.   WAM     Note Rate (%)      DSCR
--------------------   ------   ------------------ ----------   ----    -------------    --------
FLORIDA                   0                   0.00               0        0.000000       0.000000
--------------------   ------   ------------------ ----------   ----    -------------    --------
        Totals            0                   0.00      0.00     0        0.000000       0.000000

[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:


                       MORTGAGE LOAN STRATIFICATION TABLES



                                     STRATIFICATION BY CURRENT NOTE RATE
------------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
                                  # of    Principal Balance   % of Agg.   ----------------------------------
        Current Note Rate         Loans          ($)         Prin. Bal.   WAM   Note Rate (%)         DSCR
------------------------------    -----   -----------------  ----------   ---   -------------      ---------
0.000000% to 7.500000%              0                  0.00               0         0.000000       0.000000
7.510000% to 7.750000%              0                  0.00               0         0.000000       0.000000
7.760000% to 8.000000%              0                  0.00               0         0.000000       0.000000
8.010000% to 8.250000%              0                  0.00               0         0.000000       0.000000
8.260000% to 8.500000%              0                  0.00               0         0.000000       0.000000
8.510000% to 8.750000%              0                  0.00               0         0.000000       0.000000
8.760000% to 9.000000%              0                  0.00               0         0.000000       0.000000
9.010000% to 9.250000%              0                  0.00               0         0.000000       0.000000
9.260000% to 9.500000%              0                  0.00               0         0.000000       0.000000
9.510000% to 9.750000%              0                  0.00               0         0.000000       0.000000
9.760000% to 10.000000%             0                  0.00               0         0.000000       0.000000
10.010000% to 11.010000%            0                  0.00               0         0.000000       0.000000
------------------------------    -----   -----------------  ----------   ---   -------------      ---------
             Totals                 0                  0.00      0.00     0         0.000000       0.000000
------------------------------------------------------------------------------------------------------------



                                STRATIFICATION BY DEBT SERVICE COVERAGE RATIO
------------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
                                  # of    Principal Balance   % of Agg.   ----------------------------------
   Debt Service Coverage Ratio    Loans          ($)         Prin. Bal.   WAM      Note Rate (%)      DSCR
------------------------------    -----   -----------------  ----------   ---      -------------   --------
0.000000 to 1.000000                0                  0.00               0         0.000000       0.000000
1.010000 to 1.200000                0                  0.00               0         0.000000       0.000000
1.210000 to 1.240000                0                  0.00               0         0.000000       0.000000
1.250000 to 1.300000                0                  0.00               0         0.000000       0.000000
1.310000 to 1.400000                0                  0.00               0         0.000000       0.000000
1.410000 to 1.500000                0                  0.00               0         0.000000       0.000000
1.510000 to 1.600000                0                  0.00               0         0.000000       0.000000
1.610000 to 1.700000                0                  0.00               0         0.000000       0.000000
1.710000 to 1.800000                0                  0.00               0         0.000000       0.000000
1.810000 to 1.900000                0                  0.00               0         0.000000       0.000000
1.910000 to 2.000000                0                  0.00               0         0.000000       0.000000
2.010000 to 2.300000                0                  0.00               0         0.000000       0.000000
2.310000 to 2.400000                0                  0.00               0         0.000000       0.000000
------------------------------    -----   -----------------  ----------   ---      -------------   --------
             Totals                 0                  0.00      0.00     0         0.000000       0.000000
------------------------------------------------------------------------------------------------------------



                        STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)
------------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
                                  # of    Principal Balance   % of Agg.   ----------------------------------
      Remaining Stated Term       Loans          ($)         Prin. Bal.   WAM   Note Rate (%)         DSCR
---------------------------       -----   ------------------ ----------   ---   -------------      ---------
70 months or Less                   0                  0.00               0         0.000000       0.000000
71 months to 90 months              0                  0.00               0         0.000000       0.000000
91 months to 110 months             0                  0.00               0         0.000000       0.000000
111 months to 115 months            0                  0.00               0         0.000000       0.000000
116 months to 120 months            0                  0.00               0         0.000000       0.000000
121 months to 200 months            0                  0.00               0         0.000000       0.000000
201 months to 274 months            0                  0.00               0         0.000000       0.000000
------------------------------    -----   ------------------  ----------  ---   -------------     ----------
             Totals                 0                  0.00      0.00     0         0.000000       0.000000
------------------------------------------------------------------------------------------------------------






                    STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
-----------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
                                  # of    Principal Balance   % of Agg.   ---------------------------------
      Remaining Stated Term       Loans          ($)         Prin. Bal.   WAM   Note Rate (%)        DSCR
---------------------------       -----   ------------------ ----------   ---   -------------      --------
70 months or Less                   0                  0.00               0         0.000000       0.000000
71 months to 90 months              0                  0.00               0         0.000000       0.000000
91 months to 110 months             0                  0.00               0         0.000000       0.000000
111 months to 115 months            0                  0.00               0         0.000000       0.000000
116 months to 120 months            0                  0.00               0         0.000000       0.000000
121 months to 200 months            0                  0.00               0         0.000000       0.000000
201 months to 0 months              0                  0.00               0         0.000000       0.000000
------------------------------    -----   -----------------  ----------   ---   -------------      --------
             Totals                 0                  0.00               0         0.000000       0.000000
-----------------------------------------------------------------------------------------------------------


[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:


                       MORTGAGE LOAN STRATIFICATION TABLES


                                          STRATIFICATION BY PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------
                                                                                         Weighted Average
                                # of      Principal Balance     % of Agg.         --------------------------------
         Property Type           Loans           ($)            Prin. Bal.        WAM     Note Rate (%)     DSCR
----------------------          ------    -----------------     ----------        ---     -------------   --------
Office                             0                    0.00                      0         0.000000      0.000000
Retail/Office                      0                    0.00                      0         0.000000      0.000000
Hotel                              0                    0.00                      0         0.000000      0.000000
Industrial                         0                    0.00                      0         0.000000      0.000000
Multi-Family                       0                    0.00                      0         0.000000      0.000000
Retail, Anchored                   0                    0.00                      0         0.000000      0.000000
Retail, Unanchored                 0                    0.00                      0         0.000000      0.000000
Mixed Use                          0                    0.00                      0         0.000000      0.000000
Mobil Home                         0                    0.00                      0         0.000000      0.000000
Self Storage                       0                    0.00                      0         0.000000      0.000000
----------------------          ------    -----------------     ----------        ---     -------------   --------
            Totals                 0                    0.00      0.00            0         0.000000      0.000000
------------------------------------------------------------------------------------------------------------------



                                                     STRATIFICATION BY SEASONING
------------------------------------------------------------------------------------------------------------------
                                                                                           Weighted Average
                                # of      Principal Balance     % of Agg.         ---------------------------------------
         Property Type           Loans           ($)            Prin. Bal.        WAM         Note Rate (%)        DSCR
----------------------          ------    -----------------     ----------        ---         ---------------    --------
12 months or Less                  0                   0.00                       0                 0.000000     0.000000
13 months to 24 months             0                   0.00                       0                 0.000000     0.000000
25 months to 36 months             0                   0.00                       0                 0.000000     0.000000
37 months to 48 months             0                   0.00                       0                 0.000000     0.000000
49 months to 60 months             0                   0.00                       0                 0.000000     0.000000
61 months to 72 months             0                   0.00                       0                 0.000000     0.000000
73 months to 84 months             0                   0.00                       0                 0.000000     0.000000
85 months to 96 months             0                   0.00                       0                 0.000000     0.000000
97 months to 108 months            0                   0.00                       0                 0.000000     0.000000
----------------------          ------    -----------------     ----------        ---         ---------------    --------
            Totals                 0                   0.00      0.00             0                 0.000000     0.000000
-------------------------------------------------------------------------------------------------------------------------



   Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation


[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:



                                                  LOAN STATUS DETAIL
------------------------------------------------------------------------------------------------------------------------
 Loan Number    Offering      Property       City         State       Scheduled     Scheduled     Note Rate     Maturity
                Memo Cross    Type (I)                                Principal     Interest                    Date
                Reference                                             Amount        Amount
------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------



LOAN STATUS DETAIL (continued)
----------------------------------------------------------------------------------------------------------------
 Loan Number   Neg.    Beginning    Ending       Paid       Appraisal    Appraisal     Has Loan      Loan Status
               Amt.    Scheduled    Scheduled    Through    Reduction    Reduction     Ever Been     Code (II)
               Flag    Balance      Balance      Date       Date         Amount        Specially
                                                                                       Serviced?
                                                                                       (Y/N)
----------------------------------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------------------------------------


[FN]
(I) PROPERTY TYPE CODE:                  (II) LOAN STATUS CODE:

CH Church                                1. Specially Serviced
CO Condo, Coop or TH                     2. Foreclosure
HC Health Care                           3. Bankruptcy
HO Hotel                                 4. REO
IF Industrial/Flex                       5. Prepayment in Full
IN Industrial                            6. Discounted Payoff
LO Lodging                               7. Foreclosure Sale
MF Multi Family                          8. Bankruptcy Sale
MH Mobile Home Park                      9. REO Disposal
MP Multiple Properties                   10. Modification/Workout
MS Mini Storage                          11. Rehabilitation
MU Mixed Use
NE Non-Exempt
OF Office
OT Other
PD Plan Unit Development
RO Retail/Office
RT Retail
SC School, HCF or WF
SE Securities
SF Single Family
SS Self Storage
WH Warehouse


[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:



                                               PROPERTY HISTORY DETAIL
----------------------------------------------------------------------------------------------------------------------------------
 Loan Number     Offering Memo     Property       Data of Last          No. Months    Annual Estimate based      Prior Full Year
                 Cross Reference   Name                                 Revenue       on Current Quarter
                                              ---------------------     Annualized    ---------------------   --------------------
                                              Inspection  Financial                   NOI  DSCR  Occupancy    NOI  DSCR  Occupancy
                                                          Statement
------------     ---------------   --------   ----------  ---------     ----------    ---  ----  ---------    ---  ----  ---------




                    NO PROPERTY HISTORY REPORTED THIS PERIOD





----------------------------------------------------------------------------------------------------------------------------------


[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

-
                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:



                                              DELINQUENCY LOAN DETAIL

--------------------------------------------------------------------------------------------------------------
  Loan Number    Offering Memo   # of Months    Paid Through   Current Loan    Current P&I    Outstanding
                     Cross        Delinquent        Date          Balance        Advances    P&I Advances**
                   Reference
--------------------------------------------------------------------------------------------------------------





                                       NO DELINQUENT LOANS REPORTED THIS PERIOD




--------------------------------------------------------------------------------------------------------------



DELINQUENCY LOAN DETAIL (continued)
------------------------------------------------------------------------------------------------------------------------------------
  Loan Number     Advance       Loan Status      Special      Foreclosure       Current      Outstanding    Outstanding     REO Date
                Description                      Servicer         Date         Property        Property       Property
                                               Start Date                     Protection      Protection     Bankruptcy
                    (I)             (II)                                                       Advances         Date
------------------------------------------------------------------------------------------------------------------------------------






                                                       NO DELINQUENT LOANS REPORTED THIS PERIOD


-------------------------------------------------------------------------------------------------------------------------

[FN]
(I) ADVANCE DESCRIPTION:     A. In grace period
                             B. Late but < 1 month
                             1. 1 month delinquent
                             2. 2 months delinquent
                             3. 3+ months delinquent



(II) LOAN STATUS CODE:       1. Specially Serviced
                             2. Foreclosure
                             3. Bankruptcy
                             4. REO
                             5. Prepayment in Full
                             6. Discounted Payoff
                             7. Foreclosure Sale
                             8. Bankruptcy Sale
                             9. REO Disposal
                             10. Modification/Workout
                             11. Rehabilitation

**Outstanding P&I advances include current period.


[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:



                                                HISTORICAL DELINQUENCY DETAIL

----------------------------------------------------------------------------------------------------------------------------------
 Distrib.                                      Delinquencies                            Prepayments            Rates & Maturities
   Date    ------------------------------------------------------------------------- ----------------------  ---------------------
              1 Month   2 Months    3 Months(+)  Foreclosures   REO     Modifications  Curtailment   Payoff   Next Weighted
                                                                                                                    Avg.
           ----------- ----------- ------------- ----------- ----------- -----------  ----------- ----------- --------------   WAM
           #   Balance #   Balance #     Balance #   Balance #   Balance #   Balance  #   Balance #   Balance Coupon   Remit
           ----------- ----------- ------------- ----------- ----------- -----------  ----------- ----------- --------------   ---

07/18/2000 0    $0.00   0    $0.00   0   $0.00   0    $0.00   0   $0.00   0   $0.00    0   $0.00   0   $0.00   0        $0.00   0
               0.000%       0.000%      0.000%       0.000%      0.000%

-----------------------------------------------------------------------------------------------------------------------------------


***NOTE: FORECLOSURES AND REO TOTALS ARE EXCLUDED FROM THE DELINQUENT AGING CATEGORIES.



[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:



                                   SPECIALLY SERVICED LOAN DETAIL
-----------------------------------------------------------------------------------------------------------------------------
  Loan   Special  Offering   Property   Date of   Inspection   Appraisal  Appraisal    Comments
 Number  Service     Memo      Type    Transfer      Date        Date       Value
          Code      Cross      Code   Balance to
          (II)    Reference    (I)     Specially
                                       Serviced
-----------------------------------------------------------------------------------------------------------------------------







                                                  NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD







-----------------------------------------------------------------------------------------------------------------------------

[FN]
(I) PROPERTY TYPE CODE:                  II)  SPECIAL SERVICE CODE:

    CH Church                                 (1) Request to waive
    CO Condo, Coop or TH                          prepayment penalty
    HC Health Care                            (2) Payment default
    HO Hotel                                  (3) Request to modify or
    IF Industrial/Flex                            workout
    IN Industrial                             (4) Borrower Bankruptcy
    LO Lodging                                (5) In Foreclosure
    MF Multi Family                           (6) Now REO
    MH Mobile Home Park                       (7) Paid Off
    MP Multiple Properties                    (8) Returned to Master
    MS Mini Storage                               Servicer
    MU Mixed Use
    NE Non-Exempt
    OF Office
    OT Other
    PD Plan Unit Development
    RO Retail/Office
    RT Retail
    SC School, HCF or WF
    SE Securities
    SF Single Family
    SS Self Storage
    WH Warehouse


[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:



                                     SPECIALLY SERVICED HISTORICAL INFORMATION
----------------------------------------------------------------------------------------------------------------------------
Distribution   Loan Number   Offering     Special        Date        Current         Balance          Property      State
    Date                    Memo Cross  Service Code      of        Scheduled      Change since       Type Code
                             Reference      (II)       Correction    Balance         Transfer            (I)
                                                                                      Date
----------------------------------------------------------------------------------------------------------------------------





                                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD






----------------------------------------------------------------------------------------------------------------------------



SPECIALLY SERVICED HISTORICAL INFORMATION (continued)
-------------------------------------------------------------------------------------------------------------------
Distribution  Interest Rate     Net        NOI Date      Debt          Note Date      Paid        Maturity     Rem
    Date                     Operating                  Service                      Through        Date       Term
                               Income                Coverage Ratio                   Date
-------------------------------------------------------------------------------------------------------------------




                                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD



-------------------------------------------------------------------------------------------------------------------


[FN]
(I) PROPERTY TYPE CODE:                  II)  SPECIAL SERVICE CODE:

    CH Church                                 (1) Request to waive
    CO Condo, Coop or TH                          prepayment penalty
    HC Health Care                            (2) Payment default
    HO Hotel                                  (3) Request to modify or
    IF Industrial/Flex                            workout
    IN Industrial                             (4) Borrower Bankruptcy
    LO Lodging                                (5) In Foreclosure
    MF Multi Family                           (6) Now REO
    MH Mobile Home Park                       (7) Paid Off
    MP Multiple Properties                    (8) Returned to Master
    MS Mini Storage                               Servicer
    MU Mixed Use
    NE Non-Exempt
    OF Office
    OT Other
    PD Plan Unit Development
    RO Retail/Office
    RT Retail
    SC School, HCF or WF
    SE Securities
    SF Single Family
    SS Self Storage
    WH Warehouse


[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:


                                                     PRINCIPAL PREPAYMENT DETAIL
----------------------------------------------------------------------------------------------------------------------------
   Principal      Loan Number      Offering       Property      Curtailment       Payoff       Prepayment      Mortgage
  Prepayment                         Memo           Type          Amount          Amount        Premium       Repurchase
     Date                           Cross           (I)                                                         Price
                                  Reference
----------------------------------------------------------------------------------------------------------------------------



                                        NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD




----------------------------------------------------------------------------------------------------------------------------

[FN]


[FN]
(I) PROPERTY TYPE CODE:

    CH Church
    CO Condo, Coop or TH
    HC Health Care
    HO Hotel
    IF Industrial/Flex
    IN Industrial
    LO Lodging
    MF Multi Family
    MH Mobile Home Park
    MP Multiple Properties
    MS Mini Storage
    MU Mixed Use
    NE Non-Exempt
    OF Office
    OT Other
    PD Plan Unit Development
    RO Retail/Office
    RT Retail
    SC School, HCF or WF
    SE Securities
    SF Single Family
    SS Self Storage
    WH Warehouse


[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:



                              MODIFIED LOAN DETAIL

--------------------------------------------------------------------------------
  Loan      Offering    Modification    Modification Description
 Number    Memorandum       Date
             Cross
           Reference
--------------------------------------------------------------------------------

                                        NO MODIFIED LOANS REPORTED THIS PERIOD







--------------------------------------------------------------------------------



[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                CHASE COMMERCIAL MORTGAGE SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-2
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        30-Jun-2000
CLOSING DATE:       28-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:



                                                     REALIZED LOSS DETAIL
-----------------------------------------------------------------------------------------------------------------------------------
Loan      Offering    Appraisal    Appraisal   Beginning   Gross      Gross        Liquidation    Net          Net         Realized
Number    Memo        Date         Value       Scheduled   Proceeds   Proceeds %   Expenses       Liquidation  Proceeds %  Loss
          Cross                                Balance                Scheduled                   Proceeds     Scheduled
          Reference                                                   Principal                                Balance
-----------------------------------------------------------------------------------------------------------------------------------



                                                     NO REALIZED LOSSES REPORTED THIS PERIOD




-----------------------------------------------------------------------------------------------------------------------------------

[CHASE LOGO] Reports Available at www.chase.com/sfa   2000, CHASE MANHATTAN BANK

                                    EXHIBIT I

                               OMNIBUS ASSIGNMENT
                               ------------------

            [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto "Norwest Bank Minnesota, National Association, as trustee for the registered holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-2" (the "Assignee"), having an office at 11000 Broken Land Parkway Columbia, Maryland 21044-3562, Attn: Corporate Trust Administrator/Chase Commercial Mortgage Securities Corp., Series 2000-2, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit A, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of June, 2000.


                                       [NAME OF CURRENT ASSIGNOR]



                                       By:______________________________________
                                          Name:
                                          Title:

                                                              EXHIBIT J
                                           COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
                                              (inclds. Retail/Office/Ind/Whs/Mixed use)
                                                           AS OF MM/DD/YY
===================================================================================================================================
PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled                 ------------
  Loan Balance/Paid to Date        ------------                                   Current Allocated Loan Amount %
 Property Name                     ------------   -------------   -------------
 Property Type                     ------------
 Property Address, City, State     ------------
 Net Rentable SF/Units/Pads,Beds   ------------                   Use second box to specify sqft.,units...
 Year Built/Year Renovated         ------------   -------------
 Cap Ex Reserve
  (annually)/per Unit.etc. (1)                                    specify annual/per unit...
                                   ------------   -------------
 Year of Operations                UNDERWRITING     MM/DD/YY       MM/DD/YY       MM/DD/YY        MM/DD/YY
 Occupancy Rate (physical)         ------------   -------------   -------------   ------------    ----------
 Occupancy Date                    ------------   -------------   -------------   ------------    ----------
 Average Rental Rate               ------------   -------------   -------------   ------------    ----------
                                   ------------   -------------   -------------   ------------    ----------

                                   (1)  Total  $  amount  of  Capital   Reserves
                                   required annually by loan documents, excl. Leasing Commission and TI's

===================================================================================================================================

INCOME:
                                                                                                            (prcdng yr (prcdng yr to
 Number of Mos. Covered                                                                                       to base)   2nd prcdng)
 Period Ended                      UNDERWRITING   3RD PRECEDING   2ND PRECEDING   PRECEDING YR.   TTM/YTD(2)   YYYY-U/W    YYYY-YYYY
 Statement Classification(yr)       BASE LINE                                 (fm NOI Adj Sheet) AS OF / /98  VARIANCE    VARIANCE
 Gross Potential Rent (3)          ------------   -------------   -------------   ------------    ----------   --------    ---------
    Less: Vacancy/collection loss  ------------   -------------   -------------   ------------    ----------   --------    ---------
                OR
 Base Rent (3)                     ------------   -------------   -------------   ------------    ----------   --------    ---------
 Expense Reimbursement             ------------   -------------   -------------   ------------    ----------   --------    ---------
 Percentage Rent                   ------------   -------------   -------------   ------------    ----------   --------    ---------
 Other Income/Parking Income       ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*EFFECTIVE GROSS INCOME            ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------

                                   (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                   (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss

OPERATING EXPENSES:                ------------   -------------   -------------   ------------    ----------   --------    ---------
 Real Estate Taxes                 ------------   -------------   -------------   ------------    ----------   --------    ---------
 Property Insurance                ------------   -------------   -------------   ------------    ----------   --------    ---------
 Utilities                         ------------   -------------   -------------   ------------    ----------   --------    ---------
 Repairs and Maintenance           ------------   -------------   -------------   ------------    ----------   --------    ---------
 Janitorial                        ------------   -------------   -------------   ------------    ----------   --------    ---------
 Management Fees                   ------------   -------------   -------------   ------------    ----------   --------    ---------
 Payroll & Benefits                ------------   -------------   -------------   ------------    ----------   --------    ---------
 Advertising & Marketing           ------------   -------------   -------------   ------------    ----------   --------    ---------
 Professional Fees                 ------------   -------------   -------------   ------------    ----------   --------    ---------
 General and Administrative        ------------   -------------   -------------   ------------    ----------   --------    ---------
 Other Expenses                    ------------   -------------   -------------   ------------    ----------   --------    ---------
 Ground Rent                       ------------   -------------   -------------   ------------    ----------   --------    ---------
*TOTAL OPERATING EXPENSES          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
OPERATING EXPENSE RATIO            ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*NET OPERATING INCOME              ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
 Leasing Commissions               ------------   -------------   -------------   ------------    ----------   --------    ---------
 Tenant Improvements               ------------   -------------   -------------   ------------    ----------   --------    ---------
 Capital Expenditures              ------------   -------------   -------------   ------------    ----------   --------    ---------
  Extraordinary Capital                                                                           ----------
   Expenditures                                                                                   ----------
TOTAL CAPITAL ITEMS                ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*NET CASH FLOW                     ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
DEBT SERVICE (PER SERVICER)        ------------   -------------   -------------   ------------    ----------   --------    ---------
*NET CASH FLOW AFTER DEBT SERVICE  ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*DSCR: (NOI/DEBT SERVICE)          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*DSCR: (NCF/DEBT SERVICE)          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
SOURCE OF FINANCIAL DATA:          ------------   -------------   -------------   ------------
                                   ------------   -------------   -------------   ------------
                                   (i.e.   operating    statements,    financial
                                   statements, tax return, other)

--------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report.
Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME COMMENTS:


EXPENSE COMMENTS:


CAPITAL ITEMS COMMENTS:


*Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.

                                                 COMMERCIAL NOI ADJUSTMENT WORKSHEET
                                       (inclds. Retail/Office/Ind/Whs/Mixed use/Self Storage)
                                                           AS OF MM/DD/YY
===================================================================================================================================
PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled                 ------------
  Loan Balance/Paid to Date        ------------                                   Current Allocated Loan Amount %
 Property Name                     ------------   -------------   -------------
 Property Type                     ------------
 Property Address, City, State     ------------
 Net Rentable SF/Units/Pads,Beds   ------------                   Use second box to specify sqft.,units...
 Year Built/Year Renovated         ------------   -------------
 Cap Ex Reserve
  (annually)/per Unit.etc. (1)                                    specify annual/per unit...
                                   ------------   -------------
  Year of Operations               ------------
  Occupancy Rate (physical)        ------------
  Occupancy Date                   ------------
  Average Rental Rate              ------------
                                   ------------

                                   (1)Total   $  amount  of   Capital   Reserves
                                   required annually by loan documents, excl. Leasing Commission and TI's

===================================================================================================================================

INCOME:                               YYYY                                        NOTES
                                    BORROWER      ADJUSTMENT      NORMALIZED
  Statement Classification          ACTUAL
  Gross Potential Rent (2)         ----------     ----------      ----------
     Less: Vacancy/collection loss ----------     ----------      ----------
           OR
  Base Rent (2)                    ----------     ----------      ----------
  Expense Reimbursement            ----------     ----------      ----------
  Percentage Rent                  ----------     ----------      ----------
  Other Income/Parking Income      ----------     ----------      ----------
                                   ----------     ----------      ----------
EFFECTIVE GROSS INCOME             ----------     ----------      ----------
                                   ----------     ----------      ----------

                                   (2)Use   either   gross    potential    (with
                                   Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss

OPERATING EXPENSES:
  Real Estate Taxes                ----------     ----------      ----------
  Property Insurance               ----------     ----------      ----------
  Utilities                        ----------     ----------      ----------
  Repairs and Maintenance          ----------     ----------      ----------
  Janitorial                       ----------     ----------      ----------
  Management Fees                  ----------     ----------      ----------
  Payroll & Benefits Expense       ----------     ----------      ----------
  Advertising & Marketing          ----------     ----------      ----------
  Professional Fees                ----------     ----------      ----------
  General and Administrative       ----------     ----------      ----------
  Other Expenses                   ----------     ----------      ----------      For self-storage include franchise fees
  Ground Rent                      ----------     ----------      ----------
TOTAL OPERATING EXPENSES           ----------     ----------      ----------
                                   ----------     ----------      ----------
OPERATING EXPENSE RATIO            ----------                     ----------
                                   ----------                     ----------
NET OPERATING INCOME               ----------                     ----------
                                   ----------                     ----------
  Leasing Commissions (3)          ----------     ----------      ----------
  Tenant Improvements (3)          ----------     ----------      ----------
  Capital Expenditures             ----------     ----------      ----------
  Extraordinary Capital            ----------     ----------
   Expenditures
TOTAL CAPITAL ITEMS                ----------     ----------      ----------
                                   ----------     ----------      ----------

                                   (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data

NET CASH FLOW                      ----------                     ----------
                                   ----------                     ----------
DEBT SERVICE (PER SERVICER)        ----------                     ----------
NET CASH FLOW AFTER DEBT SERVICE   ----------                     ----------
                                   ----------                     ----------
DSCR: (NOI/DEBT SERVICE)           ----------                     ----------
                                   ----------                     ----------
DSCR: (NCF/DEBT SERVICE)           ----------                     ----------
                                   ----------                     ----------
SOURCE OF FINANCIAL DATA:          ----------     ----------      ----------
                                   ----------     ----------      ----------
                                   (i.e..   operating   statements,    financial
                                   statements, tax return, other)

--------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CSSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating statement Analysis Report

INCOME COMMENTS:


EXPENSE COMMENTS:


CAPITAL ITEMS COMMENTS:

                                           MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT
                                                     (inclds. Mobile Home Parks)
                                                           AS OF MM/DD/YY
===================================================================================================================================
PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled                 ------------
  Loan Balance/Paid to Date        ------------                                   Current Allocated Loan Amount %
 Property Name                     ------------   -------------   -------------
 Property Type                     ------------
 Property Address, City, State     ------------
 Net Rentable SF/Units/Pads,Beds   ------------                   Use second box to specify sqft.,units...
 Year Built/Year Renovated         ------------   -------------
 Cap Ex Reserve
  (annually)/per Unit.etc. (1)                                    specify annual/per unit...
                                   ------------   -------------
 Year of Operations                UNDERWRITING     MM/DD/YY        MM/DD/YY        MM/DD/YY       MM/DD/YY
 Occupancy Rate (physical)         ------------   -------------   -------------   ------------    ----------
 Occupancy Date                    ------------   -------------   -------------   ------------    ----------
 Average Rental Rate               ------------   -------------   -------------   ------------    ----------
                                   ------------   -------------   -------------   ------------    ----------

                                   (1)  Total  $  amount  of  Capital   Reserves
                                   required annually by loan documents.

===================================================================================================================================

INCOME:                                                                                                     (prcdng yr (prcdng yr to
 Number of Mos. Covered                                                                                       to base)   2nd prcdng)
 Period Ended                      UNDERWRITING   3RD PRECEDING   2ND PRECEDING   PRECEDING YR.   TTM/YTD(2)   YYYY-U/W    YYYY-YYYY
 Statement Classification(yr)       BASE LINE                                  (fm NOI Adj Sheet) AS OF / /    VARIANCE     VARIANCE
 Gross Potential Rent (3)          ------------   -------------   -------------   ------------    ----------   --------    ---------
    Less: Vacancy/collection loss  ------------   -------------   -------------   ------------    ----------   --------    ---------
          OR
 Base Rent (3)                     ------------   -------------   -------------   ------------    ----------   --------    ---------
 Laundry/Vending Income            ------------   -------------   -------------   ------------    ----------   --------    ---------
 Parking Income                    ------------   -------------   -------------   ------------    ----------   --------    ---------
 Other Income                      ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*EFFECTIVE GROSS INCOME            ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------

                                   (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                   (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss

OPERATING EXPENSES:
 Real Estate Taxes                 ------------   -------------   -------------   ------------    ----------   --------    ---------
 Property Insurance                ------------   -------------   -------------   ------------    ----------   --------    ---------
 Utilities                         ------------   -------------   -------------   ------------    ----------   --------    ---------
 Repairs and Maintenance           ------------   -------------   -------------   ------------    ----------   --------    ---------
 Management Fees                   ------------   -------------   -------------   ------------    ----------   --------    ---------
 Payroll & Benefits                ------------   -------------   -------------   ------------    ----------   --------    ---------
 Advertising & Marketing           ------------   -------------   -------------   ------------    ----------   --------    ---------
 Professional Fees                 ------------   -------------   -------------   ------------    ----------   --------    ---------
 General and Administrative        ------------   -------------   -------------   ------------    ----------   --------    ---------
 Other Expenses                    ------------   -------------   -------------   ------------    ----------   --------    ---------
 Ground Rent                       ------------   -------------   -------------   ------------    ----------   --------    ---------
*TOTAL OPERATING EXPENSES          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
OPERATING EXPENSE RATIO            ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*NET OPERATING INCOME              ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
 Capital Expenditures              ------------   -------------   -------------   ------------    ----------   --------    ---------
  Extraordinary Capital                                                                           ----------
   Expenditures                                                                                   ----------
TOTAL CAPITAL ITEMS                ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*NET CASH FLOW                     ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
DEBT SERVICE (PER SERVICER)        ------------   -------------   -------------   ------------    ----------   --------    ---------
*NET CASH FLOW AFTER DEBT SERVICE  ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*DSCR: (NOI/DEBT SERVICE)          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*DSCR: (NCF/DEBT SERVICE)          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
SOURCE OF FINANCIAL DATA:          ------------   -------------   -------------   ------------    ----------
                                   ------------   -------------   -------------   ------------    ----------
                                   (i.e.   operating    statements,    financial
                                   statements, tax return, other)

--------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME COMMENTS:


EXPENSE COMMENTS:


CAPITAL ITEMS COMMENTS:


* Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.

                                   MULTIFAMILY NOI ADJUSTMENT WORKSHEET (inclds.Mobile Home Parks)
                                                           AS OF MM/DD/YY
===================================================================================================================================
PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled                 ------------
  Loan Balance/Paid to Date        ------------                                   Current Allocated Loan Amount %
 Property Name                     ------------   -------------   -------------
 Property Type                     ------------
 Property Address, City, State     ------------
 Net Rentable SF/Units/Pads,Beds   ------------                   Use second box to specify sqft.,units...
 Year Built/Year Renovated         ------------   -------------
 Cap Ex Reserve
  (annually)/per Unit.etc. (1)                                    specify annual/per unit...
                                   ------------   -------------
  Year of Operations               ------------
  Occupancy Rate (physical)        ------------
  Occupancy Date                   ------------
  Average Rental Rate              ------------
                                   ------------

                                   (1)  Total  $  amount  of  Capital   Reserves
                                   required annually by loan documents.

===================================================================================================================================

INCOME:                               YYYY                                              NOTES
                                    BORROWER      ADJUSTMENT      NORMALIZED
 Statement Classification           ACTUAL
 Gross Potential Rent (2)          ----------     ----------      ----------            Include Pad/RV rent
    Less: Vacancy/collection loss  ----------     ----------      ----------
          OR
 Base Rent (2)                     ----------     ----------      ----------
 Laundry/Vending Income            ----------     ----------      ----------
 Parking Income                    ----------     ----------      ----------
 Other Income                      ----------     ----------      ----------            Include forfeited security/late fees/pet
                                   ----------     ----------      ----------
EFFECTIVE GROSS INCOME             ----------     ----------      ----------
                                   ----------     ----------      ----------

                                   (2)  Use   either   Gross   Potential   (with
                                   Vacancy/Collection Loss) or Base Rents; use negative $ amt for Vacancy/Collection Loss

OPERATING EXPENSES:                ----------     ----------      ----------
  Real Estate Taxes                ----------     ----------      ----------
  Property Insurance               ----------     ----------      ----------
  Utilities                        ----------     ----------      ----------
  Repairs and Maintenance          ----------     ----------      ----------
  Management Fees                  ----------     ----------      ----------
  Payroll & Benefits Expense       ----------     ----------      ----------
  Advertising & Marketing          ----------     ----------      ----------
  Professional Fees                ----------     ----------      ----------
  General and Administrative       ----------     ----------      ----------
  Other Expenses                   ----------     ----------      ----------
  Ground Rent                      ----------     ----------      ----------
TOTAL OPERATING EXPENSES           ----------     ----------      ----------
                                   ----------     ----------      ----------
OPERATING EXPENSE RATIO            ----------                     ----------
                                   ----------                     ----------
NET OPERATING INCOME               ----------                     ----------
                                   ----------                     ----------
 Capital Expenditures              ----------     ----------      ----------
 Extraordinary Capital             ----------     ----------
   Expenditures                    ----------     ----------
TOTAL CAPITAL ITEMS                ----------     ----------      ----------
                                   ----------                     ----------
NET CASH FLOW                      ----------                     ----------
                                   ----------                     ----------
DEBT SERVICE (PER SERVICER)        ----------                     ----------
NET CASH FLOW AFTER DEBT SERVICE   ----------                     ----------
                                   ----------                     ----------
DSCR: (NOI/DEBT SERVICE)           ----------                     ----------
                                   ----------                     ----------
DSCR: (NCF/DEBT SERVICE)           ----------                     ----------
                                   ----------                     ----------
SOURCE OF FINANCIAL DATA:          ----------     ----------      ----------
                                   ----------     ----------      ----------
                                   (i.e..   operating   statements,    financial
                                   statements, tax return, other)

--------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CSSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating statement Analysis Report

INCOME COMMENTS:


EXPENSE COMMENTS:


CAPITAL ITEMS COMMENTS:

                                           HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT
                                                           AS OF MM/DD/YY
===================================================================================================================================
PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled                 ------------
  Loan Balance/Paid to Date        ------------                                   Current Allocated Loan Amount %
 Property Name                     ------------   -------------   -------------
 Property Type                     ------------
 Property Address, City, State     ------------
 Net Rentable SF/Units/Pads,Beds   ------------                   Use second box to specify sqft.,units...
 Year Built/Year Renovated         ------------   -------------
 Cap Ex Reserve
  (annually)/per Unit.etc. (1)                                    specify annual/per unit...
                                   ------------   -------------
 Year of Operations                UNDERWRITING     MM/DD/YY        MM/DD/YY       MM/DD/YY        MM/DD/YY
 Occupancy Rate (physical)         ------------   -------------   -------------   ------------    ----------
 Occupancy Date                    ------------   -------------   -------------   ------------    ----------
 Average Rental Rate               ------------   -------------   -------------   ------------    ----------
                                   ------------   -------------   -------------   ------------    ----------

                                   (1)  Total  $  amount  of  Capital   Reserves
                                        required annually by loan documents

===================================================================================================================================

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)   2nd prcdng)
  Period Ended                     UNDERWRITING   3RD PRECEDING   2ND PRECEDING   PRECEDING YR.   TTM/YTD(2)   YYYY-U/W    YYYY-YYYY
  Statement Classification (yr)     BASE LINE                                  (fm NOI Adj Sheet) AS OF / /    VARIANCE     VARIANCE
  Gross Potential Rent (3)         ------------   -------------   -------------   ------------    ----------   --------    ---------
     Less: Vacancy/collection loss ------------   -------------   -------------   ------------    ----------   --------    ---------
           OR
 Private Pay (3)                   ------------   -------------   -------------   ------------    ----------   --------    ---------
 Medicare/Medicaid                 ------------   -------------   -------------   ------------    ----------   --------    ---------
 Nursing/Medical Income            ------------   -------------   -------------   ------------    ----------   --------    ---------
 Meals Income                      ------------   -------------   -------------   ------------    ----------   --------    ---------
 Other Income                      ------------   -------------   -------------   ------------    ----------   --------    ---------

*EFFECTIVE GROSS INCOME
                                   (2) Servicer will not be expected to "Normalize" these TTM/YTD numbers.
                                   (3) Use either Gross Potential (with Vacancy/Collection Loss) or Private Pay/Medicare/Medicaid; use negative $amt for Vacancy/Collection Loss

OPERATING EXPENSES:
 Real Estate Taxes                 ------------   -------------   -------------   ------------    ----------   --------    ---------
 Property Insurance                ------------   -------------   -------------   ------------    ----------   --------    ---------
 Utilities                         ------------   -------------   -------------   ------------    ----------   --------    ---------
 Repairs and Maintenance           ------------   -------------   -------------   ------------    ----------   --------    ---------
 Management Fees                   ------------   -------------   -------------   ------------    ----------   --------    ---------
 Payroll & Benefits                ------------   -------------   -------------   ------------    ----------   --------    ---------
 Advertising & Marketing           ------------   -------------   -------------   ------------    ----------   --------    ---------
 Professional Fees                 ------------   -------------   -------------   ------------    ----------   --------    ---------
 General and Administrative        ------------   -------------   -------------   ------------    ----------   --------    ---------
 Room expense - housekeeping       ------------   -------------   -------------   ------------    ----------   --------    ---------
 Meal expense                      ------------   -------------   -------------   ------------    ----------   --------    ---------
 Other Expenses                    ------------   -------------   -------------   ------------    ----------   --------    ---------
 Ground Rent                       ------------   -------------   -------------   ------------    ----------   --------    ---------
*TOTAL OPERATING EXPENSES          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
OPERATING EXPENSE RATIO            ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*NET OPERATING INCOME              ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
  Capital Expenditures             ------------   -------------   -------------   ------------    ----------   --------    ---------
  Extraordinary Capital            ------------   -------------   -------------   ------------    ----------   --------    ---------
   Expenditures                                                                                   ----------
TOTAL CAPITAL ITEMS                                                                               ----------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*NET CASH FLOW                     ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
DEBT SERVICE (PER SERVICER)        ------------   -------------   -------------   ------------    ----------   --------    ---------
*NET CASH FLOW AFTER DEBT SERVICE  ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*DSCR: (NOI/DEBT SERVICE)          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*DSCR: (NCF/DEBT SERVICE)          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
SOURCE OF FINANCIAL DATA:          ------------   -------------   -------------   ------------
                                   ------------   -------------   -------------   ------------
                                   (ie.    operating    statements,    financial
                                   statements, tax return, other)

--------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME COMMENTS:


EXPENSE COMMENTS:


CAPITAL ITEMS COMMENTS:

* Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.

                                                 HEALTHCARE NOI ADJUSTMENT WORKSHEET
                                                           AS OF MM/DD/YY
===================================================================================================================================
PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled                 ------------
  Loan Balance/Paid to Date        ------------                                   Current Allocated Loan Amount %
 Property Name                     ------------   -------------   -------------
 Property Type                     ------------
 Property Address, City, State     ------------
 Net Rentable SF/Units/Pads,Beds   ------------                   Use second box to specify sqft.,units...
 Year Built/Year Renovated         ------------   -------------
 Cap Ex Reserve
  (annually)/per Unit.etc. (1)                                    specify annual/per unit...
                                   ------------   -------------
  Year of Operations               ------------
  Occupancy Rate (physical)        ------------
  Occupancy Date                   ------------
  Average Rental Rate              ------------
                                   ------------

                                   (1)  Total  $  amount  of  Capital   Reserves
                                   required annually by loan documents.

===================================================================================================================================

INCOME:                               YYYY                                        NOTES
                                    BORROWER      ADJUSTMENT      NORMALIZED
  Statement Classification          ACTUAL
  Gross Potential Rent (2)         ----------     ----------      ----------
     Less: Vacancy/collection loss ----------     ----------      ----------
            OR                     ----------     ----------      ----------
  Private Pay (2)
  Medicare/Medicaid                ----------     ----------      ----------
  Nursing/Medical Income           ----------     ----------      ----------
  Meals Income                     ----------     ----------      ----------
  Other Income                     ----------     ----------      ----------
                                   ----------     ----------      ----------
EFFECTIVE GROSS INCOME             ----------     ----------      ----------
                                   ----------     ----------      ----------

                                   (2) Use either Gross Potential (with Vacancy/Collection Loss) or Private Pay/Medicare/Medicaid; use negative $amt for Vacancy/Collection Loss

OPERATING EXPENSES:                ----------     ----------      ----------
  Real Estate Taxes                ----------     ----------      ----------
  Property Insurance               ----------     ----------      ----------
  Utilities                        ----------     ----------      ----------
  Repairs and Maintenance          ----------     ----------      ----------
  Management Fees                  ----------     ----------      ----------
  Payroll & Benefits               ----------     ----------      ----------
  Advertising & Marketing          ----------     ----------      ----------
  Professional Fees                ----------     ----------      ----------
  General and Administrative       ----------     ----------      ----------
  Room expense - housekeeping      ----------     ----------      ----------
  Meal expense                     ----------     ----------      ----------
  Other Expenses                   ----------     ----------      ----------
  Ground Rent                      ----------     ----------      ----------
TOTAL OPERATING EXPENSES           ----------     ----------      ----------
                                   ----------     ----------      ----------
OPERATING EXPENSE RATIO            ----------                     ----------
                                   ----------                     ----------
NET OPERATING INCOME               ----------                     ----------
                                   ----------                     ----------
  Capital Expenditures             ----------     ----------      ----------
  Extraordinary Capital            ----------     ----------
   Expenditures                    ----------     ----------
TOTAL CAPITAL ITEMS                ----------     ----------      ----------
                                   ----------     ----------      ----------
NET CASH FLOW                      ----------                     ----------
                                   ----------                     ----------
DEBT SERVICE (PER SERVICER)        ----------                     ----------
NET CASH FLOW AFTER DEBT SERVICE   ----------                     ----------
                                   ----------                     ----------
DSCR: (NOI/DEBT SERVICE)           ----------                     ----------
                                   ----------                     ----------
DSCR: (NCF/DEBT SERVICE)           ----------                     ----------
                                   ----------                     ----------
SOURCE OF FINANCIAL DATA:          ----------     ----------      ----------
                                   ----------     ----------      ----------
                                   (i.e..   operating   statements,    financial
                                   statements, tax return, other)

--------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CSSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report

INCOME COMMENTS:


EXPENSE COMMENTS:


CAPITAL ITEMS COMMENTS:

                                             Lodging Operating Statement Analysis Report
                                                           AS OF MM/DD/YY
===================================================================================================================================
PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled                 ------------
  Loan Balance/Paid to Date        ------------                                   Current Allocated Loan Amount %
 Property Name                     ------------   -------------   -------------
 Property Type                     ------------
 Property Address, City, State     ------------
 Net Rentable SF/Units/Pads,Beds   ------------                   Use second box to specify sqft.,units...
 Year Built/Year Renovated         ------------   -------------
 Cap Ex Reserve
  (annually)/per Unit.etc. (1)                                    specify annual/per unit...
                                   ------------   -------------
 Year of Operations                UNDERWRITING     MM/DD/YY       MM/DD/YY       MM/DD/YY       MM/DD/YY
 Occupancy Rate (physical)         ------------   -------------   -------------   ------------    ----------
 Occupancy Date                    ------------   -------------   -------------   ------------    ----------
 Average Daily Rate                ------------   -------------   -------------   ------------    ----------
 Rev per Avg. Room                 ------------   -------------   -------------   ------------    ----------
                                   ------------   -------------   -------------   ------------    ----------

                                   (1)  Total  $  amount  of  Capital   Reserves
                                   required annually by loan documents

===================================================================================================================================

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)   2nd prcdng)
  Period Ended                     UNDERWRITING   3RD PRECEDING   2ND PRECEDING   PRECEDING YR.   TTM/YTD(2)   YYYY-U/W    YYYY-YYYY
  Statement Classification (yr)     BASE LINE                                   (fm NOI Adj Sheet) AS OF / /    VARIANCE    VARIANCE
  Room Revenue                     ------------   -------------   -------------   ------------    ----------   --------    ---------
  Food & Beverage Revenues         ------------   -------------   -------------   ------------    ----------   --------    ---------
  Telephone Revenue                ------------   -------------   -------------   ------------    ----------   --------    ---------
  Other Departmental Revenue       ------------   -------------   -------------   ------------    ----------   --------    ---------
  Other Income                     ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*DEPARTMENTAL REVENUE              ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------

                                   (2)   Servicer   will  not  be   expected  to
                                   "Normalize" these YTD/TTM numbers.

OPERATING EXPENSES:
DEPARTMENTAL                       ------------   -------------   -------------   ------------    ----------   --------    ---------
  Room                             ------------   -------------   -------------   ------------    ----------   --------    ---------
  Food & Beverage                  ------------   -------------   -------------   ------------    ----------   --------    ---------
  Telephone Expenses               ------------   -------------   -------------   ------------    ----------   --------    ---------
  Other Dept. Expenses             ------------   -------------   -------------   ------------    ----------   --------    ---------
DEPARTMENTAL EXPENSES:             ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
DEPARTMENTAL INCOME:               ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
GENERAL/UNALLOCATED                ------------   -------------   -------------   ------------    ----------   --------    ---------
  Real Estate Taxes                ------------   -------------   -------------   ------------    ----------   --------    ---------
  Property Insurance               ------------   -------------   -------------   ------------    ----------   --------    ---------
  Utilities                        ------------   -------------   -------------   ------------    ----------   --------    ---------
  Repairs and Maintenance          ------------   -------------   -------------   ------------    ----------   --------    ---------
  Franchise Fee                    ------------   -------------   -------------   ------------    ----------   --------    ---------
  Management Fees                  ------------   -------------   -------------   ------------    ----------   --------    ---------
  Payroll & Benefits               ------------   -------------   -------------   ------------    ----------   --------    ---------
  Advertising & Marketing          ------------   -------------   -------------   ------------    ----------   --------    ---------
  Professional Fees                ------------   -------------   -------------   ------------    ----------   --------    ---------
  General and Administrative       ------------   -------------   -------------   ------------    ----------   --------    ---------
  Ground Rent                      ------------   -------------   -------------   ------------    ----------   --------    ---------
  Other Expenses                   ------------   -------------   -------------   ------------    ----------   --------    ---------
TOTAL GENERAL/UNALLOCATED          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
 OPERATING EXPENSE RATIO           ------------   -------------   -------------   ------------    ----------   --------    ---------
(=Departmental Revenue/
(Dept. Exp. + General Exp.))
*NET OPERATING INCOME              ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
  Capital Expenditures             ------------   -------------   -------------   ------------    ----------   --------    ---------
  Extraordinary Capital                                                                           ----------
   Expenditures                                                                                   ----------
TOTAL CAPITAL ITEMS                ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*NET CASH FLOW                     ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
DEBT SERVICE (PER SERVICER)        ------------   -------------   -------------   ------------    ----------   --------    ---------
*NET CASH FLOW AFTER DEBT SERVICE  ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*DSCR: (NOI/DEBT SERVICE)          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
*DSCR: (NCF/DEBT SERVICE)          ------------   -------------   -------------   ------------    ----------   --------    ---------
                                   ------------   -------------   -------------   ------------    ----------   --------    ---------
SOURCE OF FINANCIAL DATA:          ------------   -------------   -------------   ------------
                                   ------------   -------------   -------------   ------------
                                   (i.e.   operating    statements,    financial
                                   statements, tax return, other)

--------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% CHANGE IN DEPT REVENUE, DEPT EXPENSES, GENERAL EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME COMMENTS:


EXPENSE COMMENTS:


CAPITAL ITEMS COMMENTS:


* Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.

                                                  LODGING NOI ADJUSTMENT WORKSHEET
                                                           AS OF MM/DD/YY
===================================================================================================================================
PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled                 ------------
  Loan Balance/Paid to Date        ------------                                   Current Allocated Loan Amount %
 Property Name                     ------------   -------------   -------------
 Property Type                     ------------
 Property Address, City, State     ------------
 Net Rentable SF/Units/Pads,Beds   ------------                   Use second box to specify sqft.,units...
 Year Built/Year Renovated         ------------   -------------
 Cap Ex Reserve
  (annually)/per Unit.etc. (1)                                    specify annual/per unit...
                                   ------------   -------------
  Year of Operations               ------------
  Occupancy Rate (physical)        ------------
  Occupancy Date                   ------------
  Average Daily Rate               ------------
  Rev per Avg. Room                ------------

                                   (1)  Total  $  amount  of  Capital   Reserves
                                   required annually by loan documents.

===================================================================================================================================

INCOME:                               YYYY                                        NOTES
                                    BORROWER      ADJUSTMENT      NORMALIZED
  Statement Classification          ACTUAL
  Room Revenue                     ----------     ----------      ----------
  Food & Beverage Revenues         ----------     ----------      ----------
  Telephone Revenue                ----------     ----------      ----------
  Other Departmental Revenue       ----------     ----------      ----------
  Other Income                     ----------     ----------      ----------
                                   ----------     ----------      ----------
DEPARTMENTAL REVENUE: (2)          ----------     ----------      ----------
                                   ----------     ----------      ----------

                                   (2) Report Departmental Revenue as EGI for CSSA Loan Periodic and Property files

OPERATING EXPENSES:                ----------     ----------      ----------
DEPARTMENTAL                       ----------     ----------      ----------
  Room                             ----------     ----------      ----------
  Food & Beverage                  ----------     ----------      ----------
  Telephone Expenses               ----------     ----------      ----------
  Other Dept. Expenses             ----------     ----------      ----------
DEPARTMENTAL EXPENSES:             ----------     ----------      ----------
                                   ----------     ----------      ----------
DEPARTMENTAL INCOME:               ----------     ----------      ----------
                                   ----------     ----------      ----------
GENERAL/UNALLOCATED                ----------     ----------      ----------
  Real Estate Taxes                ----------     ----------      ----------
  Property Insurance               ----------     ----------      ----------
  Utilities                        ----------     ----------      ----------
  Repairs and Maintenance          ----------     ----------      ----------
  Franchise Fee                    ----------     ----------      ----------
  Management Fees                  ----------     ----------      ----------
  Payroll & Benefits               ----------     ----------      ----------
  Advertising & Marketing          ----------     ----------      ----------
  Professional Fees                ----------     ----------      ----------
  General and Administrative       ----------     ----------      ----------
  Ground Rent                      ----------     ----------      ----------
  Other Expenses                   ----------     ----------      ----------
TOTAL GENERAL/UNALLOCATED          ----------     ----------      ----------      (For CSSA files, Total Expenses = Dept.
                                                                                   Exp + General Exp.)
OPERATING EXPENSE RATIO            ----------                     ----------      (=Departmental Revenue/(Dept.Exp.+ General Exp.))
                                   ----------                     ----------
*NET OPERATING INCOME              ----------                     ----------
                                   ----------                     ----------
  Capital Expenditures             ----------     ----------      ----------
  Extraordinary Capital            ----------     ----------
   Expenditures                    ----------     ----------
TOTAL CAPITAL ITEMS                ----------     ----------      ----------
                                   ----------                     ----------
*NET CASH FLOW                     ----------                     ----------
                                   ----------                     ----------
DEBT SERVICE (PER SERVICER)        ----------                     ----------
*NET CASH FLOW AFTER DEBT SERVICE  ----------                     ----------
                                   ----------                     ----------
*DSCR: (NOI/DEBT SERVICE)          ----------                     ----------
                                   ----------                     ----------
*DSCR: (NCF/DEBT SERVICE)          ----------                     ----------
                                   ----------                     ----------
SOURCE OF FINANCIAL DATA:          ----------     ----------      ----------
                                   ----------     ----------      ----------
                                   (i.e..   operating   statements,    financial
                                   statements, tax return, other)

NOTES  AND   ASSUMPTIONS:   This  report   should  be  completed   annually  for
"Normalization" of Borrower's numbers. Methodology used is per MBA/CSSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating statement Analysis Report

INCOME COMMENTS:


EXPENSE COMMENTS:


CAPITAL ITEMS COMMENTS:

     MASTER CODING LIST
                                                                                                           COMMERCIAL
                                          MULTI FAMILY    MULTI FAMILY     COMMERCIAL      COMMERCIAL      INDUSTRIAL/
                                          MULTI FAMILY     MOBILE HOME       OFFICE          RETAIL         WAREHOUSE
     REVENUE LEGEND
BR   Base Rent                                  X                               X               X               X
ER   Expense Reimbursements                                                     X               X               X
PR   Percentage Rent                                                                            X
PI   Parking Income                             X                               X
LV   Laundry & Vending                          X               X
OR   Other Income                               X               X               X               X               X
RmRv Room Rev
FBV  Food & Bev Rev/Meals
TlRv Telephone Revenue
ODR  Other Departmental Revenue
PdR  Pad Rental                                                 X
POH  Rent on Park Owned Homes                                   X
Pri  Private Pay
MED  Medicare/Medicaid
Nur  Nursing/Medical
VAC  Vacancy Loss                               X               X               X               X               X

     REVENUE LINE ITEMS
     Application Fees                          OR              OR              OR              OR              OR
     Bad Debt                               ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Base Rent                                 BR              BR              BR              BR              BR
     Beverage Revenue                       *********       *********       *********       *********       *********
     Box & Lock Sales                       *********       *********       *********       *********       *********
     Cable                                     OR              OR           *********       *********       *********
     Club House Rental                         OR              OR           *********       *********       *********
     Employee Rent                             BR              BR           *********       *********       *********
     Escalation Income                      *********          BR              BR              BR              BR
     Food Revenue/Meals                     *********       *********       *********       *********       *********
     Forfeited Security Deposits               OR              OR              OR              OR              OR
     Garage                                    PI              OR              PI              OR           *********
     Gross Rent                                BR              BR              BR              BR              BR
     Insurance Proceeds                     ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Laundry                                   LV              LV           *********       *********       *********
     Medicare/Medicaid Revenues             *********       *********       *********       *********       *********
     Mobile Home Sales                      *********       ELIMINATE       *********       *********       *********
     NSF Fees                                  OR              OR              OR              OR              OR
     NursingCare/Medical                    *********       *********       *********       *********       *********
     Other Departmental Revenues            *********       *********       *********       *********       *********
     Parking                                   PI              OR              PI              OR              OR
     Past Tenants rent                      ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Percentage Rent                        *********       *********       *********          PR           *********
     Prepaid Rent                           ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Private Pay Health Care Revenue        *********       *********       *********       *********       *********
     Reimbursments                             OR              OR              ER              ER              ER
     Rent                                      BR              BR              BR              BR              BR
     Rent Loss                              ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Room Revenue                           *********       *********       *********       *********       *********
     Sales                                     OR              OR              OR              OR           *********
     Security Deposits Collected            ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Security Deposits Returned             ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Storage                                   OR              OR              OR              OR              OR
     Tax Reimb                              *********       *********          ER              ER              ER
     Telephone Commissions                  *********       *********       *********       *********       *********
     Telephone Income                       *********       *********       *********       *********       *********
     Temporary Tenants                         OR              OR              OR              OR              OR
     Utilities                              *********       *********          ER              ER              ER
     Vacancy                                   VAC             VAC             VAC             VAC             VAC
     Vending                                   LV              LV              LV              LV              LV

     EXPENSE LEGEND
RET  Real Estate Taxes                          X               X               X               X               X
PIns Property Insurance                         X               X               X               X               X
UTL  Utilities                                  X               X               X               X               X
R&M  Repairs and Maintenance                    X               X               X               X               X
Jan  Janitorial                                                                 X               X               X
MFee Management Fees                            X               X               X               X               X
P&B  Payroll & Benefits                         X               X               X               X               X
A&M  Advertising & Marketing                    X               X               X               X               X
PFee Professional Fees                          X               X               X               X               X
G&A  General & Administrative                   X               X               X               X               X
OTHE Other Expenses                             X               X               X               X               X
GDR  Ground Rent                                X               X               X               X               X
RMSE Rooms Expense
F&B  Food & Bvg/ Meals Exp
DTEL Departmental Telephone
ODE  Other Departmental Expense
FFee Franchise Fees
TI   Tenant Improvements                                                        X               X               X
LC   Leasing Commissions                                                        X               X               X
CAPR Capital Reserves                           X               X               X               X               X

     EXPENSES
     401K                                      P&B             P&B             P&B             P&B             P&B
     Accounting Fees                          PFee            PFee            PFee            PFee            PFee
     Administrative Fee                        G&A             G&A             G&A             G&A             G&A
     Advelorem Tax                             G&A             G&A             G&A             G&A             G&A
     Advertising                               A&M             A&M             A&M             A&M             A&M
     Alarm System                              G&A             G&A             G&A             G&A             G&A
     Amortization                           ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Answering Service                         G&A             G&A             G&A             G&A             G&A
     Apartment Finder/Guide                    A&M             A&M             A&M             A&M             A&M
     Auto Repairs                              G&A             G&A             G&A             G&A             G&A
     Bad Debt                               ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Bank Charges                              G&A             G&A             G&A             G&A             G&A
     Banners                                   A&M             A&M             A&M             A&M             A&M
     Bonuses                                   P&B             P&B             P&B             P&B             P&B
     Bookkeeping Fees                         PFee            PFee            PFee            PFee            PFee
     Brochures                                 A&M             A&M             A&M             A&M             A&M
     Business License                          G&A             G&A             G&A             G&A             G&A
     Cable                                     G&A             G&A             G&A             G&A             G&A
     Cleaning                                  R&M             R&M             Jan             Jan             Jan
     Commissions                               G&A             G&A             G&A             G&A             G&A
     Computer Repairs                          G&A             G&A             G&A             G&A             G&A
     Contract Work                             P&B             P&B             P&B             P&B             P&B
     Courtesy Patrol                           G&A             G&A             G&A             G&A             G&A
     Credit Card Fees                      **********      **********      **********      **********      **********
     Credit Check                              G&A             G&A             G&A             G&A             G&A
     Depreciation                           ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Education                                 G&A             G&A             G&A             G&A             G&A
     Electrical                                R&M             R&M             R&M             R&M             R&M
     Electricity                               UTL             UTL             UTL             UTL             UTL
     Employee Benefits                         P&B             P&B             P&B             P&B             P&B
     Employee Insurance                        P&B             P&B             P&B             P&B             P&B
     Entertainment                             G&A             G&A             G&A             G&A             G&A
     Eviction Expense                          G&A             G&A             G&A             G&A             G&A
     Exterminating Service                     R&M             R&M             R&M             R&M             R&M
     FF & E Reserve                           CAPR            CAPR            CAPR            CAPR            CAPR
     FICA                                      P&B             P&B             P&B             P&B             P&B
     Financing Fees                         ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Flood Insurance                          PIns            PIns            PIns            PIns            PIns
     Floor Covering Replacement                R&M             R&M             R&M             R&M             R&M
     Franchise Fees                        **********      **********      **********      **********      **********
     Freight & Shipping                        G&A             G&A             G&A             G&A             G&A
     Gas                                       UTL             UTL             UTL             UTL             UTL
     Ground Rent                               GDR             GDR             GDR             GDR             GDR
     Hazard Liability                         PIns            PIns            PIns            PIns            PIns
     Health Benefits                           P&B             P&B             P&B             P&B             P&B
     HVAC                                      R&M             R&M             R&M             R&M             R&M
     Insurance                                PIns            PIns            PIns            PIns            PIns
     Interest                               ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Land Lease                                GDR             GDR             GDR             GDR             GDR
     Leased Equipment                          G&A             G&A             G&A             G&A             G&A
     Leasing Commissions                       LC              LC              LC              LC              LC
     Leasing Office Expense                    G&A             G&A             G&A             G&A             G&A
     Legal Fees                               PFee            PFee            PFee            PFee            PFee
     Licenses                                  G&A             G&A             G&A             G&A             G&A
     Life Insurance                         ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Loan Principal                         ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Locks/Keys                                R&M             R&M             R&M             R&M             R&M
     Maid Service                              R&M             R&M             Jan             Jan             Jan
     Make Ready                                R&M             R&M             R&M             R&M             R&M
     Management Fees                          MFee            MFee            MFee            MFee            MFee
     Manager Salaries                          P&B             P&B             P&B             P&B             P&B
     Marketing                                 A&M             A&M             A&M             A&M             A&M
     Media Commissions                         A&M             A&M             A&M             A&M             A&M
     Mileage                                   G&A             G&A             G&A             G&A             G&A
     Model Apartment                           G&A         **********      **********      **********      **********
     Newspaper                                 A&M             A&M             A&M             A&M             A&M
     Office Supplies                           G&A             G&A             G&A             G&A             G&A
     Owners Draw                            ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Painting                                  R&M             R&M             R&M             R&M             R&M
     Partnership Fees                       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Payroll Taxes                             P&B             P&B             P&B             P&B             P&B
     Permits                                   G&A             G&A             G&A             G&A             G&A
     Personal Property Taxes                   G&A             G&A             G&A             G&A             G&A
     Pest Control                              R&M             R&M             R&M             R&M             R&M
     Plumbing                                  R&M             R&M             R&M             R&M             R&M
     Pool                                      R&M             R&M         **********      **********      **********
     Printing                                  G&A             G&A             G&A             G&A             G&A
     Promotions                                A&M             A&M             A&M             A&M             A&M
     Property Insurance                       PIns            PIns            PIns            PIns            PIns
     Real Estate Taxes                         RET             RET             RET             RET             RET
     Repair Escrow                            CAPR            CAPR            CAPR            CAPR            CAPR
     Rubbish Removal                           R&M             R&M             R&M             R&M             R&M
     Salaries                                  P&B             P&B             P&B             P&B             P&B
     Scavenger                                 R&M             R&M             R&M             R&M             R&M
     Security                                  G&A             G&A             G&A             G&A             G&A
     Sewer                                     UTL             UTL             UTL             UTL             UTL
     Signage                                   A&M             A&M             A&M             A&M             A&M
     Snow Removal                              R&M             R&M             R&M             R&M             R&M
     Subscriptions/Dues                        G&A             G&A             G&A             G&A             G&A
     Telephone                                 G&A             G&A             G&A             G&A             G&A
     Temporary Help                            P&B             P&B             P&B             P&B             P&B
     Tenant Improvements                       TI              TI              TI              TI              TI
     Trash Removal                             UTL             UTL             UTL             UTL             UTL
     Travel                                    G&A             G&A             G&A             G&A             G&A
     Turnover                                  R&M             R&M             R&M             R&M             R&M
     Unemployment Insurance                    P&B             P&B             P&B             P&B             P&B
     Uniform Service                           G&A             G&A             G&A             G&A             G&A
     Utility Vehicle                           G&A             G&A             G&A             G&A             G&A
     Vehicle Lease                             G&A             G&A             G&A             G&A             G&A
     Water                                     UTL             UTL             UTL             UTL             UTL
     Worker's Comp                             P&B             P&B             P&B             P&B             P&B
     Yellow Pages                              A&M             A&M             A&M             A&M             A&M

     MASTER CODING LIST
(CONTINUED)
                                            COMMERCIAL      COMMERCIAL        LODGING       HEALTH CARE
                                             MIXED USE     SELF STORAGE       LODGING       HEALTH CARE
     REVENUE LEGEND
BR   Base Rent                                   X               X
ER   Expense Reimbursements                      X
PR   Percentage Rent                             X
PI   Parking Income                              X
LV   Laundry & Vending
OR   Other Income                                X               X               X               X
RmRv Room Rev                                                                    X
FBV  Food & Bev Rev/Meals                                                        X
TlRv Telephone Revenue                                                           X
ODR  Other Departmental Revenue                                                  X
PdR  Pad Rental
POH  Rent on Park Owned Homes
Pri  Private Pay                                                                                 X
MED  Medicare/Medicaid                                                                           X
Nur  Nursing/Medical                                                                             X
VAC  Vacancy Loss                                X               X                               X

     REVENUE LINE ITEMS
     Application Fees                           OR              OR           *********       *********
     Bad Debt                                ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Base Rent                                  BR              BR           *********       *********
     Beverage Revenue                        *********       *********          FBV          *********
     Box & Lock Sales                        *********          OR           *********       *********
     Cable                                   *********       *********       *********       *********
     Club House Rental                       *********       *********       *********       *********
     Employee Rent                           *********       *********       *********       *********
     Escalation Income                          BR              BR           *********       *********
     Food Revenue/Meals                      *********       *********          FBV             FBV
     Forfeited Security Deposits                OR              OR              OR              OR
     Garage                                     PI              OR              OR              OR
     Gross Rent                                 BR              BR           *********       *********
     Insurance Proceeds                      ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Laundry                                    LV           *********       *********       *********
     Medicare/Medicaid Revenues              *********       *********       *********          MED
     Mobile Home Sales                       *********       *********       *********       *********
     NSF Fees                                   OR              OR              OR              OR
     NursingCare/Medical                     *********       *********       *********          Nur
     Other Departmental Revenues             *********       *********          ODR             ODR
     Parking                                    PI              OR              OR              OR
     Past Tenants rent                       ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Percentage Rent                            PR           *********       *********       *********
     Prepaid Rent                            ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Private Pay Health Care Revenues        *********       *********       *********          Pri
     Reimbursments                              ER           *********       *********       *********
     Rent                                       BR              BR           *********       *********
     Rent Loss                               ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Room Revenue                            *********       *********         RmRv          *********
     Sales                                   *********       *********       *********       *********
     Security Deposits Collected             ELIMINATE       ELIMINATE       *********       *********
     Security Deposits Returned              ELIMINATE       ELIMINATE       *********       *********
     Storage                                    OR              OR           *********       *********
     Tax Reimb                                  ER           *********       *********       *********
     Telephone Commissions                   *********       *********         TIRv            TIRv
     Telephone Income                        *********       *********         TIRv            TIRv
     Temporary Tenants                          OR              OR           *********       *********
     Utilities                                  ER           *********       *********       *********
     Vacancy                                    VAC             VAC             VAC             VAC
     Vending                                    LV              LV              LV              LV

     EXPENSE LEGEND
RET  Real Estate Taxes                           X               X               X               X
PIns Property Insurance                          X               X               X               X
UTL  Utilities                                   X               X               X               X
R&M  Repairs and Maintenance                     X               X               X               X
Jan  Janitorial                                  X
MFee Management Fees                             X               X               X               X
P&B  Payroll & Benefits                          X               X               X               X
A&M  Advertising & Marketing                     X               X               X               X
PFee Professional Fees                           X               X               X               X
G&A  General & Administrative                    X               X               X               X
OTHE Other Expenses                              X               X               X               X
GDR  Ground Rent                                 X               X               X               X
RMSE Rooms Expense                                                               X
F&B  Food & Bvg/ Meals Exp                                                       X               X
DTEL Departmental Telephone                                                      X               X
ODE  Other Departmental Expense                                                  X               X
FFee Franchise Fees                                              X               X               X
TI   Tenant Improvements                         X               X
LC   Leasing Comissions                          X               X
CAPR Capital Reserves                            X               X               X               X

     EXPENSES
     401K                                       P&B             P&B             P&B             P&B
     Accounting Fees                           PFee            PFee            PFee            PFee
     Administrative Fee                         G&A             G&A             G&A             G&A
     Advelorem Tax                              G&A             G&A             G&A             G&A
     Advertising                                A&M             A&M             A&M             A&M
     Alarm System                               G&A             G&A             G&A             G&A
     Amortization                            ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Answering Service                          G&A             G&A             G&A             G&A
     Apartment Finder/Guide                     A&M             A&M             A&M             A&M
     Auto Repairs                               G&A             G&A             G&A             G&A
     Bad Debt                                ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Bank Charges                               G&A             G&A             G&A             G&A
     Banners                                    A&M             A&M             A&M             A&M
     Bonuses                                    P&B             P&B             P&B             P&B
     Bookkeeping Fees                          PFee            PFee            PFee            PFee
     Brochures                                  A&M             A&M             A&M             A&M
     Business License                           G&A             G&A             G&A             G&A
     Cable                                      G&A             G&A             G&A             G&A
     Cleaning                                   Jan             R&M             R&M             R&M
     Commissions                                G&A             G&A             G&A             G&A
     Computer Repairs                           G&A             G&A             G&A             G&A
     Contract Work                              P&B             P&B             P&B             P&B
     Courtesy Patrol                            G&A             G&A             G&A             G&A
     Credit Card Fees                       **********          G&A             G&A         **********
     Credit Check                               G&A             G&A             G&A             G&A
     Depreciation                            ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Education                                  G&A             G&A             G&A             G&A
     Electrical                                 R&M             R&M             R&M             R&M
     Electricity                                UTL             UTL             UTL             UTL
     Employee Benefits                          P&B             P&B             P&B             P&B
     Employee Insurance                         P&B             P&B             P&B             P&B
     Entertainment                              G&A             G&A             G&A             G&A
     Eviction Expense                           G&A             G&A             G&A             G&A
     Exterminating Service                      R&M             R&M             R&M             R&M
     FF & E Reserve                            CAPR            CAPR            CAPR            CAPR
     FICA                                       P&B             P&B             P&B             P&B
     Financing Fees                          ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Flood Insurance                           PIns            PIns            PIns            PIns
     Floor Covering Replacement                 R&M             R&M             R&M             R&M
     Franchise Fees                         **********         FFee            FFee         **********
     Freight & Shipping                         G&A             G&A             G&A             G&A
     Gas                                        UTL             UTL             UTL             UTL
     Ground Rent                                GDR             GDR             GDR             GDR
     Hazard Liability                          PIns            PIns            PIns            PIns
     Health Benefits                            P&B             P&B             P&B             P&B
     HVAC                                       R&M             R&M             R&M             R&M
     Insurance                                 PIns            PIns            PIns            PIns
     Interest                                ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Land Lease                                 GDR             GDR             GDR             GDR
     Leased Equipment                           G&A             G&A             G&A             G&A
     Leasing Commissions                        LC              LC          **********      **********
     Leasing Office Expense                     G&A             G&A             G&A             G&A
     Legal Fees                                PFee            PFee            PFee            PFee
     Licenses                                   G&A             G&A             G&A             G&A
     Life Insurance                          ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Loan Prncipal                           ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Locks/Keys                                 R&M             R&M             R&M             R&M
     Maid Service                               Jan         **********      **********          R&M
     Make Ready                                 R&M             R&M             R&M             R&M
     Management Fees                           MFee            MFee            MFee            MFee
     Manager Salaries                           P&B             P&B             P&B             P&B
     Marketing                                  A&M             A&M             A&M             A&M
     Media Commissions                          A&M             A&M             A&M             A&M
     Mileage                                    G&A             G&A             G&A             G&A
     Model Apartment                        **********      **********      **********      **********
     Newspaper                                  A&M             A&M             A&M             A&M
     Office Supplies                            G&A             G&A             G&A             G&A
     Owners Draw                             ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Painting                                   R&M             R&M             R&M             R&M
     Partnership Fees                        ELIMINATE       ELIMINATE       ELIMINATE       ELIMINATE
     Payroll Taxes                              P&B             P&B             P&B             P&B
     Permits                                    G&A             G&A             G&A             G&A
     Personal Property Taxes                    G&A             G&A             G&A             G&A
     Pest Control                               R&M             R&M             R&M             R&M
     Plumbing                                   R&M             R&M             R&M             R&M
     Pool                                   **********      **********          R&M             R&M
     Printing                                   G&A             G&A             G&A             G&A
     Promotions                                 A&M             A&M             A&M             A&M
     Property Insurance                        PIns            PIns            PIns            PIns
     Real Estate Taxes                          RET             RET             RET             RET
     Repair Escrow                             CAPR            CAPR            CAPR            CAPR
     Rubbish Removal                            R&M             R&M             R&M             R&M
     Salaries                                   P&B             P&B             P&B             P&B
     Scavenger                                  R&M             R&M             R&M             R&M
     Security                                   G&A             G&A             G&A             G&A
     Sewer                                      UTL             UTL             UTL             UTL
     Signage                                    A&M             A&M             A&M             A&M
     Snow Removal                               R&M             R&M             R&M             R&M
     Subscribtions/Dues                         G&A             G&A             G&A             G&A
     Telephone                                  G&A             G&A             G&A             G&A
     Temporary Help                             P&B             P&B             P&B             P&B
     Tenant Improvements                        TI              TI              TI              TI
     Trash Removal                              UTL             UTL             UTL             UTL
     Travel                                     G&A             G&A             G&A             G&A
     Turnover                                   R&M             R&M             R&M             R&M
     Unemployment Insurance                     P&B             P&B             P&B             P&B
     Uniform Service                            G&A             G&A             G&A             G&A
     Utility Vehicle                            G&A             G&A             G&A             G&A
     Vehicle Lease                              G&A             G&A             G&A             G&A
     Water                                      UTL             UTL             UTL             UTL
     Worker's Comp                              P&B             P&B             P&B             P&B
     Yellow Pages                               A&M             A&M             A&M             A&M

                                   SCHEDULE 1

                        COMPUTERIZED DATABASE INFORMATION
                        ---------------------------------

                                FIELD
                                Identification Number
                                Property Type
                                Property City and State
                                Year Built
                                Year Renovated
                                Occupancy Rate as Of ___
                                Total Square Feet
                                Number of units
                                Original Principal Balance
                                Prepayment Premium
                                Note Rate
                                Annual Debt Service
                                Current DSCR
                                Appraised Value (MAI)
                                Cut-off LTV (MAI)
                                LTV at Maturity (MAI)
                                Annual Reserves per Square Foot/Unit
                                Origination Date
                                Maturity Date
                                (Original) Loan Balance Per SF or Per Unit
                                Current Unpaid Principal Balance
                                1999 Actual or Rolling 12 Month NOI
                                Actual Current Annual Net Operating Income
                                Current Statement Date
                                Originator

                                   SCHEDULE 2
                                   ----------


                    Mortgage Loans Containing Additional Debt



# AND % OF MORTGAGE LOANS WHICH PERMIT ADDITIONAL SUB DEBT FOR FFE:
Embassy Suites Atlanta-Buckhead
Embassy Suites San Francisco

# AND % OF LOANS WHICH PLEDGED OWNERSHIP INTERESTS IN BORROWER TO SECURE PRINCIPALS
Pike Plaza II
Pike Plaza III

# AND % OF LOANS WHICH PLEDGED EQUITY INTERESTS IN RELATED BORROWER AS PARTIAL SECURITY
Cross County Plaza

                                   SCHEDULE 3
                                   ----------


       Mortgage Loans which represent over 2% of the Initial Pool Balance



                                                             % OF
                                                         INITIAL POOL
 ID                    Property Name                       Balance
 --                    -------------                     ------------
 1   111 Livingston Street                                  5.89%
 6   32-42 Broadway                                         5.41%
 38  Embassy Suites Atlanta (Buckhead)                      5.17%
 32  Cross County Plaza                                     4.41%
 35  Eastern Beltway Center (6)                             3.82%
 39  Embassy Suites San Francisco                           3.55%
 53  Pacific Place                                          3.52%
 47  Mansions by the Lake                                   3.38%
 20  AEC II - Windsor Pines Apartments                      3.05%
 29  Civic Center Plaza (5)                                 2.98%
 75  Waters Office Park                                     2.84%
 9   75 Maiden Lane                                         2.57%
 81  Yorkshire Plaza                                        2.53%
 11  AEC II - Arbor Landings I & II                         2.53%
 17  AEC II - The Residence at Barrington                   2.19%
 65  Shops at Clark's Pond                                  2.17%

                                   SCHEDULE 4
                                   ----------


             Mortgage Loans which Initially Pay Interest Only



                                        REMAINING
                                      INTEREST-ONLY
 ID          Property Name            PERIOD (MOS.)
 --          -------------            -------------
 7   333 East 34th Street                  119
 48  Mountain Creek Apartments              24
 50  Newport Cove Apartments                24
 61  Riviera Ranch Apartments               24
 78  Whispering Lakes Apartments            24
 29  Civic Center Plaza (5)                 22

                                   SCHEDULE 5
                                   ----------


                  Mortgage Loans which are Not Defeasance Loans



                            ALL LOANS ARE DEFEASANCE